As filed with the Securities and Exchange Commission on October 31, 2003.

                                              Registration No. 333-107800

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 Amendment No. 1


                                       to
                                    FORM SB-2

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             USA TECHNOLOGIES, INC.

             (Exact Name of Registrant as Specified in its Charter)




      Pennsylvania                 7359                     23-2679963
      ------------                 ----                     ----------
    (State or other    (Primary Standard Industrial      (I.R.S. Employer
    jurisdiction of    Classification Code Number)      Identification No.)
   incorporation or
     organization)


                          100 Deerfield Lane, Suite 140
                           Malvern, Pennsylvania 19355
              (Address of principal executive offices and zip code)


                              George R. Jensen, Jr.
                             Chief Executive Officer
                             USA Technologies, Inc.
                          100 Deerfield Lane, Suite 140
                           Malvern, Pennsylvania 19355
                                 (610) 989-0340
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            Douglas M. Lurio, Esquire
                            Lurio & Associates, P. C.
                               One Commerce Square
                         2005 Market Street, Suite 2340
                           Philadelphia, PA 19103-7015
                                 (215) 665-9300

                Approximate date of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

==============================================================================
                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------

Title of each
class of                             Proposed        Proposed
Securities     Amount              Maximum         Maximum        Amount of
to be          to be               Offering Price  Aggregate      Registration
Registered     Registered          Per Unit(5)     Offering Price Fee
----------    ------------        ---------------  -------------  ------------
Common Stock,
no par value   5,000,000 shares(1)    $ .40          $ 2,000,000    $  161.80
               2,500,000 shares(2)    $ .40          $ 1,000,000    $   80.90
               5,149,748 shares(3)    $ .40          $ 2,059,899    $  166.64
              85,601,130 shares(4)    $ .40          $34,240,452    $2,770.05
                                                     -----------    ----------
Total         98,250,878 shares                      $39,300,351    $3,179.39(6)
                                                     ===========    ==========

(1) Represents 4,000,000 shares underlying warrants granted to and 1,000,000 shares issued to Steve Illes.
(2)  Represents 2,500,000 shares issued to Providence Asset Management.
(3) Represents 2,574,874 shares issued to, and 2,574,874 shares underlying warrants granted to, the holders of our senior notes who elected to receive these securities in lieu of cash interest payments due for the calendar quarters ended June 30, 2002, September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003.
(4) Represents shares issued to the investors in our 2003-A private placement offering.
(5) Pursuant to Rule 457(c), the registration fee has been calculated at the average of the bid and asked price within 5 days prior to the date of the filing of the registration statement. The registration statement filed on August 8, 2003 covered an additional 9,000,000 shares underlying a warrant issued to La Jolla Cove Investors, Inc. This warrant was cancelled in October 2003 and these shares are no longer included in this registration statement.
(6) A filing fee of $3,179.39 was paid in connection with the filing of the registration statement on August 8, 2003.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission ("SEC") is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS


                             USA TECHNOLOGIES, INC.
                        98,250,878 shares of Common Stock


                                  THE OFFERING


The resale of up to 98,250,878 shares of common stock in the over-the- counter market at the prevailing market price or in negotiated transactions. We will receive no proceeds from the sale of the shares by the selling shareholders. However, we will receive proceeds from the sale of shares issuable upon the exercise of warrants or options by the selling shareholders. Because the selling shareholders will offer and sell the shares at various times, we have not included in this prospectus information about the price to the public of the shares or the proceeds to the selling shareholders.

Our common stock is included for quotation on the over-the-counter bulletin board under the symbol "USTT." The closing bid price for the common stock on October 22, 2003 was $.30 per share.

In addition to the shares offered by this prospectus, we are concurrently offering for resale by other selling shareholders 155,369,356 shares through two additional prospectuses.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. Please refer to Risk Factors beginning on Page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 31, 2003.


                                TABLE OF CONTENTS



Prospectus Summary ..................................    5
Risk Factors ........................................    7
Use of Proceeds .....................................   13
Managements Discussion And Analysis of
  Financial Condition And Results
  of Operations .....................................   13
Business ............................................   26
Management ..........................................   35
Principal Shareholders ..............................   41
Certain Transactions ................................   45
Selling Shareholders ................................   46
Market for Common Stock .............................   69
Description of Securities ...........................   70
Plan of Distribution ................................   76
Legal Matters .......................................   77
Experts .............................................   77
Financial Statements ................................  F-1

                               PROSPECTUS SUMMARY

OUR COMPANY


USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was founded in January 1992. The Company is a developer and supplier of cashless payment and control network systems and provider of related services. The Company's patented technologies include networked cashless transaction solutions and point of purchases devices. In May 2002, the Company completed the acquisition of Stitch Networks Corporation, a Delaware corporation ("Stitch"), and operates Stitch as a wholly owned subsidiary of the Company. Stitch also is a developer and supplier of cashless payment and control network technologies. Through the acquisition of substantially all of the assets of Bayview Technology Group, LLC (Bayview) in July 2003, the Company now designs and manufactures patented energy conservation devices for equipment such as laser printers, monitors, office peripherals, refrigerated vending machines and glass front merchandisers (referred to as slide or visi coolers).




OUR BUSINESS

The Company's point of purchase device, called e-Port or TransAct, facilitates the monitor and control, the cashless payment of product and/or services and the collection of sales and inventory data for the host equipment it is connected to or embedded in. Examples of host equipment include copiers, faxes, personal computers, printers, vending machines and kiosks. Our customers connect these devices to a network, developed and operated by the Company, which further facilitates the control and monitoring, the settlement of cashless payments and the reporting of sales and inventory data collected at the point of purchase. The Company's systems support multiple cashless payments methods, such as payments via credit/debit cards, smart cards, Radio Frequency Identification
(RFID), Personal Identification Numbers (PINs), and cellular telephones.


Revenue from the sale of equipment is recognized on the terms of freight-on-board shipping point, or upon installation and acceptance of the equipment if installation services are purchased for the related equipment. Transaction processing revenue is recognized upon the usage of the Company's cashless payment and control services and network. Service fees for access to the Company's equipment and network are recognized on a monthly basis. Product revenues are recognized from the sale of products from the Company's vending machines upon purchase and acceptance by the vending customer. Product revenues recognized from the sale of energy conservation products are recognized when shipped to the customer.


OUR MARKET

The Company has focused on the Vending, Kiosk and Office Equipment industries in which to sell its networked, cashless payment systems, and has developed product offerings in each of these channels. The Company markets and sells its product and services directly to the owner, operator of the equipment and/or to equipment distributors and resellers established in each of the respective markets.

Vending/Kiosk: The Company offers several variations of e-Port to the vending or kiosk industry such as an audit only device and an audit device coupled with cashless payment capabilities. Audit only devices allow the operator of the vending machine to remotely monitor the sales, inventory and diagnostic information of the machine it is embedded into. In addition, our point of purchase device allows the operator of the machine to offer their customers an alternative payment method to cash when purchasing product. Another variation of our e-Port product is our multi-media device. The multi-media e-Port client product is equipped with both the audit and cashless payment features, referred to above, but also includes the capability of displaying interactive advertising and content via a LCD color touch screen. Information obtained at the vending machine by our e-Port client device is transferred back to our network and made available to the operator via the Internet or email.


Office Equipment: The TransAct can be sold separately and connected to office equipment already owned by the purchaser or it can be coupled with office equipment sold by the Company. The combined TransAct and office equipment product is called the Business Express and is sold to hotels wishing to provide their guests with 24x7x365 access to business center services. The same benefits of remote sales and inventory data monitoring, as described above, are available from the TransAct or Business Express product.

Energy Conservation Products

With the acquisition of Bayview in July 2003, the Company has acquired the following additional products:


- VendingMiser(TM)installs in a cold drink vending machine and reduces the power consumption of the vending machine by an average of 46%;

-   CoolerMiser   reduces  the  energy  used  by  sliding  glass  or  pull  open glass-front coolers that contain non-perishable goods;

- SnackMiser reduces the amount of electricity used by non-refrigerated snack vending machines;

- MonitorMiser Plus is a computer monitor power controller. It works with all operating systems and performs by powering down the monitor based upon keyboard or mouse activity;

- LaserMiser provides energy conservation to laser printers, shutting them down when they are idle. It is a plug-and-play device that is software transparent and capable of handling any laser printer with a parallel or serial connection;

- Internal VendingMiser (IVM) is the second generation of the VendingMiser in development. It installs into cold drink vending machines and has the capability to control the cooling system and the advertising lights separately.



Research and Development Costs

The Company continuously pursues new product offerings related to our existing technology and accordingly invests resources and capital in research and development. For the years ended June 30, 2003 and 2002, the Company expensed approximately $1,505,000 and $1,187,000, respectively for the development of our proprietary technology and is reflected in general and administrative expense in the accompanying consolidated financial statements.

ABOUT OUR OFFERING

Our selling shareholders are as of the date of this prospectus as follows:

* holders of 91,676,004 shares

* holders of unexercised warrants which if exercised would represent shares (based upon the price of our shares of $.30 on October 22, 2003, all of these warrants have exercise prices less than this share price)
6,574,874

* holders of senior notes which if converted would represent 31,359,347 shares

Based upon the shares outstanding as of June 30, 2003 of 218,741,042 if all of these warrants are exercised, and all of these shares are deemed to be issued and outstanding , we would have 232,280,964 shares outstanding.

These shares would be offered by our selling shareholders at the market price at the time of resale. Our selling shareholders may also sell their shares to other investors in a transaction not on the open market. There is no requirement that our selling shareholders sell their shares pursuant to this prospectus.

We will not receive any of the proceeds raised by the offering. We would receive proceeds from the exercise by the selling shareholders of the warrants or options referred to above.

                                  RISK FACTORS

An investment in our common stock is very risky. You should be aware that you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully consider the following risk factors and the other information contained in this prospectus.

1. We have a history of losses since inception and if we continue to incur losses the price of our shares can be expected to fall.


We have experienced losses since inception. We expect to continue to incur losses for the foreseeable future as we expend substantial resources on sales, marketing, and research and development of our products. From our inception through June 30, 2003, our cumulative losses are $75.2 million. For our fiscal years ended June 30, 2002 and 2003, we have incurred net losses of $17,314,807, and $21,965,499 respectively. If we continue to incur losses, the price of our common stock can be expected to fall.

2. Our existence is dependent on our ability to raise capital which may not be available.

There is currently limited experience upon which to assume that our business will prove financially profitable or generate more than nominal revenues. From inception, we have generated funds primarily through the sale of securities. There can be no assurances that we will be able to continue to sell additional securities. We expect to raise funds in the future through sales of our debt or equity securities until such time, if ever, as we are able to operate profitably. There can be no assurance given that we will be able to obtain funds in such manner or on terms that are beneficial to us. We are currently using funds in our operations on a monthly basis of approximately $750,000 and would require funds from the sales of securities of approximately $9,000,000 to fund our operations for the next twelve months. Our inability to obtain needed funding can be expected to have a material adverse effect on our operations and our ability to achieve profitability. If we fail to generate increased revenues or fail to sell additional securities you may lose all or a substantial portion of your investment.

3. We received an opinion from our auditor which raises substantial doubt about our ability to continue as a going concern.

Our auditors, Ernst and Young, LLP, have included an explanatory paragraph in their report on our June 30, 2003 consolidated financial statements indicating that as of June 30, 2003, there is substantial doubt about our ability to continue as a going concern. We will require additional funds in the future, and there can be no assurance that any independent auditors` report on our future financial statements will not include a similar explanatory paragraph if we are unable to raise sufficient funds or generate sufficient cash from operations to cover the cost of our operations. The existence of the explanatory paragraph may adversely affect our relationship with prospective customers, suppliers and potential investors, and therefore could have a material adverse effect on our business, financial condition and results of operations.

4. We depend on our key personnel and if they would leave us, our business could be adversely affected.

We are dependent on key management personnel, particularly the Chairman and Chief Executive Officer, George R. Jensen, Jr. The loss of services of Mr. Jensen or other executive officers would dramatically affect our business prospects. Certain of our employees are particularly valuable to us because:

o        they have specialized knowledge about our company and operations;

o        they have specialized skills that are important to our operations; or

o        they would be particularly difficult to replace.

We have entered into an employment agreement with Mr. Jensen that expires in June 30, 2005. We have also entered into employment agreements with other executive officers, each of which contain non-compete agreements. We have obtained a key man life insurance policy in the amount of $2,000,000 on Mr. Jensen, and a key man life insurance policy in the amount of $1,000,000 on our Vice-President-Research and Development, Haven Brock Kolls, Jr.

We do not have and do not intend to obtain key man life insurance coverage on any of our other executive officers. As a result, we are exposed to the costs associated with the death of these key employees.

5. USA's dependence on proprietary technology and limited ability to protect our intellectual property may adversely affect our ability to compete.

A successful challenge to our ownership of our technology could materially damage our business prospects. Our technology may infringe upon the proprietary rights of others. Our success is dependent in part on our ability to obtain patent protection for our proprietary products, maintain trade secret protection and operate without infringing the proprietary rights of others.


To date, we have 35 pending patent applications, and intend to file applications for additional patents covering our future products, although there can be no assurance that we will do so. In addition, there can be no assurance that we will maintain or prosecute these applications. The United States Government granted us forty-five patents as of September 30, 2003. See "Business - Patents, Trademarks and Proprietary Information." There can be no assurance that:


o        any of the remaining patent applications will be granted to us;

o we will develop additional products that are patentable or do not infringe the patents of others;

o any patents issued to us will provide us with any competitive advantages or adequate protection for our products;

o any patents issued to us will not be challenged, invalidated or circumvented by others; or

o        any of our products would not infringe the patents of others.


If any of the products are found to have infringed any patent, there can be no assurance that we will be able to obtain licenses to continue to manufacture and license such product or that we will not have to pay damages as a result of such infringement. Even if a patent application is granted for any of our products, there can be no assurance that the patented technology will be a commercial success or result in any profits to us.

6. Competition from others with greater resources could prevent USA from increasing revenue and achieving profitability.

Competition from other companies which are well established and have substantially greater resources may reduce our profitability. Many of our competitors have established reputations for success in the development, sale and service of high quality products. We face competition from the following groups:

o companies offering automated, credit card activated control systems in connection with facsimile machines, personal computers, debit card purchase/revalue stations, and use of the Internet and e-mail which directly compete with our products. See "Business-Competition";


o companies which have developed unattended, credit card activated control systems currently used in connection with public telephones, prepaid telephone cards, gasoline dispensing machines, or vending machines and are capable of developing control systems in direct competition with USA; and


o businesses which provide access to the Internet and personal computers to hotel guests. Although these services are not credit card activated, such services would compete with USA's Business Express(R).

Competition may result in lower profit margins on our products or may reduce potential profits or result in a loss of some or all of our customer base. To the extent that our competitors are able to offer more attractive technology, our ability to compete could be adversely affected.

7. The termination of any of our relationships with third parties upon whom we rely for supplies and services that are critical to our products could adversely affect our business and delay achievement of our business plan.

We depend on arrangements with third parties for a variety of component parts used in our products. We have contracted with RadiSys Corporation and Masterwork Electronics to assist us to develop and manufacture our e-Port(TM) products. For other components, we do not have supply contracts with any of our third-party suppliers and we purchase components as needed from time to time. See "Business-Procurement". We have contracted with IBM to develop our network services so that these services are Internet capable as well as interact with our proposed media capable e-Post(TM). We have contracted with IBM to host our network in a secure, 24/7 environment to ensure reliability of our network services. If these business relationships are terminated, the implementation of our business plan may be delayed until an alternative supplier or service provider can be retained. If we are unable to find another source or one that is comparable, the content and quality of our products could suffer and our business, operating results and financial condition could be harmed.

8. We do not expect to pay cash dividends in the foreseeable future and therefore investors should not anticipate cash dividends on their investment.

The holders of our common stock and series A preferred stock are entitled to receive dividends when, and if, declared by our board of directors. Our board of directors does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, we have not paid any cash dividends on the common stock or series A preferred stock. Although we issued a special stock dividend in August 1995 consisting of one-third of a share of common stock for each share of outstanding series A preferred stock, there can be no assurance that cash dividends will ever be paid on the common stock.


In addition, our articles of incorporation prohibit the declaration of any dividends on the Common Stock unless and until all unpaid and accumulated dividends on the Series A preferred stock have been declared and paid. Through June 30, 2003, the unpaid and cumulative dividends on the series A preferred stock equal $5,913,107. The unpaid and cumulative dividends on the series A preferred stock are convertible into shares of common stock at the rate of $10.00 per share at the option of the shareholder. Through June 30, 2003, $2,662,004 of unpaid and cumulative dividends on the Series A Preferred Stock were converted into 286,377 shares of common stock. See "Description of Securities-Series A Convertible Preferred Stock." This registration statement does not cover the shares issued by us upon conversion of the dividends on our preferred stock.


9. We may fail to gain widespread market acceptance of our products and not generate sufficient revenues or profit margins to become successful.


There can be no assurance that demand for our products will be sufficient to enable us to become profitable. Likewise, no assurance can be given that we will be able to install the TransActs and e-Ports at enough locations or sell equipment utilizing our network to enough locations to achieve significant revenues or that our operations can be conducted profitably. Alternatively, the locations which would utilize the network may not be successful locations and our revenues would be adversely affected. We may in the future lose locations utilizing our products to competitors, or may not be able to install our products at competitor's locations. In addition, there can be no assurance that our products could evolve or be improved to meet the future needs of the market place.

10. The lack of an established trading market may make it difficult to transfer our stock and you may not be able to sell your shares on our trading market.


Our Common Stock is traded on the OTC Bulletin Board. Although there is limited trading in the Common Stock, there is no established trading market. Until there is an established trading market, holders of the common stock may find it difficult to dispose of, or to obtain accurate quotations for the price of the common stock. See "Description of Securities - Shares Eligible For Future Sale" and "Market For Common Stock."


11. There are rules governing low-priced stocks that may make it more difficult for you to resell your shares.

Our common stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our shares to certain investors.


Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to:

- make a suitability determination prior to selling penny stock to the purchaser;

- receive the purchaser's written consent to the transaction; and - provide certain written disclosures to the purchaser.


- These rules may affect the ability of broker-dealers to make a market in or trade our shares. This, in turn, may affect your ability to resell those shares in the public market.

12. The substantial market overhang of our shares and registered resales under this prospectus will tend to depress the market price of our shares.

The substantial number of our shares currently eligible for sale in the open market will tend to depress the market price of our shares. See "Description of Securities--Shares Eligible for Future Sale" and "Market for Securities". As of June 30, 2003, these shares consisted of the following:


-        218,741,042 shares of Common Stock

-        524,492 shares of Preferred Stock

-        22,511,034 shares  underlying Common Stock options and warrants;  and

-        31,359,347 shares underlying our Convertible Senior Notes.


13. Sales of shares eligible for future sale from exercise of warrants and options could depress the market price of our common stock.


We presently have issued and outstanding options to purchase 2,907,485 shares of our common stock and warrants to purchase 62,127,724 shares. The shares underlying all of these options and warrants have been registered and may be freely sold upon issuance. Market sales of large amounts of our common stock, or the potential for those sales even if they do not actually occur, may have the effect of depressing the market price of our common stock. In addition, if our future financing needs require us to issue additional shares of common stock or securities convertible into common stock, the supply of common stock available for resale could be increased which could stimulate trading activity and cause the market price of our common stock to drop, even if our business is doing well.

14. Our subsidiary Stitch Networks is currently in default on a bank loan which may affect our liquidity and our ability to raise capital.

Since March 2003, our subsidiary, Stitch Networks has been in default under a bank loan in the amount of approximately $167,000 for non-payment of this amount to the bank. To date, the bank has not taken any legal action to collect the amount due. The obligation due to the bank is secured by the accounts receivable of Stitch Networks. The continuing failure of Stitch to pay the bank could affect our ability to raise equity capital in the future. If we cannot negotiate a satisfactory payment arrangement with the bank, we intend to pay off this debt in full from working capital. In addition, when Stitch is required to repay the amount due, the funds required to repay the bank would adversely affect our liquidity.

15. We are obligated to make substantial principal and interest payments to the holders of the Senior Notes which may not be available or would use our available working capital.

As of June 30, 2003, we have approximately $1,486,000 of unsecured senior notes due on December 31, 2003, approximately $1,279,105 of unsecured senior notes due on December 31, 2004, approximately $3,526,150 of unsecured notes due on December 31, 2005, approximately $3,215,500 of unsecured notes due on December 31, 2006, and approximately $3,040,063 of unsecured notes due on December 31, 2007. These notes accrue cash interest at the rate of twelve percent (12%) per year. We are required to make quarterly interest payments totaling approximately $376,000, or $1,505,000 each year.

As of September 30, 2003, we have approximately $370,000 of unsecured senior notes due on December 31, 2003, approximately $571,009 of unsecured senior notes due on December 31, 2004, approximately $3,426,150 of unsecured notes due on December 31, 2005, approximately $3,156,000 of unsecured notes due on December 31, 2006, and approximately $3,523,492 of unsecured notes due on December 31, 2007. These notes accrue cash interest at the rate of twelve percent (12%) per year. We are required to make quarterly interest payments totaling approximately $331,400, or $1,325,000 each year.

Until the Senior Notes have been paid by us, they will be reflected as a liability on our financial statements, net of the related unamortized discount and other issuance costs.

Our ability to satisfy the debt obligations is dependent on our future performance, the success of our product lines and on our ability to raise capital. Our performance is also subject to financial, business and market factors affecting our business and operations.

We anticipate that the Senior Notes will be paid from cash from operations, as well as proceeds from securities offerings. However, there can be no assurance that we will meet our obligations to pay quarterly interest on or the principal amount of the senior notes at maturity. The payment of the interest and principal on these notes would utilize our available working capital which would not be available for other purposes.

         16. Our exchange of New Senior Notes to our 2004 Senior Note holders may have been in violation of the registration provisions of the securities laws. As a result, certain of our note holders may be granted the right to rescind the exchange and demand the return of their old note to them by us which matures in December 2004. The repayment of these notes in December 2004 would adversely affect our liquidity.

         The holders of $4,067,491 of our Senior Notes due December 31, 2007, may have a right to rescind the exchange of these notes for notes originally due December 31, 2004, and demand that we return to them the $4,067,491 of notes due December 31, 2004. During the period from March 2003 through September 2003, we granted to each holder of the notes due December 31, 2004 the right to extend the notes until December 31, 2007 and in such event agreed that the conversion rate of the note would be reduced from $.40 to $.20. On April 14, 2003 we filed a Registration Statement which included the shares underlying the 2007 notes. Because the exchange offering was not completed prior to the filing of this registration statement, the exchange offer may be deemed to have been in violation of the registration requirements of Section 5 of the Act. As a result, we removed all of the shares underlying the 2007 Notes from that registration statement. Generally, the statute of limitations for this type of claim is one year after the date of the alleged violations and if successful, would entitle the Note holders to rescind the issuance of the new notes to them and demand a return of the 2004 Senior Notes. If all of the note holders demanded the return of their notes, we would be obligated to repay the $4,067,491 principal amount on December 31, 2004 rather than on December 31, 2007. This repayment could significantly exceed our cash reserves and require us to borrow funds and would materially and adversely affect our results of operations and financial condition.



                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sales of our Common Stock by the selling shareholders. The list of the selling shareholders entitled to receive the net proceeds from any sales of our common stock begins on page 46 of this prospectus. We will, however, receive proceeds from the exercise of any warrants by the selling shareholders.

As of the date of this prospectus, we would receive $914,975 of proceeds from the exercise of all these warrants at the stated exercise price. Because all of these warrants have exercise prices of less than $.21 per share, all of these warrants are in the money as of the date of this prospectus.


                     MANAGEMENTS DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES

GENERAL

The  preparation  of  consolidated   financial  statements  in  conformity  with
accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates. We believe the policies and estimates related to revenue recognition, software development costs, impairment of long-lived assets, goodwill and intangible assets, and investments represent our critical accounting policies and estimates. Future results may differ from our estimates under different assumptions or conditions.

REVENUE RECOGNITION

Revenue from the sale of equipment is recognized on the terms of freight-on-board shipping point, or upon installation and acceptance of the equipment if installation services are purchased for the related equipment. Transaction processing revenue is recognized upon the usage of the Company's cashless payment and control network. Service fees for access to the Company's equipment and network services are recognized on a monthly basis. Product revenues are recognized from the sale of products from Company owned vending machines when there is purchase and acceptance by the vending customer. Customers have the ability to return vending products for a full refund. The Company estimates an allowance of product returns at the date of sale. Product revenue recognized from the sale of energy conservation products are recognized when shipped to the customer.

SOFTWARE DEVELOPMENT COSTS

The Company capitalizes software development costs pursuant to Statement of Financial Accounting Standards No. 86 (SFAS No. 86), "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", after technological feasibility of the software is established and through the product's availability for general release to the Company's customers. All costs incurred in the research and development of new software and costs incurred prior to the establishment of technological feasibility are expensed as incurred. Amortization of software development costs commences when the product becomes available for general release to customers. Amortization of software development costs is calculated as the greater of the amount computed using (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues of that product or (ii) the straight-line method over the remaining estimated economic life of the product. The Company reviews the unamortized software development costs at each balance sheet date and, if necessary, will write down the balance to net realizable value if the unamortized costs exceed the net realizable value of the asset. During May 2000, the Company reached technological feasibility for the development of the multi-media e-Port client product and related enhanced network and, accordingly, the Company commenced capitalization of software development costs related to this product and network. Costs capitalized through 2002 were $5.1 million, which included capitalized interest of approximately $493,000, pursuant to SFAS No. 34, "Capitalization of Interest Costs".

During the fourth quarter of fiscal 2002, the multi-media e-Port(TM) client product and enhanced network became available for general release to the Company's customers. The multimedia e-port(TM) client product is equipped with both the audit and cashless payment features, but also includes the capability of displaying interactive advertising and content via a LCD screen. During this quarter, Management performed an evaluation of the commercial success and preliminary market acceptance of the multi-media e-Port(TM) client product and enhanced network and as a result of this evaluation the Company determined that the estimated future revenues less costs to complete and dispose of the multi-media e-Port client product was zero. Therefore, the Company wrote down $2,663,000 of software development costs related to the multi-media e-Port client product. The unamortized balance of the software development costs after the impairment charge is being amortized over an estimated useful life of two years. Amortization expense was approximately $1,331,000 during the year ended June 30, 2003 and $2,996,000 during the year ended June 30, 2002 (including the above impairment adjustment of $2,663,000.) Such amortization is reflected in cost of sales in the accompanying consolidated statements of operations.


IMPAIRMENT OF LONG LIVED ASSETS


The Company adopted SFAS No. 144 on July 1, 2002. In accordance with SFAS No. 144, the Company reviews its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. During the fourth quarter of fiscal year 2003, the Company reviewed certain long-lived assets (vending machines) and determined that such assets were impaired. These vending machines were used and intended use in the Company's Kodak Program to sell disposable cameras and film. Management determined that it was more likely than not that the vending machines would be disposed of before the end ot their previously estimated useful lives. The estimated undiscounted cash flows for this group of assets was less than the carrying value of the related assets. As a result, the Company recorded a charge of approximately $321,000 representing the difference between the fair value as determined from a quoted market price and carrying value of the group of assets. Such amount is reflected in depreciation expense in the 2003 consolidated statement of operations.

GOODWILL AND INTANGIBLE ASSETS

On July 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 (SFAS No. 142) "Goodwill and other Intangible Assets," under which Goodwill is no longer permitted to be amortized to earnings, but instead is subject to periodic testing for impairment. Intangible assets with finite lives will continue to be amortized over their estimated useful lives. Although the Company did not adopt Statement No. 142 until fiscal year 2003, the non-amortization provisions of Statement No. 142 for combinations initiated after June 30, 2001 were applicable for the Company effective July 1, 2001.

Under SFAS No. 142, the Company tested goodwill for impairment during fiscal year 2003 using the transitional two-step process prescribed by SFAS No. 142. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of the Company with its net book value (or carrying amount), including goodwill. If the fair value of the Company exceeds its carrying amount, goodwill is considered not impaired and the second step of the impairment test is unnecessary. If the carrying amount of the Company exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the Company's goodwill with the carrying amount of that goodwill. If the carrying amount of the Company's goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. Determining the fair value of the Company under the first step of the goodwill impairment test and determining the fair value of individual assets and liabilities of a the Company (including unrecognized intangible assets) under the second step of the goodwill impairment test is judgmental in nature and often involves the use of significant estimates and assumptions. Similarly, estimates and assumptions are used in determining the fair value of other intangible assets. These estimates and assumptions could have a significant impact on whether or not an impairment charge is recognized and also the magnitude of any such charge. To assist in the process of determining goodwill impairment, the Company performed an internal valuation and estimated fair value using a discounted cash flow analysis. This approach uses significant estimates and assumptions, which include projected future cash flows (including timing), discount rate reflecting the risk inherent in future cash flows and a perpetual growth rate.

The Company performed an annual impairment test of goodwill as of April 1, 2003, as prescribed by SFAS and concluded that there were no impairment indicators. The Company will perform the impairment tests required under SFAS No. 142 on an annual basis unless other indicators are present.

INVESTMENT

The Company's accounts for investments in accordance with Statement of Financial Accounting Standards No. 115 (SFAS 115), "Accounting for Certain Investments in Debt and Equity Securities". Management determines the appropriate classifications of securities at the time of purchase and reevaluates such designation as of each balance sheet date. Available for sale securities are carried at fair value, with the unrealized gains and losses reported in a separate component of stockholders' equity in other comprehensive income (loss).

A judgmental aspect of accounting for investments involves determining whether an other-than-temporary decline in value of the investment has been sustained. If it has been determined that an investment has sustained an other-than-temporary decline in its value, the investment is written down to its fair value, by a charge to earnings. Such evaluation is dependent on the specific facts and circumstances. Factors that are considered by the Company each quarter in determining whether an other-than-temporary decline in value has occurred include: the market value of the security in relation to its cost basis; the financial condition of the investee; and the intent and ability to retain the investment for a sufficient period of time to allow for recovery in the market value of the investment. In evaluating the factors above for available-for-sale securities, management presumes a decline in value to be other-than-temporary if the quoted market price of the security is below the investment's cost basis for a period of six months or more. However, the presumption of an other-than-temporary decline in these instances may be overcome if there is persuasive evidence indicating that the decline is temporary in nature (e.g., strong operating performance of investee, historical volatility of investee, etc.).

During the fiscal year ended June 30, 2003, the Company invested in the Jubilee Investment Trust, PLC (Jubilee), a United Kingdom investment trust whose shares trade on the London Stock Exchange. The investment in Jubilee has been accounted for as "available for sale". At June 30, 2003, the Company determined in accordance with SFAS 115, that the decline in the market value of this investment was "other than temporary", as the security's quoted market price was below the investments's cost basis for a period of six months or more. Accordingly, the Company wrote down the investment to its fair value of $904,049, realizing an impairment loss of $1,945,951.

FORWARD LOOKING STATEMENTS

This prospectus contains certain forward looking statements regarding, among other things, the anticipated financial and operating results of the Company. For this purpose, forward looking statements are any statements contained herein that are not statements of historical fact and include, but are not limited to, those preceded by or that include the words, "believes," "expects," "anticipates," or similar expressions. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward looking information is based on various factors and was derived using numerous assumptions. Important factors that could cause the Company's actual results to differ materially from those projected, include, for example (i) the ability of the Company to generate sufficient sales to generate operating profits, or to sell products at a profit, (ii) the ability of the Company to raise funds in the future through sales of securities, (iii) whether the Company is able to enter into binding agreements with third parties to assist in product or network development, (iv) the ability of the Company to commercialize its developmental products, or if actually commercialized, to obtain commercial acceptance thereof, (v) the ability of the Company to compete with its competitors to obtain market share, (vi) the ability of the Company to obtain sufficient funds through operations or otherwise to repay its debt obligations, including but not limited to Senior Notes, or to fund development and marketing of its products; (vii) the ability of the Company to obtain approval of its pending patent applications; or (viii) the ability of the Company to satisfy its trade obligations included in accounts payable and accrued liabilities. Although the Company believes that the forward looking statements contained herein are reasonable, it can give no assurance that the Company's expectations will be met.

RESULTS OF OPERATIONS

FISCAL YEAR ENDED JUNE 30, 2003:

The fiscal year ended June 30, 2003 resulted in a net operating loss of $21,965,499 (approximately $12.6 million non-cash) compared to a net loss of $17,314,807 (approximately $11.0 million non-cash) for the comparable period in the prior fiscal year.

Revenues for the fiscal year ended June 30, 2003 were $2,853,068, an increase of $1,170,367 or 70% from the fiscal year ended June 30, 2002. This increase in revenues is primarily due the inclusion of a full year of product revenues and service and transaction fees relating to Stitch Networks Corporation, which accounted for approximately $1,136,000 of the revenue increase. The remaining increase was due to increased equipment sales of e-Port and Business Express. The Company is continually increasing its sales efforts to sell its e-Port and Business Express products.

Overall, operating expenses for the fiscal year ended June 30, 2003 were $17,912,707, representing a $886,842 or 5% increase over the prior period. The significant changes in each category were as follows:

The decrease of $1,091,458 or 27% in cost of sales is due primarily to amortization of software development costs of $1,331,000 in 2003 compared to $2,996,000 in 2002. The 2002 amortization included a one-time impairment charge of $2,663,000 that was non-recurring in fiscal year 2003. The remaining increase in cost of sales is attributable to the increase in e-Port sales during fiscal year 2003.

The decrease in general and administrative expenses was $673,380 or 9%. This decrease is due to changes in the following expenses: consulting, advertising, public relations and promotion expense decrease of $1,368,022 for reduced corporate and investor relations services offset by increases in product development and outside services of $926,395 for work on the network. We have continued to utilize consultants for general business activities, including network services, and have attempted whenever possible to pay for these services on a non-cash basis through the issuance of debt and equity instruments.

Compensation expense increased $318,548 or 7% over last year. This increase is due to the inclusion of salaries of $136,000 related to the Stitch operations as well as an increase of approximately $200,000 in bonus expense during the fiscal year ended June 30, 2003 versus fiscal year ended June 30, 2002.

Depreciation and amortization expense increased by $811,478 for the fiscal year ended June 30, 2003, which is attributable to increased depreciation expense resulting from assets acquired in the Stitch acquisition, as well as the impairment loss of $321,476 recorded on a group of vending machines during the fiscal year in accordance with SFAS No. 144.

The Company incurred a charge during the fiscal year ended June 30, 2003 relating to the modification of debt terms for certain 2000 and 2001 12%
Convertible Senior Notes in the amount of $1,521,654. There was no such comparable charge in the prior year. This charge is for the unamortized debt discount that remained on the Senior Notes that are scheduled to mature in December 2003 and December 2004 whose terms were modified for those note holders who agreed to extend the maturity of their notes in exchange for a reduction in the conversion rate. The Company offered these note modifications (e.g.
extended maturity dates), and recognized the related non-cash charge to operations in order to manage short-term cash flows.

In June 2003, the Company determined that the decline in the market value of the investment in the Jubilee Investment Trust was "other than temporary." Accordingly, the Company recorded a loss of $1,945,951, which is reflected as a loss on investment in the 2003 Consolidated Statement of Operations. No such comparable loss was recorded in the previous year.

Total interest expense increased by $2,991,166, due to the greater debt carried by the Company to finance its operations. A significant portion of interest expense is the amortization of non-cash debt discount.

FISCAL YEAR ENDED JUNE 30, 2002:


For the fiscal year ended June 30, 2002, the Company had a net loss of $17,314,807 (approximately $11.0 million non-cash).


Revenues for the fiscal year ended June 30, 2002 were $1,682,701, an increase of $231,699 or 16% from the prior year. This increase in revenues is directly attributable to the acquisition of Stitch Networks Corporation, which accounted for $210,068 of the increase. Other revenues remained flat with the prior year, as the Company's sales efforts did not produce significant revenues due to limited market acceptance, which was less than that anticipated by the Company. The Company is continually increasing its sales efforts to sell its e-Ports and its Business Express products.

Overall, operating expenses for the fiscal year ended June 30, 2002 were $17,025,865, representing a $7,365,090 or 76% increase over the prior year. This increase is due to the increases of $3,113,674 or 328% in cost of sales, $2,332,938 or 42% in general and administrative expenses, $1,687,886 or 57% in compensation expense, and $230,592 or 110% in depreciation and amortization expense. The significant changes in each category are as follows:

The increase of $3,113,674 or 328% in cost of sales is due primarily to the inclusion of amortization of software development costs and the cost of product relating to Stitch Networks Corporation. In fiscal 2002, the Company recorded software amortization of $2,996,000, including an impairment charge of $2,663,000, in cost of sales as required by generally accepted accounting principles. During the fourth quarter of fiscal year 2002, the Company determined that the estimated future revenues less costs to complete and dispose the enhanced e-Port client product was zero, and therefore recorded this impairment charge to reflect software development costs at their net realizable value. There was no amortization expense for software development costs in fiscal year ended 2001. The remaining increase in cost of sales is attributable to the increase in sales, primarily related to the Stitch revenues in fiscal 2002.

The increase in general and administrative expenses of $2,332,938 or 42% is due primarily to the increase in non-cash (securities) compensation in the amount of $555,482 paid to our investment banker, increase in the non-cash (securities) compensation paid to our public relations consultants in the amount of $1,601,915, and the increase in non-cash (securities) compensation in the amount of $657,238 paid to our other business consultants. Although these expenses did not result in increased revenues during the fiscal year, we believe that increased revenues may occur in the future. Our investment banker provided us with various financial advisory services during the fiscal year, including identifying strategic acquisition opportunities. Our public relations consultants assisted us to attempt to introduce the Company and its products as well as communicate with our shareholders. Our other business consultants assisted us during the fiscal year with technical development of and advice in connection with our network and e-Port products. The increases in our general and administrative expenses were offset by a substantial decrease in legal expenses of $992,181, primarily associated with termination of the Mail Boxes Etc. litigation, which was settled in fiscal year 2001.

The increase in compensation expense of $1,687,886 or 57% from the previous year is mainly attributable to an increase in stock bonus expense to Company officers and employees of $1,248,545, which was a non-cash expense. The stock bonuses were issued in order to adequately compensate and attempt to retain the Company's management team intact. Corporate salaries increased $342,921 or 113%, due to increased headcount by 16% during the year, primarily due to the addition of Stitch Network's personnel during the last one and one half months of 2002.


Depreciation and amortization expense of $440,238 increased by $230,592, which is directly attributable to the increased depreciation expense of the assets acquired in the Stitch acquisition.

Interest expense increased by $864,929, primarily as a result of the non-cash amortization to interest expense relating to the debt discount and beneficial conversion features on the Company's convertible Senior Notes.


Plan of Operations

During the fiscal year ended June 30, 2003, revenues generated from equipment sales of Business Express and related hospitality offerings were approximately $642,000. These revenues were a result of the Company's sales of equipment directly to various hotel chains, and through distributors.

In May 2002, the Company acquired Stitch to increase product offerings and related revenues. These revenues include product revenues based on purchases of cameras and film and other products in development and the related monthly service fees. The Stitch technology complimented and enhanced the Company's existing technology. Additionally, certain Stitch personnel that the Company believed would enhance its business were also acquired. Since the acquisition of Stitch, the Company has eliminated a substantial number of former Stitch employees, is in the process of combining technologies, consolidating facilities and reducing duplicative operating expenses.

In March 2002, the Company signed an agreement with MEI (Mars Electronics), a world leader in the manufacturing of electronic coin mechanisms and dollar bill acceptors for the vending industry. MEI has agreed to sell and distribute an MEI branded cashless payment system to be developed by the Company, as part of its portfolio of vending solutions. Commercial availability is planned for fall 2003 and through October 13, 2003 no revenues have been generated from this arrangement.

The Company's vending machines for the Kodak Program are purchased from Dixie-Narco and the film and cameras are purchased directly from Eastman Kodak Company. Product revenues through the fiscal year ended June 30, 2003 were approximately $445,000. In May 2003, Stitch notified Maytag and Dixie-Narco that they had breached the Kodak Agreement because Maytag had failed to create and maintain during the term of the Kodak Agreement a customer focus team and Dixie had failed to service, place and pick up the machines as required in the Kodak Agreement. In June 2003, Maytag and Dixie-Narco indicated to Stitch that they were not in breach of the Kodak Agreement and that Stitch had breached the Agreement by failing to pay certain payments due thereunder. Maytag and Dixie indicated that the customer focus team was terminated due to Stitch's breach of the Kodak Agreement by failing to pay fees due thereunder and Stitch's not taking delivery of vending machines ordered from Dixie. The parties have been negotiating  a  resolution  of this  matter  although  no  settlement  has  been finalized. The Company believes that any settlement would involve the termination of the Kodak Agreement. In such event, although revenues of the Company would be reduced, because the Kodak program is and has been operating at a loss, the termination of the program would eliminate these ongoing losses. The Company also believes that any settlement would involve the payment of the amount due by Stitch to U.S. Bancorp by the other parties to the Kodak Agreement and the forgiveness of the payments due by Stitch to Dixie in the approximate amount of $123,716.

In October 2002, the Company signed a Strategic Alliance Agreement with ZiLOG Corporation, a semiconductor company, which is a supplier of microprocessors to the retail point of sale industry. The agreement allows the Company's proprietary network software (USALive) to be embedded on a chip produced by ZiLOG. The Company licenses its software to the purchaser and is entitled to a fee for the licensing of each such chip. A second revenue stream could be generated from purchasers who buy the retail point of sales terminals and begin to use them, if they elect to use the USA network embedded on the chip. As of October 13, 2003, no products have been available for commercial use and accordingly, no revenues have been generated.

In laundry, American Sales Inc. (ASI) has signed a five-year agreement to purchase units of Stitch's e-Suds laundry solution for their university locations in the Midwest, with initial installations to begin in the fall of 2003. As of October 13, 2003 there have been no installations. The product is in the final statges of commercialization and we anticiapte unit sales to begin during the second quarter of fiscal year 2004.


On July 11, 2003, USA purchased Bayview pursuant to an asset purchase agreement. Bayview designs and manufactures energy conservation devices for the vending industry. The operating assets consist primarily of the patents and other intellectual property relating to such devices and customer accounts. The Bayview transaction adds a complementary product to the Company's available offerings to the vending industry.

The purchase price for Bayview's assets was 20,000,000 shares of restricted Common Stock of USA issued to Bayview, and a cash payment made by USA in the amount of $631,247 to a creditor of Bayview (paid from USA's working capital). The purchase price was determined as a result of an arms length negotiation between Bayview and USA. To the best knowledge of USA, neither USA, any affiliate, director, officer nor associate of any director or officer of USA had any material relationship with Bayview prior to the transaction. The Company also agreed to issue 170,000 shares to Robert McGarrah who provided certain services to the Company in connection with this acquisition.

Bayview has agreed not to sell any of the Common Stock until July 11, 2004, at which time Bayview shall be permitted to sell during each calendar month thereafter (on a non-cumulative basis) the greater of (i) 250,000 shares of the Stock, or (ii) that number of shares of the stock equal to five percent (5%) of the immediately prior calendar month's trading volume of the shares of Common stock of USA. USA has agreed to use its best efforts to register all of the stock for resale by Bayview under the Act, for a period of one year (from July 11, 2004 through July 11, 2005).

Due to the Company's acquisition Bayview in July 2003, the Company now designs and manufactures patented energy conservation devices for equipment such as laser printers, monitors, office peripherals, refrigerated vending machines and glass front merchandisers (referred to as slide or visi coolers). These energy conservation products reduce power consumption of various types of equipment by allowing the equipment to operate in power saving mode when full power mode is not necessary. These devices, which include the VendingMiser, CoolerMiser, SnackMiser, MonitorMiser and LaserMiser can use activity, occupancy, temperature, timing or other various methods of determining which mode it should be in. Route to market for the energy conservation products is much the same as for the Company's e-Port technology, with the notable addition of governmental and utility rebate and give-away programs where part or all of the cost of the energy management products is covered by government funds available for energy conservation projects.

In August and September 2003, the Company fulfilled an order for over 3,400 vendingMiser units from Austin Energy in Austin, Texas for a total sale and proceeds of approximately $486,000.

In October 2003, the Company signed a strategic alliance agreement with Conopco, Inc. dba Unilever Home & Personal Care North America as the exclusive provider of laundry detergent solely for the e-Suds laundry solution to be used in colleges and universities located in the United States. The agreement provides for the Company to receive payments per injection of detergent as well as a series of investment payments to be distributed to various operators who allow branding of their machines with the Unilever "all" logo.


Liquidity and Capital Resources

During the fiscal year ended June 30, 2003, the Company completed several financing transactions. Net proceeds of $9,930,879 were realized from private placement offerings of Common Stock including the exercise of Common Stock Purchase Warrants and Options. Proceeds of $1,833,841 were realized from private placement offerings of 12% Convertible Senior Notes. As of June 30, 2003, the Company had a working capital deficit of $791,532.

During the fiscal year ended June 30, 2003, net cash of $9,228,899 was used by operating activities, primarily due to the net loss of $21,965,499 offset by the following non-cash charges: $2,573,301 for Common Stock, Common Stock Warrants and Senior Notes issued for services; $2,743,083 of non cash depreciation and amortization; $2,955,158 of non-cash amortization of the debt discount relating to the 12% Convertible Senior Notes; $1,945,951 for a realized loss on the investment in the Jubilee Trust; $1,521,654 loss realized on the modifications of the Senior Notes; and $860,250 of interest expense on the Senior Notes paid through the issuance of Common Stock.

During the fiscal year ended June 30, 2003, net cash used in investing activities was $186,895 principally due to the investment in computer equipment and furniture and equipment of $149,000 (a reduction of over $2 million from 2002 for investments in property, equipment and software development costs). The net cash provided by financing activities of $11,242,279 was attributable primarily to net proceeds generated from the issuance of Common Stock through private placements, exercise of Common Stock Purchase Warrants, and net proceeds generated through the issuance of the 12% Convertible Senior Notes offset by the payment of long-term debt and capital leases of $557,441.

In connection with the May 2002 Stitch acquisition (Note 4 to the Consolidated Financial Statements), the Company assumed long term debt of $3,976,000, which included a vending equipment borrowing facility and working capital loans. The Company repaid $2,165,000 of the working capital loans in June 2002 leaving an outstanding balance of $275,000. These loans are secured by certain assets of Stitch. At June 30, 2003 $166,765 of working capital loans are outstanding which bear interest at 6.75% per annum. Such loans were payable on July 8, 2002. During fiscal year 2003 the bank extended the due date on these loans on several occasions under forbearance agreements. At June 30, 2003, the Company is in default under this working capital loan agreement. If we cannot negotiate a satisfactory payment arrangement with the bank, we intend to pay off this debt in full from working capital.

At June 30, 2003 the Company also has a bank facility (the Facility), which was utilized to fund the purchase of vending machines placed at locations where Kodak film products are sold. Borrowings were made from time to time under the facility, with repayment schedules set at the time of each borrowing, including equal monthly payments over 36 months and an interest rate based upon 495 basis points over the three year U.S. Treasury Notes. The Company has granted the bank a security interest in these vending machines. Repayment of principal is also insured by a Surety Bond issued by a third-party insurer in exchange for an initial fee paid by the Company.

A summary of outstanding debt obligations of the Company at June 30, 2003 is as follows:

Bank facility                                   $   828,466
Working capital loans                               166,765
Other, including capital lease obligations           60,057
                                               ------------
                                                  1,055,288
Less current portion                                830,674
                                               ------------
                                                $   224,614
                                               ============

The Company has incurred losses of $22.0 million (approximately $12.6 million non-cash) and $17.3 million (approximately $11.0 million non-cash) during each of the fiscal years ended June 30, 2003 and 2002, respectively, and cumulative losses from inception through June 30, 2003 amounting to $75.2 million. At June 30, 2003 the Company's working capital deficit was $791,532. The Company will require additional capital to fund operations and meet its obligations for the year ending June 30, 2004.

During the fiscal year ending June 30, 2004, the Company anticipates its cash needs to be approximately $9 million. This estimate is based on the actual cash requirements during fiscal year 2003 of approximately $750,000 per month. This estimate does not consider the positive impact we believe the July 2003 Bayview acquisition will have on the Company's operations, or any incremental revenues from the Company's other products. Bayview is expected to generate $6 million of revenues and operating cash flows of approximately $2.5 million during fiscal year 2004. This revenue and cash flow projection is based on the Company achieving the same levels of revenues in fiscal year 2004 as were achieved by Bayview in the calendar year ended December 31, 2002, prior to the Company's ownership of Bayview. As the Bayview acquisition only occurred in July 2003, we do not have historical experience with this operation as integrated into the Company's operations and, therefore, the achievement of the positive cash flow impact is not certain at this early stage of integration and operation.

As set forth in the prior paragraph, the Company anticipates its capital requirement to be $6.5 million in fiscal year 2004 assuming that Bayview's forecasted results are achieved. Subsequent to June 30, 2003, the Company collected cash of approximately $6.5 million, which we believe, is sufficient to meet the Company's cash requirements for the 2004 fiscal year. In this regard, during the first quarter of fiscal year 2004, the Company received proceeds of $5 million in a private placement of its common stock, collected $1.1 million from subscriptions receivable recorded from a prior year private placement offering and sold 700,000 shares of its investment in the Jubilee Trust, generating proceeds of $395,000.

The Company does not expect to rely on the proceeds from the exercise of warrants to meet its capital requirements. To the extent that these sources of capital are not sufficient to meet our obligations in fiscal year 2004, we anticipate that the sale of our remaining Jubilee shares during fiscal year 2004 would provide approximately $700,000 of additional cash. In the event that we could not meet our projected cash requirements for the fiscal year, we would reduce our operating expenses accordingly, primarily through reductions in discretionary expenditures such as travel, marketing, advertising and research and development.

The Company has undertaken means to minimize cash requirements and will continue to employ similar means during fiscal year 2004, if needed. These include (i) issuing shares of Common Stock in lieu of cash for third-party services provided to the Company, compensation to employees and interest on the 12% Convertible Senior Notes, (ii) extending maturity dates on the 12% Convertible Senior Notes,
(iii) reducing the conversion terms to $.20 per share on the 12% Convertible Senior Notes and (iv) negotiating with vendors and suppliers to extend payment terms of trade obligations.

As described in Note 17 of the Consolidated Financial Statements, the purchase of Bayview was accomplished primarily by the issuance of 20,000,000 shares of Company Common Stock coupled with a cash component of $631,000 of the purchase price. The acquisition of Bayview provides a complimentary addition to the Company's product offerings to the vending industry and is expected to increase revenues. The Bayview acquisition coupled with the Company's other product offerings and the realization by customers of the benefits that are available from using the Company's technology and services are expected to yield higher revenues for the fiscal year ending June 30, 2004 than experienced in 2003. However, deficits in operating cash flows are still anticipated for fiscal year 2004 but at reduced levels compared to 2003.

The Company has debt scheduled to mature during the year ending June 30, 2004 of approximately $1,170,000 comprised of $800,000 of long-term debt and $370,000 of 12% Convertible Senior Notes. There is an outstanding offer through October 31, 2003 to the holders of these Senior Notes maturing on December 31, 2003 to extend their maturity date to December 2006 in exchange for a reduction in the conversion rate to $0.20 per share.


The holders of $4,067,491 of our Senior Notes due December 31, 2007, may have a right to rescind the exchange of these notes for notes originally due December 31, 2004, and demand that we return to them the $4,067,491 of Senior Notes due December 31, 2004. During the period from March 2003 through September 2003, we granted to each holder of the Senior Notes due December 31, 2004 the right to extend the notes until December 31, 2007 and in such event agreed that the conversion rate of the note would be reduced from $.40 to $.20. On April 14, 2003 we filed a registration statement which included all of the shares underlying the 2007 notes. Because the exchange offering was not completed prior to the filing of that Registration Statement, the exchange offer may be deemed to have been in violation of the registration requirements of Section 5 of the Act. As a result, we removed all of the shares underlying the 2007 Notes from that registration statement. Generally, the statute of limitations for this type of claim is one year after the date of the alleged violations and if successful, would entitle the note holders to rescind the issuance of the new notes to them and demand a return of the 2004 notes. If all of the note holders demanded the return of their notes, we would be obligated to repay the $4,067,491 principal amount on December 31, 2004 rather than on December 31, 2007. This repayment could significantly exceed our cash reserves and require us to borrow funds and would materially and adversely affect our results of operations and financial condition. Because of the reduced conversion rate of $.20 per share granted in connection with the extension of the maturity date of these notes, we do not anticipate that a significant number of the noteholders, if any, would demand the return of their old note.




Commitments

During March 2003, the Company entered into a lease through December 31, 2008 for 12,864 square feet of space in Malvern, Pennsylvania for its principal executive office. The operating lease provides for escalating rent payments and a period of free rent prior to the commencement of the monthly lease payment in January 2004 of approximately $25,000 per month. With the acquisition of Stitch Networks in May 2002, the Company acquired 12,225 square feet of rented space in Kennett Square, PA. The rent is $11,153 per month and the lease expires on March 2005. The Company consolidated facilities in Malvern, and vacated the rented space in Kennett Square. For that reason, the Company has accrued for the remaining payments of the lease of approximately $354,000 as part of the Stitch purchase price as of June 30, 2002 (see Note 4 to the Consolidated Financial Statements). Stitch is in default under the lease since August 2002. The Company also signed a lease expiring in January 2004 at $4,000 per month (increased to $6,000 per month in December 2002) for additional space in Malvern, Pennsylvania for business activities.

As a result of the acquisition of Bayview, the Company assumed two additional operating leases for office space located in Denver Colorado, which expire in June 2005. The Denver office space leases 6,742 square feet of space for approximately $6,000 per month. The lease agreements generally require the Company to pay certain operating expenses, maintenance and property taxes.


Other Events



We issued the following to the holders of our senior notes:

         - In July 2002, we issued 191,250 shares and warrants to purchase up to 191,250 shares to the holders of our senior notes who elected to receive these securities in lieu of the cash interest payment due for the quarter ended June 30, 2002;

         - In October 2002, we issued 529,324 shares and warrants to purchase up to 529,324 shares to the holders of our senior notes who elected to receive securities in lieu of the cash interest payment due for the quarter ended September 30, 2002;

         - In January 2003, we issued 593,634 shares and warrants to purchase up to 593,634 shares to the holders of our senior notes who elected to receive securities in lieu of the cash interest payment due for the quarter ended December 31, 2002;

         - In April 2003, we issued 530,818 shares and warrants to purchase up to 530,818 shares to the holders of our senior notes who elected to receive securities in lieu of the cash interest payment due for the quarter ended March 31, 2003; and

         - In July 2003, we issued 661,224 shares and warrants to purchase up to 661,224 shares to the holders of our senior notes who elected to receive securities in lieu of the cash interest payment due for the quarter ended September 30, 2003.

The shares were purchased at the rate of $.20 per share and the warrants are exercisable at $.20 per share at any time through June 30, 2004. We have agreed to register the shares and the shares underlying the warrants under the Act for resale through June 2004. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and existing security holders and there was no general solicitation or advertising. All of these shares are covered by this prospectus.

During April 2003, we issued to Steve Illes, an existing shareholder, an aggregate of 1,000,000 shares for $.10 per share and issued to him warrants to purchase up to 4,000,000 shares at $.10 per share at any time through August 31, 2003 (later extended to November 31, 2003). The offer and sale of the shares and warrants was exempt from registration under Section 4(2) of the Act. Mr. Illes is an accredited investor, made appropriate investment representations, was afforded access to all public filings and all other information that USA could reasonably obtain, and the securities contained appropriate restrictive legends under the Act. We have agreed to register the shares and the shares underlying the warrants for resale under the Act for a period of one year. All of these shares are covered by this prospectus.

During May 2003, we issued to Providence Investment Management, an accredited investor, an aggregate of 2,500,000 shares for $.10 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. Providence Investment Management is an accredited investor, made appropriate investment representations, was afforded access to all public filings and all other information that USA could reasonably obtain, and the securities contained appropriate restrictive legends under the Act. We have agreed to register the shares for resale under the Act for a period of one year. All of these shares are covered by this prospectus.

During the 2003 fiscal year and through August 7, 2003, the Company issued an aggregate of 85,601,130 shares to 398 accredited investors at $.10 per share for an aggregate of $8,560,113. Of the $8,560,130, $8,345,674 were for cash proceeds and $214,439 were for services rendered or to be rendered. The offer and sales of the shares was exempt from registration under Rule 506 promulgated under
Section 4(2) of the Act. In this regard, the offer and sale thereof did not involve any general advertising or solicitation and the securities contained appropriate restrictive legends under the Act. In connection with the offering, we paid $64,000 to Sloan Securities, Inc., a broker-dealer. We have agreed to use our best efforts to register all of these shares for resale under the Act for a period of one year. All of these shares are covered by this prospectus.

                                    BUSINESS

USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was founded in January 1992. Currently, the Company's core business is its cashless payment and control network. The equipment component of the network consists of the Company's client devices, e-Port and TransAct, and any associated equipment such as copiers, computers or vending machines. When sold to hotels, the TransAct plus office equipment is called the Business Express(R). The e-Port or TransAct client device allows a consumer to use a credit card to make a purchase from host equipment such as copiers, computers or vending machines and gathers information about sales and operations of the host equipment. The e-Port client products currently are targeted to the vending industry. USA Technologies has historically generated some revenues from the direct sale of this equipment. A second source of revenues is generated from product sales from our Kodak vending machines. In addition, transaction processing revenue is recognized upon the usage of the Company's cashless payment and control network. Service fees for access to the Company's equipment and network services are recognized on a monthly basis.

The Company's network brings additional benefits to the auditing and financial services the Company provides its customers. The auditing feature of our e-Port and TransAct client products, captures supply chain data (i.e. units sold, product sold, price of units sold) and other machine diagnostic information, and transmits this information back to either a customer's network or to the USA network for reporting. The Company provides financial services consisting of turnkey processing of unattended cashless transactions; 24x7x365 helpdesk support for customer refunds and troubleshooting and the reporting of sales and inventory data. This service generates monthly network fees, plus transaction processing fees from the retention of a portion of the monies generated from all credit card transactions conducted through its cashless payment and control network.

Our cashless payment and control network operates as follows:

-        The consumer swipes a credit card through the e-Port or TransAct.

- The e-Port or TransAct transmits the request to the credit card processor.

-        The e-Port or TransAct activates the equipment for use by the consumer.

- Once the consumer finishes using the e-Port or TransAct, the control system transmits a record of the transaction to the credit card processor.

- The credit card processor electronically transfers the proceeds derived from the transaction, less the credit card processor's charge (i.e. transaction fees), to us.

- Finally, we forward money (check or electronic) to each customer representing its share of the proceeds.

CASHLESS PAYMENT PROCESSING

Each of the Company's cashless control systems records and transmits all transaction data to the Company, which then forwards it to the credit card processor and related system involving the banks and the credit card companies such as Visa, MasterCard and American Express. Based on the transaction data, the payment for services rendered or product purchased is then electronically transferred to the Company's bank (less various financial charges). The Company then forwards to the location it's agreed upon share of the funds, through check or EFT. In hospitality, if the Company has sold the business center equipment to the location, the portion retained by the Company is generally 5% of the gross revenues. In cases where the Company continues to own the equipment, the portion retained can be as high as 90% of gross revenues. In the Kodak program, charges for product have been negotiated to give Stitch a reasonable margin. In addition the Company charges a fixed monthly management fee which is generally $20-$25 per control system for existing hospitality locations.


PRODUCT LINES

THE E-PORT FOR VENDING

In general, our vending service enables:

- cashless transactions including credit cards, smart cards, student Ids, PDAs and cell phones;

- real-time access to monitor inventory, sales, audit (cash and credit) and machine maintenance via the Internet from any PC;

- the potential of an added revenue stream with a LCD color touch screen for displaying interactive advertising and content on our multi-media e-Port client product.


The e-Port allows a consumer to use a credit card or other forms of cashless payment to make a purchase, and also gathers information about sales and operations of the host equipment. Additional capabilities can include Internet connectivity and wireless communications. With some additional effort, our multi-media e-Port client product could offer the capability for public access electronic commerce and advertising. The multi-media e-Port client device has had limited market acceptance to date.



For the years ended June 30, 2003 and 2002, the Company has expensed approximately $1,505,000 and $1,187,000, respectively for the development of its proprietary technology. These amounts include the expense of outside consultants and contractors as well as compensation paid to certain of the Company's employees and is reflected in compensation and general and administrative expense in the accompanying consolidated financial statements. Through March 31, 2003 the Company capitalized approximately $5.3 million for the services of IBM, to program the enhancements to the Company's proprietary "USAlive" server network and for the development of the e-Port client product containing multi-media capabilities. During the fourth quarter of fiscal 2002, the multi-media e-Port product and the enhanced network became available for general release and thus began marketing it to the Company's customers. Management performed an evaluation of the commercial success and preliminary market acceptance of the multi-media e-Port client product and the enhanced network and as a result of this evaluation, due mainly to the limited market acceptance of the multi-media e-Port(TR) client product, the Company determined that the estimated future revenues less costs to complete and dispose of the multi-media e-Port (TM) client product was zero. Accordingly, the Company recorded an impairment charge of approximately $2.7 million of software development costs related to the multi-media e-Port client product reflecting the software development costs at its net realizable value. The Company continues to market the multi-media e-Port client product, and to date, revenues generated from its sale have been insignificant. See Note 2 to the Consolidated Financial Statements.

With the acquisition of Stitch Networks, the Company has acquired vending business with Eastman Kodak. This consists of locating specially designed Kodak vending machines in high profile venues across the United States such as amusement parks, zoos, and sports stadiums. The vending machines dispense disposable cameras and associated film. This agreement will terminate December 31, 2003, and after this date we will continue to receive on going revenues from the approximately 286 placements in service. As discussed in Management's Discussion and Analysis of Financial Condition and Results of Operations, the Kodak agreement may be terminated prior to December 31, 2003.


THE BUSINESS EXPRESS (R) FOR HOTELS

The hotel/motel hospitality industry has become more competitive as chains increase efforts to attract the most profitable customer: the business traveler or conference attendee, who accounts for the majority of hotel occupancy, stays longer and spends more per visit than the leisure traveler. For these reasons, hotels have become responsive to the needs of the business traveler. The Business Express enables a hotel to address some of these needs, while offering the possibility of generating incremental revenue.

The Business Express utilizes the Company's existing applications for computers, copiers, and facsimile equipment, and combines them into a branded product in a functional kiosk type workstation. All devices are cashless, therefore eliminating the need for an attendant normally required to provide such services.

Our hotel service enables:

-        cashless transactions using credit cards and room cards for payment;

-        access to unattended 24/7 business center services for hotel guests;

- access to vending machines for hotel guests with the use of their room card.

E-SUDS (TM) FOR LAUNDRY

With the acquisition of Stitch Networks, the Company acquired additional product line enhancements. One such enhancement is our university laundry services, which enable:

- students to go on-line and check the availability of laundry machines and receive email or a page when their laundry cycles are complete;

- students to charge the cost of their laundry to their credit card or student account;

- laundry operators to access inventory, sales, audit and maintenance via the Internet from any PC;

- laundry operators to benefit from additional revenue through the sale of detergent automatically added to the wash cycle.

There are minimal revenues in the year ended June 30, 2003 for this product due to it currently being under development.


Through the acquisition of substantially all of the assets of Bayview Technology Group, LLC (Bayview) in July 2003, the Company now designs and manufactures patented energy conservation devices for equipment such as laser printers, monitors, office peripherals, refrigerated vending machines and glass front merchandisers (referred to as slide or visi coolers). These energy conservation products reduce power consumption of various types of equipment by allowing the equipment to operate in power saving mode when full power mode is not necessary. These devices, which include the VendingMiser, CoolerMiser, SnackMiser, MonitorMiser and LaserMiser can use activity, occupancy, temperature, timing or other various methods of determining which mode it should be in. Route to market for the energy conservation products is much the same as for the Company's e-Port technology, with the notable addition of governmental and utility rebate and give-away programs where part or all of the cost of the energy management products is covered by government funds available for energy conservation projects.


ENERGY CONSERVATION PRODUCTS

With the acquisition of Bayview in July 2003, the Company has acquired the following additional products:

- VendingMiser(TM)installs in a cold drink vending machine and reduces the power consumption of the vending machine by an average of 46%;

- CoolerMiser reduces the energy used by sliding glass or pull open glass-front coolers that contain non-perishable goods;

- SnackMiser reduces the amount of electricity used by non-refrigerated snack vending machines;

- MonitorMiser Plus is a computer monitor power controller. It works with all operating systems and performs by powering down the monitor based upon keyboard or mouse activity;

- LaserMiser provides energy conservation to laser printers, shutting them down when they are idle. It is a plug-and-play device that is software transparent and capable of handling any laser printer with a parallel or serial connection;

- Internal VendingMiser (IVM) is the second generation of the VendingMiser in development. It installs into cold drink vending machines and has the capability to control the cooling system and the advertising lights separately.

MARKETING


As of June 30, 2003, the Company was marketing and selling its products through its full time staff consisting of five people. The Company is primarily focused on the vending, hospitality, kiosk and laundry industries.

Within the vending industry, our e-Port (TM) client product is being purchased by soft drink bottlers and independent vending operators throughout the United States. On the soft drink bottler side, heavy effort is being put into securing initial distribution agreements with the top ten Coke and Pepsi bottlers, and Dr. Pepper. Three of the premier national independent vending operators, Compass, ARAMARK and Sodexho, have already installed e-Port (TM) in various locations. One major vending operator, International Vending Management, has signed a contract with the Company although nominal revenues have resulted to date from this contract.

In March 2002, the Company signed an agreement with MEI (Mars Electronics), who agreed to sell and distribute an MEI branded cashless payment system to be developed by the Company, as part of its portfolio of vending solutions. By contract, MEI has committed to buy a minimum of 10,000 unit of the USA product over the course of 24 month agreement or pay the Company $4.00 per unit for any shortfall. Commercial availability is planned for winter 2003 and through the date hereof no revenues have been generated from this arrangement.

The Company continues to work with the top vending machine manufacturers (OEM) in order to incorporate our e-Port (TM) technology into newly manufactured vending machines coming off the factory assembly line. In addition, the Company continues to sell to and increase the number of authorized resellers for its products. In the hospitality industry, Business Express continues to be one of the premier solutions for automated business centers. The addition of e-Port
(TM) technology for vending machines located in hotels now offers a "one-stop shopping" experience to hotels that have or are considering purchasing a USA business center.

Within the laundry industry, American Sales Inc. (ASI) has signed a five-year agreement to purchase units of Stitch's e-Suds laundry solution for their university locations in the Midwest. Through the date hereof, the Company is finalizing product commercialization; therefore, ASI has not yet purchased units under this contract. The Company anticipates unit sales to begin being realized during the second quarter of fiscal year 2004.

In October 2002, the Company signed a Strategic Alliance Agreement with ZiLOG Corporation, a semiconductor company that is a supplier of microprocessors to the retail point of sale industry. The agreement allows the Company's proprietary network software (USALive) to be embedded on a chip produced by ZiLOG. The Company would license its software to the purchaser and would receive a license fee. A second revenue stream could be generated when those who buy the retail point of sales terminals begin to use them, because they could elect to use the USA network which is embedded on the chip procurement. As of the date hereof, no products have been available for commercial use and accordingly, no revenues have been generated.

The Company utilizes independent third party companies for the manufacturing of its e-Port(TM) product line. The Company purchases other components of its business center (computers, printers, fax and copy machines) through various manufacturers. Orders are regularly placed for expected orders weeks in advance.

COMPETITION

We are aware of three competitors who offer unattended business centers in the hospitality industry in competition with the Business Express. We believe that our products (currently located in over 400 locations) are in approximately seventy-five percent of the locations currently utilizing unattended business centers. We are aware of one competitor in regards to our e-Port control systems for use in the beverage vending industry. There are at the present time very few installations of this product.

In addition, the businesses which have developed unattended, credit card activated control systems currently in use in connection with gasoline dispensing, public telephones, prepaid telephone cards, ticket dispensing machines, vending machines, or facsimile machines, might be capable of developing products or utilizing their existing products in direct competition with our e-port control systems targeted to the beverage vending industry. Many of these businesses are well established, have substantially greater resources than the Company and have established reputations for success in the development, sale and service of high quality products. Any such increased competition may result in reduced sales and/or lower percentages of gross revenues being retained by the Company in connection with its licensing arrangements, or otherwise may reduce potential profits or result in a loss of some or all of its customer base. The Company is also aware of several businesses that make available use of the Internet and use of personal computers to hotel guests in their hotel rooms. Such services might compete with the Company's Business Express, and the locations may not order the Business Express, or if ordered, the hotel guest may not use it.

TRADEMARKS, PROPRIETARY INFORMATION AND PATENTS

The Company received federal registration  approval of the following trademarks:
Business Express, Express Solutions, C3X, TransAct, Public PC, PC Express, Copy Express, Credit Card Copy Express, Credit Card Computer Express, Credit Card Printer Express, Credit Card Microfiche Express, Credit Card Debit Express, The Office That Never Sleeps, Intelligent Vending and e-Port(TM). The following trademarks are pending federal registration: USALive, Dial-A-Vend, Dial-A-Snack, Dial-A-Vend.com, e-Port The Next Generation in Vending and CineMachine. Through its wholly owned subsidiary, Stitch Networks, the Company has secured one registered trademark eVend.net and three trademarks that are pending registration: eSuds.net, E-ppliance and Stitch Networks. In addition, due to the July 2003 acquisition of Bayview, the Company has secured the VendingMiser trademark and the trademark SnackMiser is pending federal registration.

Much of the technology developed or to be developed by the Company is subject to trade secret protection. To reduce the risk of loss of trade secret protection through disclosure, the Company has entered into confidentiality agreements with its key employees. There can be no assurance that the Company will be successful in maintaining such trade secret protection, that they will be recognized as trade secrets by a court of law, or that others will not capitalize on certain of the Company's technology.

Through September 30, 2003, 45 United States patents and 2 Canadian patents have been issued to the Company (including 4 patents acquired in July 2003 from Bayview). Thirty-five patents are pending (including 2 Canadian and 5 acquired from Bayview) and 3 patents have received notices of allowance as of September 30, 2003.

The list of issued patents is as follows:

o U.S. Patent No. 5,619,024 entitled "Credit Card and Bank Issued Debit Card Operating System and Method for Controlling and Monitoring Access of Computer and Copy Equipment";

o   U.S.  Patent No.  5,637,845  entitled  "Credit  and Bank  Issued  Debit Card
    Operating    System   and   Method   for    Controlling   a   Prepaid   Card
    Encoding/Dispensing Machine";

o   U.S. Patent No. D423,474 entitled "Dataport";

o   U.S. Patent No. D415,742 entitled "Laptop Dataport Enclosure";

o   U.S. Patent No. D418,878 entitled "Sign Holder";

o U.S. Patent No. 6,056,194 entitled "System and Method for Networking and Controlling Vending Machines";

o   U.S. Patent No. D428,047 entitled "Electronic Commerce Terminal Enclosure";

o U.S. Patent No. D428,444 entitled "Electronic Commerce Terminal Enclosure for a Vending Machine";

o   U.S. Patent No. 6,119,934  entitled "Credit Card, Smart Card and Bank Issued
    Debit  Card   Operated   System  and   Method  for   Processing   Electronic
    Transactions";

o U.S. Patent No. 6,152,365 entitled "Credit and Bank Issued Debit Card Operated System and Method for Controlling a Vending Machine";

o U.S. Patent No. D437,890 entitled "Electronic Commerce Terminal Enclosure with a Hooked Fastening Edge for a Vending Machine";

o U.S. Patent No. D441,401 entitled "Electronic Commerce Terminal Enclosure with Brackets";

o U.S. Patent No. 6,321,985 entitled "System and Method for Networking and Controlling Vending Machines";

o U.S. Patent No. 6,505,095 entitled "System for Providing Remote Audit, Cashless Payment, and Interactive Transaction Capabilities in a Vending Machine";

o U.S. Patent No. 6,389,337 entitled "Transacting e-commerce and Conducting e-business Related to Identifying and Procuring Automotive Service and Vehicle Replacement Parts";

o U.S. Patent No. 6,021,626 entitled "Forming, Packaging, Storing, Displaying and Selling Clothing Articles"; and

o   U.S.  Patent No.  6,152,845  entitled  "Credit  and Bank  Issued  Debit Card
    Operated    System   and   Method   for    Controlling    a   Prepaid   Card
    Encoding/Dispensing Machine";

o U.S Patent No. 6,622,124 entitled "Method of transacting an electronic mail, an electronic commerce, and an electronic business transaction by an electronic commerce terminal operated on a transportation vehicle";

o U.S. Patent No. 6,615,186 entitled "Communicating interactive digital content between vehicles and internet based data processing resources for the purpose of transacting e-commerce or conducting e-business";

o U.S. Patent No. 6,615,183 entitled "Method of warehousing user data entered at an electronic commerce terminal";

o U.S. Patent No. 6,611,810 entitled "Store display window connected to an electronic commerce terminal";

o U.S. Patent No. 6,609,103 entitled "Electronic commerce terminal for facilitating incentive-based purchasing on transportation vehicles";

o U.S. Patent No. 6,609,102 entitled "Universal interactive advertising and payment system for public access electronic commerce and business related products and services";

o   U.S. Patent No. D478,577 entitled "Transceiver base unit";

o U.S. Patent No. 6,606,605 entitled "Method to obtain customer specific data for public access electronic commerce services";

o U.S. Patent No. 6,606,602 entitled "Vending machine control system having access to the internet for the purposes of transacting e-mail, e-commerce, and e-business, and for conducting vending transactions";

o U.S. Patent No. 6,604,087 entitled "Vending access to the internet, business application software, e-commerce, and e-business in a hotel room";

o U.S. Patent No. 6,604,086 entitled "Electronic commerce terminal connected to a vending machine operable as a telephone";

o U.S. Patent No. 6,604,085 entitled "Universal interactive advertising and payment system network for public access electronic commerce and business related products and services";

o U.S. Patent No. 6,601,040 entitled "Electronic commerce terminal for wirelessly communicating to a plurality of communication devices";

o U.S. Patent No. 6,601,039 entitled "Gas pump control system having access to the Internet for the purposes of transacting e-mail, e-commerce, and e-business, and for conducting vending transactions";

o U.S. Patent No. 6,601,038 entitled "Delivery of goods and services resultant from an electronic commerce transaction by way of a pack and ship type company";

o U.S. Patent No. 6,601,037 entitled "System and method of processing credit card, e-commerce, and e-business transactions without the merchant incurring transaction processing fees or charges worldwide";

o   U.S.  Patent  No.  D477,030   entitled  "Vending  machine  cashless  payment
    terminal";

o U.S. Patent No. D476,037 entitled "User interface bracket for a point of sale terminal";

o U.S. Patent No. D476,036 entitled "Printer bracket for point of sale terminal";

o U.S. Patent No. D475,751 entitled "User interface bracket for a point of sale terminal";

o U.S. Patent No. D475,750 entitled "Paper guide for a point of sale terminal";

o U.S. Patent No. D475,414 entitled "Printer bracket for point of sale terminal";

o U.S. Patent No. 5,844,808 entitled "Apparatus and methods for monitoring and communicating with a plurality of networked vending machines";

o U.S. Patent No. 6,581,396 entitled "Refrigerated vending machine exploiting expanded temperature variance during power-conservation mode";

o U.S. Patent No. 6,389,822 entitled "Refrigerated vending machine exploiting expanded temperature variance during power-conservation mode";

o U.S. Patent No. 6,243,626 entitled "External power management device with current monitoring precluding shutdown during high current"; and

o U.S. Patent No. 5,477,476 entitled "Power conservation system for computer peripherals";

o U.S. Patent No. 6,629,080 entitled "Transaction processing method of fulfilling an electronic commerce transaction by an electronic commerce terminal system";

o   Canadian Patent No. D199-1014 entitled "Sign Holder";

o   Canadian Patent No. D199-1038 entitled "Laptop Data Port Enclosure".

The Company believes that the U.S. patent No. 6,505,095 entitled "System for providing remote audit, cashless payment, and interactive transaction capabilities in a vending machine" is very important in protecting its intellectual property used in its e-Port control system targeted to the vending industry. The patent expires in July 2021.

Employees


On June 30, 2003, the Company had 32 full-time employees. In addition, as a result of the purchase of Bayview on July 11, 2003, the Company continued the services of 9 full-time independent contractors to Bayview.

Properties

During March 2003, the Company entered into a lease through December 31, 2008 for 12,864 square feet of space in Malvern, PA for its principal executive office. The operating lease provides for escalating rent payments and a period of free rent prior to the commencement of the monthly lease payment in January 2004 of approximately $25,000 per month. With the acquisition of Stitch Networks in May 2002, the Company acquired 12,225 square feet of rented space in Kennett

Square, PA. The rent is $11,153 per month and the lease expires on March 2005. The Company consolidated facilities in Malvern, and vacated the rented space in Kennett Square. For that reason, the Company has accrued for the remaining payments of the lease of approximately $354,000 as part of the Stitch purchase price as of June 30, 2002 (see Note 4 to the Consolidated Financial Statements). Stitch is in default under the lease since August 2002. During the fiscal year, the Company also signed a lease expiring in January 2004 at $4,000 per month (increased to $6,000 per month in December 2002) for additional space in Malvern, PA for business activities.

As a result of the July 2003 acquisition of Bayview, the Company assumed two additional operating leases for office space located in Denver, Colorado, which expire in June 2005. The Denver office space leases 6,742 square feet of space for approximately $6,000 per month. The lease agreements generally require the Company to pay certain operating expenses, maintenance and property taxes.

Where to get more information

We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC`s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The same information may be obtained at the following Regional Office of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the SEC`s Washington, D.C. office at prescribed rates.

Our   filings   may   also   be   accessed    through   the   SEC`s   web   site
(http://www.sec.gov). We will provide a copy of any or all documents incorporated by reference herein (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this prospectus is delivered, upon written or oral request to USA Technologies, Inc., 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355,
Attn: George R. Jensen, Jr., Chief Executive Officer (telephone (610) 989-0340).

We will furnish record holders of our securities with annual reports containing financial statements audited and reported upon by our independent auditors, quarterly reports containing unaudited interim financial information, and such other periodic reports as we may determine to be appropriate or as may be required by law.

                                   MANAGEMENT

Directors and Executive Officers

Our Directors and executive officers, on September 30, 2003, together with their ages and business backgrounds were as follows:

Name                                  Age      Position(s) Held
----                                  ---      ----------------
George R. Jensen, Jr.                 54       Chief Executive Officer,
                                               Chairman of the Board of
                                               Directors
Stephen P. Herbert                    40       President, Director
Haven Brock Kolls, Jr.                37       Vice President - Research and
                                               Development
David M. DeMedio                      32       Chief Financial Officer
William W. Sellers (1)(2)             80       Director
William L. Van Alen, Jr. (1)(2)       67       Director
Steven Katz (1)                       52       Director
Douglas M. Lurio (2)                  46       Director

(1) Member of Compensation Committee
(2) Member of Audit Committee

Each Director holds office until the next Annual Meeting of shareholders and until his successor has been elected and qualified.

George R. Jensen, Jr., has been our Chief Executive Officer and a Director since our inception in January 1992. Mr. Jensen was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until
1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. Mr. Jensen was the Executive Producer of the twelve hour miniseries, "A.D.", a $35 million dollar production filmed in Tunisia. Procter and Gamble, Inc., the primary source of funds, co-produced and sponsored the epic, which aired in March 1985 for five consecutive nights on the NBC network. Mr. Jensen was also the Executive Producer for the 1983 special for public television, "A Tribute to Princess Grace". From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney, Harris Upham. Mr. Jensen was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania.

Stephen P. Herbert was elected a Director in April 1996, and joined USA on a full-time basis on May 6, 1996. Prior to joining us and since 1986, Mr. Herbert had been employed by Pepsi-Cola, the beverage division of PepsiCo, Inc. From 1994 to April 1996, Mr. Herbert was a Manager of Market Strategy. In such position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior thereto, Mr. Herbert held various sales and management positions with Pepsi-Cola. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University.

Haven Brock Kolls, Jr., joined USA Technologies on a full-time basis in May 1994 and was elected an executive officer in August 1994. From January 1992 to April 1994, Mr. Kolls was Director of Engineering for International Trade Agency, Inc., an engineering firm specializing in the development of control systems and management software packages for use in the vending machine industry. Mr. Kolls was an electrical engineer for Plateau Inc. from 1988 to December 1992. His responsibilities included mechanical and electrical computer-aided engineering, digital electronic hardware design, circuit board design and layout, fabrication of system prototypes and software development. Mr. Kolls is a graduate of the University of Tennessee with a Bachelor of Science Degree in Engineering.

David M. DeMedio joined USA Technologies on a full-time basis in March 1999 as Controller and become Chief Financial Officer effective July 1, 2003. In the summer of 2001, Mr. DeMedio was promoted to Director of Financial Services where he was responsible for the sales and financial data reporting to customers, the companies turnkey banking services and maintaining and developing relationships with credit card processors and card associations. From 1996 to March 1999, prior to joining the company, Mr. DeMedio had been employed by Elko, Fischer, Cunnane and Associates, LLC as a supervisor in its' accounting and auditing and consulting practice. Prior thereto, Mr. DeMedio held various accounting positions with Intelligent Electronics, Inc., a multi-billion reseller of computer hardware and configuration services. Mr. DeMedio graduated with a Bachelor of Science in Business Administration from Shippensburg University and is a Certified Public Accountant.

William W. Sellers joined the Board of Directors of USA in May 1993. Mr. Sellers founded The Sellers Company in 1949, which has been nationally recognized as the leader in the design and manufacture of state-of-the-art equipment for the paving industry. Mr. Sellers has been awarded five United States patents and several Canadian patents pertaining to this equipment. The Sellers Company was sold to Mechtron International in 1985. Mr. Sellers is Chairman of the Board of Sellers Process Equipment Company, which sells products and systems to the food and other industries. Mr. Sellers is actively involved in his community. Mr. Sellers received his undergraduate degree from the University of Pennsylvania.

William L. Van Alen, Jr., joined the Board of Directors of USA in May 1993. Mr. Van Alen is President of Cornerstone Entertainment, Inc., an organization engaged in the production of feature films of which he was a founder in 1985. Since 1996, Mr. Van Alen has been President and a Director of The Noah Fund, a publicly traded mutual fund. Prior to 1985, Mr. Van Alen practiced law in Pennsylvania for twenty-two years. Mr. Van Alen received his undergraduate degree in Economics from the University of Pennsylvania and his law degree from Villanova Law School.

Steven Katz joined the Board of Directors in May 1999. He is President of Steven Katz & Associates, Inc., a management consulting firm specializing in strategic planning and corporate development for technology and service-based companies in the health care, environmental, telecommunications and Internet markets. Mr. Katz`s prior experience includes five years with PriceWaterhouse & Co. in audit, tax and management advisory services; two years of corporate planning with Revlon, Inc.; five years with National Patent Development Corporation (NPDC) in strategic planning, merger and acquisition, technology in-licensing and out-licensing, and corporate turnaround experience as President of three NPDC subsidiaries; and two years as a Vice President and General Manager of a non-banking division of Citicorp, N.A.

Douglas M. Lurio joined the Board of Directors of USA in June 1999. Mr. Lurio is President of Lurio & Associates, P.C., attorneys-at-law, which he founded in 1991. He specializes in the practice of corporate and securities law. Prior thereto, he was a partner with Dilworth, Paxson LLP. Mr. Lurio received Bachelor of Arts Degree in Government from Franklin & Marshall College, a Juris Doctor Degree from Villanova Law School, and a Masters in Law (Taxation) from Temple Law School.

The employment agreements of Leland P. Maxwell (former Chief Financial Officer of USA) and Michael K. Lawlor (former Vice President - Marketing and Sales) expired on June 30, 2003. Messrs. Maxwell and Lawlor each entered into a Separation Agreement with the Company that provided a severance payment of $77,273. The payments are due by the Company over a six-month period, or sooner at the discretion of the Company, and are conditioned upon Messrs. Lawlor and Maxwell each canceling an aggregate of 186,200 of the shares owned by each of them. The Separation Agreements also provided a Common Stock based severance pay based upon length of service to the Company. Mr. Lawlor received 333,070 shares of Common Stock as part of the 2003-A Common Stock offering at $.10 per share. Mr. Maxwell received 276,920 shares of Common Stock as part of the 2003-A Common Stock offering at $.10 per share.

During June 2003, Kenneth C. Boyle resigned as a Director of USA and Edwin R. Boynton resigned as a Director of USA.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 2001, June 30, 2002 and June 30, 2003 to each of the executive officers and employee of the Company named below.

                           Summary Compensation Table

                                Fiscal
Name and Principal Position     Year                Annual Compensation                   Long Term Compensation
------------------------------ ------      ----------------------------------------     ---------------------------
                                           Salary        Bonus         Other              Restricted   Securities
                                                         (1)           Annual             Stock        Underlying
                                                                       Compensation       Awards       Options (3)
-------------------------------------------------------------------------------------------------------------------
George R. Jensen, Jr.,           2003      $189,038      $250,000      $223,211(2)            --            --
Chief Executive Officer,         2002      $135,000      $288,000      $ 80,000(2)            --       320,000
                                 2001      $135,000      $140,000            --               --       300,000

Stephen P. Herbert,              2003      $183,854      $225,000      $185,317(2)            --            --
President                        2002      $125,000      $270,000      $ 80,000(2)            --       300,000
                                 2001      $125,000      $134,400            --               --        80,000

Leland P. Maxwell, Chief         2003      $120,000      $ 85,845      $ 89,190(2)            --            --
Financial Officer(4)             2002      $110,308      $151,200            --               --       130,000
                                 2001      $108,000      $ 44,240            --               --        50,000

H. Brock Kolls, Senior Vice      2003      $150,000      $ 25,000      $ 64,493(2)            --            --
President, Research &            2002      $125,769      $180,000      $ 50,000(2)            --       250,000
Development                      2001      $120,000      $ 97,440            --               --        80,000

Michael K. Lawlor, Senior        2003      $120,000      $103,252      $ 89,190(2)            --            --
Vice President, Sales and        2002      $103,846      $151,200            --               --       130,000
Marketing(4)                     2001      $100,000      $ 38,640            --               --        50,000


Adele H. Hepburn                 2003      $ 91,000      $282,382            --               --            --
Director of Investor             2002      $ 91,000      $472,609            --               --       500,000
Relations                        2001      $ 91,000      $171,700            --               --            --

(1) For fiscal year 2001, represents shares of Common Stock issued to the executive officers during the fiscal year valued at $1.12 per share, the closing bid price on the date of issuance. For Mr. Lawlor, the bonus also includes $1,265 sales commission. For fiscal year 2002, represents shares of Common Stock issued to the executive officers valued at $0.45 per share, which was the market value on the date of grant (Mr. Jensen-640,000 shares; Mr. Herbert-600,000 shares; Mr. Kolls-400,000 shares; Mr. Maxwell-260,000 shares; and Mr. Lawlor-260,000 shares). For Mr. Maxwell and Mr. Lawlor in 2002, the bonus also includes 90,000 shares of Common Stock valued at $0.38, which was the market price on the day of grant. This stock was awarded to reimburse them for tax payments incurred as a result of the award of a previous bonus. For Adele Hepburn in fiscal 2002, the bonus includes $408,267 of non cash compensation, as follows: 435,334 shares of Common Stock at $0.60; 384,334 shares at $0.10; and a $108,834 2001 - D 12% Senior Notes due December 31, 2003. For fiscal year 2003, includes a $100,000 Senior Note due 2005, including 200,000 shares valued at $.20, and $150,000 cash bonus for Mr. Jensen and $100,000 Senior Note due 2005, including 200,000 shares valued at $0.20 and $125,000 cash bonus for Mr. Herbert and a $25,000 cash bonus for Mr. Kolls; and a $100,000 Senior Note due 2005, including 200,000 shares valued at $.20 per share, a $41,095 Senior Note due 2004, and $100,000 cash bonus for Ms. Hepburn.

(2) Represents cash payments authorized to reimburse certain executive officers for tax payments incurred from the award of a previous bonus as well as car allowance payments.

(3) In July 1999, the Company extended the expiration dates until June 30, 2001 of the options to acquire Common Stock held by the following directors, officers, and employee: Adele Hepburn - 77,000 options; H. Brock Kolls - 20,000 options; William Sellers - 15,500 options; and William Van Alen - 12,500 options. All of the foregoing options would have expired in the first two calendar quarters of the year 2000 or the first calendar quarter of year 2001. In February 2001, all these options were further extended until June 30, 2003, and in addition the expiration dates of the following additional options were also extended to June 30, 2003: H. Brock Kolls - 20,000 options; Stephen Herbert
- 40,000 options; Michael Lawlor - 3,750 options; George Jensen - 200,000 options. In October 2000, the Company issued to George R. Jensen, Jr., fully vested options to acquire up to 200,000 shares of Common Stock at $1.50 per share. The options were exercisable at any time within two years following issuance. In February 2001, the Company extended the expiration date of these options until June 30, 2003. Effective December 31, 2002, all of the outstanding options (whether vested or unvested) then held by each of Messrs. Jensen, Herbert, Kolls, Maxwell, Sellers, Van Alen, Katz, Lurio and Boynton were voluntarily canceled by each of the foregoing individuals.

(4) Employed by the Company through June 30, 2003.

During the fiscal year ended June 30, 2003, there were no grants of stock options to the executive officers or the employee named above.

TOTAL OPTIONS EXERCISED IN FISCAL YEAR ENDED JUNE 30, 2003 AND YEAR END VALUES

The following table gives information for options exercised by each of the named executive officers and an employee in fiscal year 2003, and the number of options held by these executive officers and an employee at fiscal year end:


                                                                  Number of
                                                                  Securities            Value of
                                                                  Underlying            Unexercised
                                                                  Unexercised           In-the -Money
                                                                  Options at            Options at
                                                                  FY-End (#)            FY-End($)
                            Shares Acquired                       Exercisable/          Exercisable/
Name                        On Exercise (#)  Value Realized ($)   Unexersisabble        Unexercisable
--------------------------------------------------------------------------------------------------------
Adele H. Hepburn            0                0                    77,000/0              0
--------------------------------------------------------------------------------------------------------

During the fiscal year ended June 30, 2003, there were no options exercised by the executive officers and there were no options held by executive officers at fiscal year end.

EXECUTIVE EMPLOYMENT AGREEMENTS

The Company has entered into an employment agreement with Mr. Jensen which expires June 30, 2005, and is automatically renewed from year to year thereafter unless canceled by Mr. Jensen or the Company. The agreement provides for an annual base salary of $180,000. Mr. Jensen is entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. In determining whether to pay such a bonus, the Board would use its subjective discretion. The Agreement requires Mr. Jensen to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the Agreement and for a period of one year thereafter.

The agreement also grants to Mr. Jensen in the event a "USA Transaction" (as defined below) occurs after the date thereof an aggregate of 14,000,000 shares of Common Stock subject to adjustment for stock splits or combinations("Jensen Shares"). Mr. Jensen is not required to pay any additional consideration for the Jensen Shares. At the time of any USA Transaction, all of the Jensen Shares are automatically deemed to be issued and outstanding immediately prior to any USA Transaction, and are entitled to be treated as any other issued and outstanding shares of Common Stock in connection with such USA Transaction.

The term USA Transaction is defined as (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of the Company by any person, entity or group, or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the Company, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company. The Jensen Shares are irrevocable and fully vested, have no expiration date, and will not be affected by the termination of Mr. Jensen`s employment with the Company for any reason whatsoever. If a USA Transaction shall occur at a time when there are not a sufficient number of authorized but unissued shares of Common Stock, then the Company shall as a condition of such USA Transaction promptly take any and all appropriate action to make available a sufficient number of shares of Common Stock. In the alternative, the Company may structure the USA Transaction so that Mr. Jensen would receive the same amount and type of consideration in connection with the USA Transaction as any other holder of Common Stock.

The Company has entered into an employment agreement with Mr. Herbert, which expires on June 30, 2005, and is automatically renewed from year to year thereafter unless canceled by Mr. Herbert or the Company. The Agreement provides for an annual base salary of $165,000 per year. Mr. Herbert is entitled to receive such bonus or bonuses as the Board of Directors may award to him. The Agreement requires Mr. Herbert to devote his full time and attention to the business and affairs of the Company and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter. In the event that a USA Transaction (as defined in Mr. Jensen's employment agreement) shall occur, then Mr. Herbert has the right to terminate his agreement upon 30 days notice to USA.

Mr. Kolls has entered into an employment agreement with the Company, which expires on June 30, 2004, and is automatically renewed from year to year thereafter unless canceled by Mr. Kolls or the Company. The agreement provides for an annual base salary of $150,000 per year. Mr. Kolls is also entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. The Agreement requires Mr. Kolls to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of his agreement and for a period of one year thereafter.

Ms. Hepburn has entered into an employment agreement with the Company, which expires on June 30, 2005, and is automatically renewed from year to year thereafter unless canceled by Ms. Hepburn or the Company. The agreement provides for an annual base salary of $91,000 per year. Ms. Hepburn is also entitled to receive such bonus or bonuses as the Board of Directors may award to her. The Agreement requires Ms. Hepburn to devote her full time and attention to the business and affairs of the Company, and obligates her not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

The employment agreements of Messrs. Maxwell and Lawlor expired on June 30, 2003.

COMPENSATION OF DIRECTORS

Members of the Board of Directors receive cash and equity compensation for serving on the Board of Directors.

In April 2002, the Company granted to each of the five outside Directors (Messrs. Sellers, Van Alen, Katz, Lurio, and Boynton) options to purchase up to 100,000 shares of Common Stock at $0.40 per share as compensation for serving the one-year term, which commenced March 21, 2002. The options are fully vested and are exercisable at any time prior to April 12, 2005. Commencing on July 1, 2002 and at any and all times through June 30, 2003, each Director has been granted the right, without the payment of the per share exercise price of such options, to receive up to 50,000 shares represented by those options. In September 2002, Edwin P. Boynton elected to receive 50,000 shares in lieu of the above options.

In February 2001, the Company granted a total of 300,000 options to purchase Common Stock at $1.00 per share to each of the then outside members of the Board (Messrs. Sellers, Van Alen, Smith, Katz, Lurio, and Boynton). Of these, 120,000 options vested immediately; 90,000 options vested on June 30, 2001; and 90,000 vested on June 30, 2002. The options are exercisable at any time within five years following the vesting.

On December 31, 2002, each of Messrs. Sellers, Van Alen, Katz, Lurio, and Boynton voluntarily canceled all of the outstanding options then held by them.

During June 2003, we paid $50,000 to each of Messrs. Sellers, Van Alen, and Katz for their services as Directors during the 2003 fiscal year. As a condition of the cash payment, each of these Directors agreed to purchase from the Company 500,000 shares of Common Stock at $0.10 per share.

PRINICIPAL SHAREHOLDERS

Common Stock

The following table sets forth, as of June 30, 2003, the beneficial ownership of the Common Stock of each of the Company's directors and executive officers, the other employee named in the summary compensation table set forth above, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Common Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable:

                                         Number of Shares
       Name and Address                  of Common Stock          Percent
       of Beneficial Owner               Beneficially Owned(1)   of Class(2)
       -------------------                ---------------------     --------
George R. Jensen, Jr.                     2,266,000 shares(3)           *
517 Legion Road
West Chester, Pennsylvania 19382

Stephen P. Herbert                        1,186,050 shares(4)           *
536 West Beach Tree Lane
Strafford, Pennsylvania 19087

Haven Brock Kolls, Jr.                      103,825 shares(5)           *
1573 Potter Drive
Pottstown, Pennsylvania  19464

Leland P. Maxwell                                50 shares              *
401 Dartmouth Road
Bryn Mawr, Pennsylvania 19010

Michael K. Lawlor                           332,050 shares(6)           *
131 Lisa Drive
Paoli, Pennsylvania 19301

Adele H. Hepburn                          6,898,445 shares(7)          2.04%
208 St. Georges Road
Ardmore, Pennsylvania 19003

Douglas M. Lurio                            421,463 shares(8)           *
2005 Market Street, Suite 2340
Philadelphia, Pennsylvania 19103

William W. Sellers                        1,833,812 shares(9)           *
394 East Church Road
King of Prussia, Pennsylvania 19406

William L. Van Alen, Jr.                    648,340 shares(10)          *
Cornerstone Entertainment, Inc.
P.O. Box 727 Edgemont, Pennsylvania 19028

La Jolla Cove Investors, Inc.             28,736,059 shares(11)        8.50%
7817 Herschel Avenue, Suite 200
La Jolla, California 92037

Kazi Management VI Inc.                   22,857,145 shares(12)        6.76%
30 Dronnigens Gade Ste B
St. Thomas, Virgin Islands 00802

All Directors and Executive Officers
As a Group (9 persons)                     7,244,477 shares(13)        2.20%

---------
* Less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of the Preferred Stock, shares issuable upon the conversion of Convertible Senior Notes, or shares of Common Stock issuable upon exercise of warrants and options currently exercisable, or exercisable within 60 days of June 30, 2003, are deemed to be beneficially owned for purposes hereof.

(2) On June 30, 2003 there were 218,741,042 shares of Common Stock and 524,492 shares of Series A Preferred Stock issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all shares of issued and outstanding Preferred Stock have been converted into 524,492 shares of Common Stock, that all of the options to acquire Common Stock which have been issued and are fully vested as of June 30, 2003 (or within 60-days of June 30, 2003) have been converted into 2,907,485 shares of Common Stock. For purposes of computing such percentages it has also been assumed that all of the remaining Purchase Warrants have been exercised for 62,127,724 shares of Common Stock; that all of the Senior Notes have been converted into 53,295,128 shares of Common Stock; and that all of the accrued and unpaid dividends on the Preferred Stock as of June 30, 2003 have been converted, into 591,311 shares of Common Stock. Therefore, for purposes of computing the percentages under this table, there are 338,187,182 shares of Common Stock issued and outstanding.

(3) Includes 500,000 shares issuable upon conversion of Senior Notes, 311,000 shares of Common Stock beneficially owned by his spouse, 75,000 shares issuable upon the exercise of warrants beneficially owned by his son and 80,000 and 50,000 shares issuable upon conversion of Senior Notes beneficially owned by his son and spouse, respectively. Does not include the right granted to Mr. Jensen under his Employment Agreement to receive Common Stock upon the occurrence of a USA Transaction (as defined therein). See "Executive Employment Agreements".

(4) Includes 250,000 shares issuable to Mr. Herbert upon the conversion of Senior Notes, 1,000 shares of Common Stock beneficially owned by his child, 100,000 shares of Common Stock beneficially owned by his spouse and 250,000 shares issuable upon the conversion of Senior Notes beneficially owned by his spouse.

(5) Includes 22,500 shares of Common Stock issuable to Mr. Kolls upon the exercise of warrants, 12,000 shares of Common Stock owned by his spouse, 24,000 shares issuable to his spouse upon conversion of her Senior Note and 3,600 shares issuable upon the exercise of warrants beneficially owned by his spouse.

(6) Includes 80,000 shares of Common Stock beneficially owned by Mr. Lawlor's spouse.

(7) Includes 375,549 shares of Common Stock owned by her spouse, 5,150 shares underlying Series A Preferred Stock held by her and her spouse, 1,109,420 shares issuable upon the conversion of her Senior Notes, 72,895 shares issuable to her spouse upon the conversion of his Senior Notes, 300,000 shares issuable upon the exercise of her warrants, 77,000 shares issuable upon the exercise of options held by her and 5,000 shares issuable upon the exercise of options held by her spouse.

(8) Includes 225,000 shares issuable upon conversion of Senior Notes.

(9) Includes 17,846 shares of Common Stock owned by the Sellers Pension Plan of which Mr. Sellers is a trustee, 4,952 shares of Common Stock owned by Sellers Process Equipment Company of which he is a Director, and 10,423 shares of Common Stock owned by Mr. Seller's wife. Includes 408,334 shares issuable upon conversion of his Senior Notes.

(10) Includes 116,670 shares of Common Stock issuable to Mr. Van Alen upon conversion of his Senior Notes and 4,000 shares of Common Stock beneficially owned by his spouse.

(11) Includes 2,270,683 shares of Common Stock owned by La Jolla and 26,465,376 shares of Common Stock issuable to upon the exercise of Purchase Warrants. In October 2003, warrants exercisable for 9,000,000 of these shares were cancelled.

(12) Includes 3,571,429 shares of Common Stock owned by Kazi and 19,285,716 shares of Common Stock issuable upon the exercise of Purchase Warrants.

(13) Includes all shares of Common Stock described in footnotes (3) through (10) above.

Preferred Stock

The following table sets forth, as of June 30, 2003 the beneficial ownership of the Preferred Stock by the Company's directors and executive officers, the other employee named in the Summary Compensation Table set forth above, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Preferred Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                      Number of Shares
Name and Address of                   of Preferred Stock           Percent
Beneficial Owner                      Beneficially Owned         of Class(l)
-------------------                   ------------------           --------
Adele H. Hepburn
208 St. Georges Road
Ardmore, Pennsylvania 19003             5,150 shares (2)              *

All Directors and
Executive Officers
As a Group (9 persons)                         0                      *

--------------
(1) There were 524,492 shares of Preferred Stock issued and outstanding as of June 30, 2003.

(2) Ms. Hepburn is an employee of the Company.

                              CERTAIN TRANSACTIONS

On December 31, 2000, Stitch Networks Corporation ("Stitch") executed a Vending Placement, Supply and Distribution Agreement with Eastman Kodak Company, Maytag Corporation and Dixie Narco, Inc., which formed a strategic alliance to market and execute a national vending program for the sale of one-time use camera and film products. The Agreement provides for an initial term of three years ending December 31, 2003, with additional provisions for early termination and extensions as defined. Furthermore, the Agreement also provides for exclusivity among the parties for the term of the Agreement relating to the sale of camera and film products from vending machines within the Continental United States. Pursuant to this agreement, Stitch, the Company`s subsidiary, purchases vending machines from Dixie-Narco, Inc. ("Dixie"). Dixie is owned by Maytag Corporation which is the owner of the Company`s shareholder, Maytag Holdings, Inc. Mr. Boyle, a former Director of the Company, is a Vice President of Maytag Corporation. There were purchases from Dixie of $201,000 and $8,000 for the fiscal year ended June 30, 2003 and for the period May 14, 2002 through June 30, 2002, respectively. Amounts payable to Dixie of approximately $130,000 and $124,000 are included in accounts payable in the June 30, 2003 and 2002 consolidated balance sheets of the Company.

During the fiscal years ended June 30, 2003 and June 30, 2002, the Company incurred charges to Lurio & Associates, P.C., of which Mr. Lurio is President and a shareholder, for professional fees of approximately $305,000 and $213,000 respectively, for legal services rendered to the Company by such law firm. During the years ended June 30, 2003 and 2002, the Company accrued approximately $22,000 and $30,000, respectively, for these services. Mr. Lurio is a Director of the Company.

     In October 2002, the Company approved the issuance to each of George R. Jensen, Jr., our Chief Executive Officer, and Stephen P. Herbert, our President and Chief Operating Officer, of $100,000 of the Senior Note offering. Pursuant thereto, each of them received a $100,000 12% Senior Note due December 31, 2005, and the related 200,000 shares of Common Stock. Both Mr. Jensen and Mr. Herbert earned the Note and related shares in fiscal 2003 for services rendered. In October 2002, the Company approved the issuance of $100,000 of the Senior Note offering and 200,000 related shares of Common Stock to Adele Hepburn for services rendered during the 2002 calendar year. Ms. Hepburn earned the Note and related shares in fiscal 2003 for services rendered.

     In April and May 2003, the Company authorized the payment of $420,000 over the following six months to its five executive officers. The payments are to assist in the 2002 tax liability incurred by the executives due to common stock bonuses received by them during calendar year 2002.

     During June 2003, the Company approved the following cash payments as a bonus for services rendered to the Company by the named executive during the 2003 fiscal year: Mr. Jensen-$150,000; Mr. Herbert-$125,000; Ms.
Hepburn-$100,000; and Mr. Kolls- $25,000. The payment of the bonus was conditioned upon the executive investing the entire cash bonus in common stock of the Company at $.10 per share.

On July 10, 2003, USA and George R. Jensen, Jr., Chief Executive Officer and Chairman of USA, agreed upon an amendment to Mr. Jensen's employment agreement. Pursuant thereto, the number of shares of Common Stock of USA issuable to Mr. Jensen by USA upon the occurrence of a "USA Transaction" (as such term is defined in his employment agreement) was fixed at 14,000,000 shares rather than seven percent of the then issued and outstanding shares as previously provided. USA also agreed to issue to Mr. Jensen an aggregate of 10,500,000 shares of restricted Common Stock, 2,500,000 shares of which will be issued as compensation to Mr. Jensen for future services, and 8,000,000 shares of which will be issued to Mr. Jensen in connection with the employment agreement amendment. Mr. Jensen has agreed to enter into a lock up agreement pursuant to which he shall not sell 2,500,000 of the shares for a one-year period and 8,000,000 of the shares for a two-year period.

The Company does not have any policy with respect to entering into future related party transactions.


                              SELLING SHAREHOLDERS

Each of the selling shareholders listed below is, as of the date hereof, the holder of our common stock or has the right to acquire the number of shares of common stock set forth opposite such selling shareholder`s name. The issuance of the common stock to the selling shareholders as well as the issuance of the common stock to the selling shareholders upon exercise of the warrants or options or upon conversion of the convertible senior notes was or will be a transaction exempt from the registration requirements of the Act and various state securities laws.


We have agreed, at our expense, to register all of the common stock for resale by the selling shareholders under the Act. We expect to incur expenses of approximately $50,000 in connection with the registration statement of which this prospectus is a part.


The number of shares that may be actually sold by the selling shareholder will be determined by the selling shareholder. The selling shareholders are under no obligation to sell all or any portion of the shares offered, nor are the selling shareholders obligated to sell such shares immediately under this Prospectus. Particular selling shareholders may not have a preset intention of selling their shares and may offer less than the number of shares indicated. Because the selling shareholder may sell all, some or none of the shares of common stock that the selling shareholder holds, no estimate can be given as to the number of shares of our common stock that will be held by the selling shareholder upon termination of the offering. Shares of common stock may be sold from time to time by the selling shareholders or by pledgees, donees, transferees or other successors in interest.

The following tables set forth information with respect to each selling shareholder and the respective amounts of common stock that may be offered pursuant to this prospectus. None of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us, except as noted below. Except as specifically set forth below, following the offering, and assuming all of the common stock offered hereby has been sold, none of the selling shareholders will beneficially own one percent (1%) or more of the common stock.

                               ILLES COMMON STOCK

                                                  Beneficial Ownership
                                                  After Offering
                              Common Stock        --------------------
Selling Shareholder           Offered Hereby      Number       Percent
-------------------           --------------      ---------    -------

Steve Illes (1)                  5,000,000        3,520,000     1.52%

-----------
*Less than 1%.

(1) Represents 4,000,000 shares underlying warrants exercisable at $.10 per share and 1,000,000 shares purchased at $.10 per share in April 2003. We have agreed to register these shares for resale by the holder thereof at our cost and expense for a period of one year. As of the date of this prospectus, none of these warrants have been exercised. Mr. Illes acted as our consultant from April through July, 2003 and received compensation of $50,000.

                             PROVIDENCE COMMON STOCK

                                                  Beneficial Ownership
                                                  After Offering
                              Common Stock        --------------------
Selling Shareholder           Offered Hereby      Number     Percent
-------------------           --------------      ------     -------

Providence
Investment Management(1)         2,500,000          0            *

-----------
*Less than 1%.

(1) Represents shares issued by us in May 2003 at $.10 per share. We have agreed to register these shares for resale by the holder thereof at our cost and expense for a period of one year. The natural person who exercises shared voting or dispositive powers with respect to the shares is Robert Becker.

          SENIOR NOTE INTEREST COMMON STOCK & WARRANTS

                                           COMMON STOCK & WARRANTS     BENEFICIAL OWNERSHIP
SELLING SHAREHOLDER                        OFFERED HEREBY              AFTER OFFERING
---------------------------                ------------------------    -----------------------
                                                                          NUMBER      PERCENT
                                                                       -----------------------

DONALD T           AANESTAD                       19,800                                  *
VIJAY              ALIMACHANDANI                  29,300                                  *
ALAN               ALPERT                          7,200                                  *
JOHN P             AYERS                          14,400                                  *
JOHN               BACHICH                        42,000                                  *
CHARLES F          BELLAVIA                        9,900                                  *
NANCY & EARL       BESCH                          14,400                                  *
GUNTER J           BEYER(18)                      10,600                   360,300        *
BENJAMIN LEE       BIRD                           14,400                                  *
KATHLYNE K         BIRDSALL                        1,804                                  *
DAVID C            BLACKBURN                       1,300                                  *
JOSEPH             BOLITSKY                       96,000                                  *
EDWIN R            BOYNTON (1)                    46,800                   140,862        *
JAMES R             BOYNTON, ACCT #                7,200                                  *
DAVID G            BRAY                            2,508                                  *
DOUGLAS & CAROLYN  BRITTAIN                       21,866                                  *
BRITTAIN FAMILY TRUST(19)                          9,600                                  *
GORDON L           BRODINE                        48,160                                  *
MICHAEL J          BUDINETZ                       15,100                                  *
VINCENT            CALVARESE                      14,250                                  *
WILLIAM A          CAMPBELL                        2,700                                  *
RALPH A            CARABASI                        1,200                                  *
JULIE              CARLSON                        11,366                                  *
GARY               CELLA                           2,720                                  *
MICHAEL J          CHIORDI                        14,400                                  *
GERALD E           CLARK JR                       10,080                                  *
ROBERT J           CLARKE                         17,394                                  *
DIANE              CLOUTIER                       86,400                                  *
ROGER D            COFFEY                          9,866                                  *
MARC A             COHEN                          82,800                                  *
CORNERSTONE PUBLIC RELATIONS GRP (20)              1,168                       584        *
JOHANNA            CRAVEN                          2,136                                  *
JIM                CROSS                           4,800                                  *
WILLIAM R          CROTHERS                        9,004                                  *

                                       48

DUDLEY R           CROW                              166                                  *
LORRAINE           CROW                            1,282                                  *
BENJAMIN           DEACON                            750                                  *
CLIFTON B          CURRIN TRUST                   12,000                                  *
DAMAR INVESTMENT TRUST (21)                      160,546                 2,312,573        1%
BENJAMIN           DEACON                          3,206                                  *
DELTA WESTERN COMPANY (2)                         54,000                   347,383        *
DAVID              DEMEDIO (3)                    16,200                   166,750        *
LOUIS E            DI RENZO                        7,200                                  *
DILIGENT FINANCE COMPANY LTD (4)                 356,268                 1,149,680        *
ANEES T            DIN                            16,200                                  *
LEO J              DOLAN                          28,800                                  *
ROBERT F           DRESS                          10,400                                  *
HOWARD             EFFRON                         13,814                                  *
BENTLY             ELLIOTT                        12,826                                  *
ELLSHAY LLC (5)                                    3,000                     1,500        *
ANTHONY J          FANELLI                        18,980                                  *
HENRY J            FIELDMAN(22)                    7,200                    29,175        *
JOHN S             FOSTER                         98,400                                  *
HELEN K            FOX                            14,018                                  *
SAMANTHA HARRIS    FULMER                          1,274                                  *
DOROTHY            GALVIN                          1,440                                  *
MARGARET R         GEDDIS                          3,600                                  *
ROBERT G           GIDDENS                       129,468                                  *
FREDERICK F        GLOCKNER                        1,440                                  *
WILLIAM M          GOLDSTEIN                      43,200                                  *
EDWARD             HALDEMAN                        6,000                                  *
PAULINE E          HALDEMAN                        6,000                                  *
IRA FBO ROBERT A   HAMILTON (6)                    5,712                     2,856        *
JOHN E             HAMILTON                        4,320                                  *
ROBERT             HAMILTON (6)                   13,104                    54,112        *
PETER & DEBORAH    HARRIS                          7,200                                  *
GEORGE             HARRUM (7)                        834                    82,917        *
JOHN               HAY (23)                        7,200                                  *
HEALD FAMILY TRUST (8)                            16,800                    55,175        *
ANDREW B           HEBENSTREIT                    33,000                                  *
ADELE H             HEPBURN (28)                  45,358                 6,161,944      2.8%
JOYCE              HODGES                          7,200                                  *
MICHELLE           HOLLENSHEAD                     3,004                                  *
JAMES M            HOLMWOOD                       28,800                                  *
HRUBALA ASSOCIATES, A PARTNERSHIP (9)             24,234                   105,667        *
GORDON F           HUDSON                         26,750                                  *

                                       49

CHRISTINE F        HUGHES                          3,600                                  *
STEVE              ILLES (30)                     90,000                   8,430,000        3.04%
WENDY              JENKINS                        11,800                                  *
WILLIAM ROBERT     JOHNSTON                        7,200                                  *
CHARLES T          JONES                           7,200                                  *
F/B/O FRED         KARAGOSIAN                     14,400                                  *
GLORIA & FRED      KARN                            1,440                                  *
MICHAEL            KATCHUR                        10,800                                  *
THOMAS A           KATCHUR                        37,500                                  *
MAUDE WOOD         KENT                           14,400                                  *
THOS & MAUDE WOOD  KENT                           14,400                                  *
ROBERT A           KILGORE                        72,000                                  *
SHIRLEY K          KNERR                          12,960                                  *
GREGORY S          KOBUS                          14,400                                  *
CHRISTINE F        KOLLS(24)                       7,200                    12,000        *
PAUL G             LANNI                          14,400                                  *
WARREN D           LEWIS                          17,400                                  *
LEXINGTON VENTURES INC (10)                        7,600                   123,800        *
H MATHER           LIPPINCOTT JR                  12,000                                  *
ANTHONY F          LOPEZ                          17,400                                  *
ROBERT             LOZOWSKI                        1,974                                  *
DOUGLAS            LURIO (11)                     18,000                   552,471        *
JAMES P            MACCAIN                        35,600                                  *
LEWIS F            MADAN                           2,880                                  *
KATHLEEN           MASON                         124,800                                  *
CHARLES            MAYER                           7,560                                  *
BARRY N            MCCABE                          9,434                                  *
DUANE C            MCCARTHY                        1,440                                  *
G ELLARD           MCCARTHY                        7,200                                  *
JOHN F             MCCORMICK                       7,500                                  *
BOB                MCGARRAH(25)                   18,000                    69,000        *
JOHN P             MCGONIGLE                       1,440                                  *
MARY C             MCGONIGLE                       1,440                                  *
MEDIATECH CAPITAL(26)                            501,174                   336,572        *
JAMES F            MERRIMAN                       68,636                                  *
EILEEN             MILLER                          5,760                                  *
HARLEY             MILLER                         28,842                                  *
WANDA S            MOFFITT                         5,400                                  *
GEORGE W           MOFFITT JR                     16,204                                  *
THOMAS             MOLUMPHY                        7,200                                  *
MOLUMPHY CAPITAL MGMT (12)                        14,400                    99,088        *
ROBERT             MONTGOMERY                     38,400                                  *
MAC G              MORRIS                          7,200                                  *
JAMES H            MOSIER                         18,198                                  *
GARY               NASH                              960                                  *

                                       50

ELIZABETH L        NELSON                         50,634                                  *
ROBERT F           NEMETH                         15,654                                  *
GREGG J            NEWHUIS                        83,296                                  *
JEFFREY M          NEWHUIS                        10,080                                  *
PATRICK            NOLAN                          31,236                                  *
PAUL               NORDIN                          4,800                                  *
GARY                OAKLAND                        9,700                                  *
GEORGE             O`CONNELL                     216,000                                  *
OLDOM & CO. (29)                                   6,000                                  *
ROBERT              PADRICK, TRUSTEE              63,000                     3,000        *
PANORAMA PARTNERS LP (13)                            100                   117,334        *
MICHAEL A          PARKER                          4,800                                  *
NEIL L             PARKER                          6,050                                  *
RICHARD & LAURA    PARKER                         24,084                                  *
JOSEPH             PELLEGRINO                    206,666                                  *
ROBERT H           POTTS                          12,000                                  *
CHARLES W          PROCTOR III                       516                                  *
ERNEST L           RANSOME III                     7,200                                  *
HARRY              RENNER IV                      57,600                                  *
JOHN B             RETTEW III                     15,000                                  *
GARDINER           ROGERS                         15,840                                  *
MARIE G            ROPER                           7,200                                  *
GERALD B            ROSENTHAL                     12,000                                  *
KARL F             RUGART                         39,600                                  *
JOHN S             RUPP                           10,392                                  *
VALENTINA          SAS                             2,880                                  *
EDWARD L           SCHOENHUT                      28,800                                  *
WILLIAM F          SCHOENHUT JR                   36,366                                  *
STEPHEN            SCHWARTZ                       32,800                                  *
VICKI S             SCIFERS                        3,900                                  *
MARY L             SCRANTON                        8,400                                  *
NICHOLAS           SELLERS                        14,400                                  *
WILLIAM W          SELLERS TR UA 11/20/00
                     WILLIAM W SELLERS REV(14)    43,366                 1,436,674        *
AMY T              SEYMOUR (15)                       66                    82,033        *
RAYMOND K          SHOTWELL                        5,686                                  *

                                       51

LEONARD H          SICHEL JR                      14,400                                  *
RICHARD            SMITH                         160,640                                  *
KATHY              SMITLEY                         3,892                                  *
MELVIN G           SNYDER                          3,900                                  *
TERRY W            STANGLEIN                      42,484                                  *
ELINOR             STEINHILBER                    14,400                                  *
MICHAEL            STEIR                          15,516                                  *
CPT ERIC W         STETSON                         7,200                                  *
GERTRUDE T.        STEVENS                        16,668                                  *
HOMER N            STEWART                        14,400                                  *
PRISCILLA          STITT                           6,450                                  *
VIVIAN K           STROUD (16)                     8,100                   164,425        *
CLARK D            STULL                          17,220                                  *
GEORGE E           SZYCHOSKI                         144                                  *
MICHAEL W          SZYCHOSKI                         364                                  *
CONSTANTINE TEOFIL SZYMBORSKI                     14,400                                  *
ALFRED HUNTER      THOMPSON                        3,078                                  *
ANDREW             THOMPSON                          720                                  *
WILLIAM E          THOROUGHGOOD                    1,500                                  *
GUILLERMO M        TORRES                          6,000
JAMES              TURNER                         40,934                                  *
ANTHONY B          ULLMAN (27)                     7,200                    12,000        *
WILLIAM L          VAN ALEN JR (17)               22,066                 1,009,868        *
C. ANTHONY         WAINWRIGHT                      4,000                                  *
DWANE M            WEAVER                          9,866                                  *
MICHAEL L          WEAVER                          1,440                                  *
WESLEY R           WEAVER                         15,498                                  *
ARTHUR L           WHEELER  ACCT #216-39U48      187,200                                  *
ARTHUR & RUTH      WIENER                         13,732                                  *
ARTHUR A           WIENER                          4,204                                  *
BERNARD            WIENER                          2,566                                  *
J EDWARD           WILLARD                        74,500                                  *
KENNETH B          WILSON                          5,016                                  *
CLAUDINE           WOLFE                           2,196                                  *
C EDWIN            WRIGHT                          4,716                                  *
JOHN D             WRIGHT                         12,050                                  *
CRAIG              YOSHIMOTO                      14,400                                  *
JOSEPH             ZIRBES                          3,000                                  *
RUTH               ZWEIGBAUM                      16,768                                  *


                                    TOTAL      5,149,748 (31)

----------------
*    Less than 1%
(1)  MR. BOYNTON IS A FORMER DIRECTOR OF THE COMPANY.
(2) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, DELTA WESTERN COMPANY, IS GEORGE W MOFFITT.
(3)  MR. DEMEDIO IS THE CFO OF USA.
(4) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, DILIGENT FINANCE COMPANY LTD, IS RAI HAMILTON.
(5) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, ELLSHAY LLC, IS MARK ERLICH.
(6)  MR. HAMILTON IS AN EMPLOYEE OF USA.
(7)  MR. HARRUM IS AN EMPLOYEE OF USA.
(8) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, HEALD FAMILY TRUST, IS JACK HEALD.
(9) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, HRUBALA ASSOCIATES, A PARTNERSHIP, IS DAVID R MOLUMPHY.
(10) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, LEXINGTON VENTURES, IS LARRY GORDON.
(11) MR. LURIO IS A DIRECTOR AND HIS LAW FIRM, LURIO & ASSOCIATES, P.C., IS GENERAL COUNSEL TO USA.
(12) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, MOLUMPHY CAPITAL MGMT, IS THOMAS J MOLUMPHY.
(13) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, PANORAMA PARTNERS LP, IS AARON LEHMANN.
(14) MR. SELLERS IS A DIRECTOR OF USA.
(15) MRS. SEYMOUR IS AN EMPLOYEE OF USA.
(16) MS. STROUD IS AN EMPLOYEE OF USA.
(17) MR. VAN ALEN JR. IS A DIRECTOR OF USA.
(18) MR. BEYER IS A CONSULTANT OF USA.
(19) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO SHARES HELD OF RECORD BY THE ENTITY, BRITTAIN FAMILY TRUST, IS E. DOUGLAS BRITTAIN.
(20) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, CORNERSTONE PUBLIC RELATIONS GROUP, IS M. DARLENE HERBERT FELT
(21) THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO THE SHARES HELD OF RECORD BY THE ENTITY, DAMAR INVESTMENT TRUST, IS DAVID L. WEAVER.
(22) MR. FEILDMAN IS A MEMBER OF THE LAW FIRM OF FIELDMAN, HAY & ULLMAN, LLP, WHICH REPRESENTED THE COMPANY IN CONNECTION WITH PRIOR LITIGATION.

(23) MR. HAY IS A MEMBER OF THE LAW FIRM OF FIELDMAN, HAY & ULLMAN, LLP, WHICH REPRESENTED THE COMPANY IN CONNECTION WITH PRIOR LITIGATION.
(24) SPOUSE OF H. BROCK KOLLS, AN EMPLOYEE OF THE COMPANY.
(25) MR. MCGARRAH IS A CONSULTANT TO THE COMPANY.
(26) MEDIATECH CAPITAL IS THE SUCCESSOR TO TECHNOLOGY PARTNERS (HOLDINGS), LLC, THE COMPANY'S FORMER INVESTMENT BANKER. THE NATURAL PERSON WHO EXERCISES SOLE AND/OR SHARED VOTING OR DISPOSITIVE POWERS WITH RESPECT TO SHARES HELD OF RECORD BY MEDIATECH CAPITAL IS PORTER BIBB.
(27) MR. ULLMAN IS A MEMBER OF THE LAW FIRM OF FIELDMAN, HAY & ULLMAN, LLP, WHICH REPRESENTED THE COMPANY IN CONNECTION WITH PRIOR LITIGATION.
(28) MS. HEPBURN IS DIRECTOR OF PUBLIC RELATIONS OF USA.
(29) BROKERAGE ACCOUNT FOR ELIZABETH NELSON.
(30) MR. ILLES ACTED AS OUR CONSULTANT FROM APRIL THROUGH JULY 2003.
(31) REPRESENTS 2,574,874 SHARES ISSUED AT THE RATE OF $.20 PER SHARE AND 2,574,874 SHARES UNDERLYING WARRANTS TO PURCHASE OUR SHARES AT $.20 PER SHARE AT ANY TIME THROUGH JUNE 30, 2004. THESE SHARES AND WARRANTS WERE ISSUED TO OUR SENIOR NOTEHOLDERS WHO ELECTED TO RECEIVE THESE SECURITIES IN LIEU OF CASH FOR THE JUNE 30, 2002, SEPTEMBER 30, 2002, DECEMBER 31, 2002, MARCH 31, 2003 AND JUNE 30, 2003 QUARTERLY INTEREST PAYMENTS. WE HAVE AGREED TO REGISTER THESE SHARES FOR RESALE UNDER THE ACT AT OUR COST AND EXPENSE THROUGH JUNE 30, 2004. AS OF THE DATE OF THIS PROSPECTUS, NONE OF THESE WARRANTS HAVE BEEN EXERCISED.


                              2003-A COMMON STOCK


                                                                             COMMON STOCK      BENEFICIAL OWNERSHIP
SELLING SHAREHOLDER                                                          OFFERED HEREBY    AFTER OFFERING
---------------------------                                                  --------------    -----------------------
                                                                                               NUMBER      PERCENT
                                                                                               -----------------------
JACQUELYN B                        ACKERMAN                                     250000           250,000      *
AHP HOLDINGS(1)                                                                 305000           305,000      *
BRIAN & ANGELA                     ALDERMAN                                      50000                        *
C GALE & C REA                     ALDERMAN                                    1000000                        *
C REA                              ALDERMAN IRA                                  35000                        *
ROGER L                            ALEXANDER                                    150000                        *
VIJAY                              ALIMACHANDANI                                250000                        *
JACKSON L                          ANDERSON                                       5000                        *
ROBERT                             ANTONELLI                                      5000                        *
CHARLES W                          APPLE                                        140000                        *
ROBERT S                           APPLEBY                                       50000                        *
RICHARD M                          APPLEBY JR                                    50000                        *
JOHN P                             AYERS                                         20000                        *
B.B. SECURITIES CO(2)                                                           350000           350,000      *
ESTATE OF MICHAEL                  BACHICH                                      150000                        *
JOHN R                             BACHICH                                      400000                        *
BACHICH FAMILY TRUST(3)                                                         250000           900,000      *
ALAN A & JUDITH C                  BALLARD                                      500000                        *
VIRGINIA S                         BALTZELL                                      20000                        *

                                       54

CHARLES M & NANCY P                BARCLAY                                       50000                        *
JOSEPH P                           BARTHMAIER                                    50000                        *
MARION DOUGLAS & TEDDIE EARLINE    BELIN JTWROS                                 100000                        *
LAWRENCE                           BERK(4)                                       50000           140,000      *
JOHN                               BERUKOFF                                      25000                        *
GUNTER J                           BEYER(5)                                     320000           360,300      *
STEPHEN A                          BIERY                                         20000                        *
RICHARD L & MARY J                 BIRTZ                                         20000                        *
DAVID C                            BLACKBURN                                    100000                        *
DONALD F                           BLACKBURN                                     90000                        *
HARVEY D                           BLETCHMAN                                     20000                        *
JAMES LYNN                         BOHR                                          50000                        *
JOSEPH J                           BOLITSKY                                     500000                        *
ANGELO N                           BONACCORSI                                    20000                        *
JOHN E  & MARION                   BOND SR                                       25000                        *
SHARYN H & JOHN DAVID              BOWMAN                                        15000                        *
TERRY L                            BOYD                                          20000                        *
Prudentioal Securities C/F Dr James R                                                                         *
  Boynton IRA Rollover Dtd 10-11-01                                              80000                        *
MICHAEL J                          BUDINETZ                                      20000                        *
EARL J                             BURAK                                           200                        *
GREGORY J                          CALLEGARI                                     50000                        *
WILLIAM L                          CANDY                                        250000                        *
CAPE MACKINNON INC(6)                                                            75000           500,000      *
JAMES A                            CAPLAN                                       300000                        *
CARLSON INVESTMENTS INC(7)                                                     1190000                        *
CHARLES D & SAMUEL D               CARON                                        200000         1,190,000      *
DEBRA P                            CARTLEDGE                                      5000                        *
AUGUST B                           CASTLE JR                                    325000                        *
JOE                                CHAVARA                                      100000                        *
GERALD E                           CLARK JR                                       7000                        *
ROBERT J                           CLARKE JR                                    100000                        *
EDMOND R                           COCCI                                        500000                        *
JENNIFER L                         COHEN                                        120000                        *
MARC A                             COHEN                                        365000                        *
COLUMBIA MARKETING(8)                                                           500000           500,000      *
CONG SHARIT HAPLETA(9)                                                         2000000         2,000,000      *
DONALD E                           COOK                                           5000                        *
MERRITT                            CORNWELL           JOEL           SAVITZ       5000                        *
GLORIA                             CORSON                                        10000                        *
ANTHONY R                          COSTA                                         50000                        *
WILLIAM R                          CROTHERS                                     220000                        *
DUDLEY R                           CROW                                          60000                        *
LORRAINE                           CROW                                           1500                        *
CLIFTON B                          CURRIN JR                                     20000                        *

                                       55

CLIFTON B CURRIN TR U/A 3/8/89                                                  170000                        *
WILLIAM                            CURTIS                                       175000                        *
WILLIAM & LINDA                    CURTIS                                        75000                        *
DAMAR INVESTMENT TRUST DTD 7-1-03(10)                                          1369400         2,312,573      1%
DAN ROC LTD PARTNERSHIP(11)                                                    1000000         1,000,000      *
ROBERT S                           DARBEE                                       177700                        *
CARMINE                            DE GREGORIO                                   10000                        *
SHERI-LYNN                         DEMARIS                                      800000                        *
LOUIS E & ROSE M                   DIRENZO                                       10000                        *
LYNDA                              DODGE                                          5000                        *
CHARLES                            DOLEY                                        100000                        *
PETER                              DOLID                                         10000                        *
RICHARD C & BRIAN J                DOUGHERTY                                      2000                        *
JOSEPH G                           ELIAS                                         10000                        *
BENTLY                             ELLIOTT                                       60000                        *
SOLOMON                            ELLNER                                       100000                        *
JAY H                              ESHLEMAN                                      20000                        *
MARTHA                             ESHLEMAN                                      20000                        *
ELWOOD W                           ESHLEMAN TTEE                                 20000                        *
WILLIAM                            ESPOSITO           JOEL           SAVITZ       5000                        *
TERRY W                            ESSER                                         20000                        *
LEWIS Y                            FABER                                        250000                        *
ANTHONY                            FANELLI                                       45000                        *
REED S                             FOSTER                                        15000                        *
CYNTHIA                            FRANCIS                                       30000                        *
ROBERT R                           FREY                                          85675                        *
JEFFREY                            GARDNER                                      120000                        *
MARGARET R                         GEDDIS                                        20000                        *
JOSEPH A                           GENTILE                                       10000                        *
RICHARD L                          GERMAINE                                      15000                        *
ROBERT G                           GIDDENS                                      275000                        *
ROBERT A GILLON, SR. TRUST DTD 9/5/90                                          2000000                        *
JOSEPH & BETH LYNN                 GIORDANO JR                                  200000                        *
RACHEL                             GLICKSMAN                                     96000                        *
WILLIAM M                          GOLDSTEIN                                     30000                        *
PETER                              GRAHM                                        265000                        *
HAROLD N                           GRAY                                          80000                        *
HAROLD N  & JANE G                 GRAY                                          25000                        *
ROBERT                             GUERIERA JR                                   25000                        *
EDWARD                             HALDEMAN                                     450000                        *
PAULINE E                          HALDEMAN                                     250000                        *
THOMAS E                           HALL                                        1000000                        *
ROBERT W & VIRGINIA M              HALL                                           5000                        *
JOHN E                             HAMILTON                                      50000                        *

                                       56

ROBERT A                           HAMILTON(12)                                  40000            54,112      *
JOHN E HAMILTON  ROTH IRA                                                        35000                        *
WILLIAM R                          HANSEN                                       100000                        *
DAVID                              HARRIS                                        10000                        *
JASON BRADLEY                      HARRIS                                        48000                        *
KENNETH R                          HARRIS                                        50000                        *
R JOHNSTONE                        HARRITY                                       20000                        *
WILLIAM F                          HARRITY JR                                  1000000                        *
FREDERICK                          HAUPT                                          5000                        *
ROBERT P                           HAUPTFUHRER                                  250000                        *
ROBERT P HAUPTFUHRER FAMILY PARTNERSHIP(13)                                     100000           270,000      *
ANDREA                             HAVENS                                        30000                        *
HEALD FAMILY TRUST(14)                                                           15000            55,175      *
Charles Schwab & Co FBO Cynthia H HEALD IRA 4305-1127                           15000                         *
WILLIAM C                          HEARON                                       175000                        *
MAUREEN E                          HENDRON                                      210000                        *
MAUREEN E                          HENDRON IRA                                  230000                        *
ADELE H                            HEPBURN(15)                                 5422000         6,161,944    2.8%
AUSTIN B                           HEPBURN(16)                                  300000           374,549      *
TD WATERHOUSE FBO ADELE H          HEPBURN IRA                                  415000                        *
JULIE H                            HERBERT(17)                                  250000           351,000      *
STEPHEN P                          HERBERT(18)                                 1000000         1,100,000      *
JOSEPH C                           HERON                                        100000                        *
THOMAS A & ELIZABETH R             HEWSON                                        70000                        *
BRIAN                              HICKEY                                        15000                        *
WILLIAM D                          HIMES                                         10000                        *
MICHELLE                           HOLLENSHEAD                                   50000                        *
MICHAEL J                          HOLMES                                        50000                        *
ALTON R                            HOLT                                         220000                        *
DAVID L                            HOLTZMAN                                     250000                        *
JAMES A                            HOLTZMAN                                     250000                        *
L R                                HOOVER                                       100000                        *
PETER                              HOSEN                                          5000                        *
Hrubala Associates A Partnership                                                                 105,667      *
  David R Molumphy Partner(19)                                                   40000                        *
GORDON F                           HUDSON                                        75000                        *
MARK J                             HUDSON                                        50000                        *
WILBUR E                           HUDSON                                         5000                        *
CHRISTINE F                        HUGHES                                        30000                        *
STEVE                              ILLES    (44)                               2000000         6,520,000   2.34%
ISKA CAPITAL PARTNERS LLC(20)                                                   400000           400,000      *
NATA M                             JACKSON                                       30000                        *
ZVI                                JACOBOWITZ                                    19770                        *
ROBERT B & MARY LOU                JACOBY                                       100000                        *

                                       57

BURTON                             JENSEN(21)                                  1000000         1,003,500      *
DAVID                              JENSEN(21)                                  1000000         1,000,000      *
RON                                JENSEN(21)                                  1000000         2,150,057      *
GEORGE R                           JENSEN JR(22)                               1000000         1,360,000      *
WILLIAM R                          JOHNSTON                                     150000                        *
ROBERT F                           JONES                                         63000                        *
MRS KALPANA ANANT                  JOSHI                                        100000                        *
THOMAS A                           KATCHUR                                     1505000                        *
STEVEN                             KATZ                                         500000                        *
JOHN F & RAELENE                   KEFFER                                         1000                        *
ROBERT F                           KENERSON                                    1015000                        *
THOMAS D                           KENT JR                                       10000                        *
TOMMY                              KERR                                           5000                        *
GEORGE H & JUNE Y                  KILMARX                                      523499                        *
DANIEL J                           KING                                           3000                        *
JON & PAMELA                       KIRKBRIDE JR                                  20000                        *
REVOCABLE TRUST OF HARRIETTE D     KLANN                                         10000                         *
SHIRLEY K                          KNERR                                        110000                         *
H BROCK                            KOLLS(23)                                    500000           501,725       *
NANCY H                            KOLTES                                         5000                         *
ELISA G                            KRAUS                                        100000                         *
PHILLIP S                          KROMBOLZ                                     250000                         *
KRW PARTNERS(24)                                                               1000000         1,000,000       *
JOHN H & BARBARA A                 KURTZ                                         10000                         *
STEPHEN J                          LACMAN                                         5000                         *
BEHZAD CHRISTOPHER                 LAHIJI                                        33000                         *
 TODD H                            LAHR                                         200000                         *
MICHAEL                            LAWLOR(25)                                   333070           333,120       *
ROGER                              LAWSON                                       125000                         *
PETER B                            LEENE                                         15000                         *
AARON                              LEHMANN                                      100000                         *
SHELLEY & JAMES                    LEROUX                                        25000                         *
WARREN D                           LEWIS                                         10000                         *
MARTIN                             LIPPER                                        95000                         *
SEYMOUR                            LIPPER                                       100000                         *
CHARLES                            LOMIS                                         50000                         *
ANTHONY F & BARBARA L              LOPEZ                                        150000                         *
RYAN                               LORAH                                         30000                         *
LSP PARTNERS(26)                                                                100000           337,334       *
PAUL E                             LUKEN                                         20000                         *
FRANCES N                          LUPPINO                                       50000                         *
DOUGLAS M                          LURIO(27)                                    500000           552,471       *
JAMES P                            MACCAIN                                       10000                         *
MARYANN B                          MACCAIN                                       50000                         *

                                       59

DAVID E                            MACKEY                                       600000                         *
WILLIAM F                          MACKEY JR                                    100000                         *
ABRAHAM J & EDITH                  MANN                                          25000                         *
RONALD J                           MANNING                                      460000                         *
ANTHONY                            MARCHESANI                                    21000                         *
FRANK J                            MARCHETTI                                    259000                         *
DANIEL J & CYNTHIA                 MARIANI                                        5000                         *
SALVATORE                          MARINO                                        33000                         *
CHARLES L                          MARTIN                                        10000                         *
JAY A                              MARTIN                                        20000                         *
W GREGORY & CATHY                  MAURO                                        110000                         *
LELAND P                           MAXWELL(25)                                  276920           373,170       *
CHARLES A                          MAYER                                         30000                         *
THOMAS E                           MCCARTY(28)                                   60000            60,000       *
MARK W                             MCCONNELL                                     50000                          *
JOHN F                             MCCORMICK                                    170000                          *
JAMES E                            MCDOWELL                                     250000                          *
JAMES E & JANET L                  MCDOWELL                                     161150                          *
ROBERT MCGARRAH(43)                                                             250000                          *
MARY C                             MCGONIGLE                                      8500                          *
PETER J                            MCGUIRE                                      300000                          *
DAVID S                            MEARNS JR                                    145000                          *
JAMES F                            MERRIMAN                                     100000                          *
ALANNA                             MERSINGER                                      5000                          *
EILEEN                             MILLER                                         6000                          *
GEORGE G & CAROLINE                MILLIKIN                                     209251                          *
KENNETH G                          MOLTA                                         25000                          *
THOMAS J                           MOLUMPHY                                      50000                          *
F STANTON                          MOYER                                        100000                          *
MICHAEL                            MURPHY                                        17000                          *
DANIEL                             MYERS                                        500000                          *
JOSEPH A                           MYERS JR                                      10000                          *
GARY                               NASH                                           4000                          *
RONNIE                             NEFF                                         100000                          *
NEINKEN SCHOLARSHIP FOUNDATION(29)                                              100000           100,000        *
ELIZABETH L                        NELSON             LESLEY A NELSONBURNS       30000                          *
ELIZABETH L                        NELSON                                       100000                          *
ELIZABETH L & ANDREW G             NELSON                                        50000                          *
ROBERT F                           NEMETH                                        20000                          *
NETZACH YISROEL                                                                 100000                          *
GREGG J                            NEWHUIS                                      506666                          *
PATRICK                            NOLAN                                        150000                          *
JULES                              NORDLICHT                                   1000000                          *
GARY                               OAKLAND(30)                                  327500           437,350        *

                                       60

LYNN                               OBRIEN                                        50000                          *
MICHAEL J                          OBRIEN                                       250000                          *
ROBIN L                            OBRIEN                                        10000                          *
GEORGE                             OCONNELL                                    1000000                          *
SUSAN                              ODELL                                        200000                          *
DONALD W                           OKADA                                         10000                          *
OMNI CAPITAL CORPORATION(31)                                                    150000           150,000        *
MICHAEL                            ONELIO                                        10000                          *
ROBERT G                           PADRICK(32)                                  100000           368,400        *
JAMES                              PARK                                        1000000                          *
FRANK                              PARKER                                         5000                          *
MICHAEL A                          PARKER                                       250000                          *
NEIL L                             PARKER                                        15000                          *
TOBIAS L & CARRIE L                PEARCE                                        20000                          *
GUY D & NOREEN                     PETERSON                                      20000                          *
ROBERT A                           PETT                                        1000000                          *
PEARL M                            PIERIK                                       100000                          *
ANTHONY H                          PIERPAOLI                                     35000                          *
ROY T                              PIRHALA                                       16000                          *
B MICHAEL                          PISANI                                       200000                          *
JOHN W                             PONTON JR                                     10000                          *
ROBERT H                           POTTS                                        100000                          *
J STEVE                            POWELL                                        20000                          *

CHARLES W & MARIA O                     PROCTOR III                                   10000                      *
CLAYTON                                 QUICK                                         10000                      *
PAUL                                    QUIRINI                                       20000                      *
ROBERT W                                RADER                                         50000                      *
PAUL J & JOAN D                         RAFFERTY                                     240000                      *
WILLIAM                                 RECKTENWALD                                  300000                      *
WILLIAM J                               REILLY JR                                     10000                      *
J MICHAEL                               REISERT                                       50000                      *
GREG A                                  REISNER                                       50000                      *
WILLIAM E & FRANCES M                   REISNER                                       10000                      *
HARRY                                   RENNER IV                                    500000                      *
JACKSON                                 RICHE                                         10000                      *
MYRNA N                                 ROBBINS                                      500000                      *
E H ROGERS JR FAMILY LTD                PARTNERSHIP                                  100000                      *
MICHAEL H                               ROSE                                          20000                      *
PETER S                                 RUBEN                                        320000                      *
KARL F                                  RUGART                                        10000                      *
JOHN S                                  RUPP                                          14937                      *
L JOYCE                                 RUPP                                          30000                      *
RYAN & CO LP(33)                                                                     100000      100,000         *

                                       61

S.W. RYAN & CO INC(33)                                                                75000       75,000         *
MICHAEL G                               SAKRAIDA                                     261150                      *
JOANNE R                                SANTORIELLO                                  250000                      *
VALENTINA & VITALY                      SAS                                           20000                      *
EDWARD J                                SCHACK                                       115000                      *
GENE F & ANGELA M                       SCHACK                                        40000                      *
EDWARD L                                SCHOENHUT                                     25000                      *
WILLIAM F                               SCHOENHUT, JR                                310000                      *
RICHARD S                               SCHONWALD                                   1450000                      *
ALMA                                    SCHWARTZ                                     200000                      *
MICHEL                                  SCHWARTZ                                     100000                      *
STEPHEN                                 SCHWARTZ                                      25000                      *
MARK                                    SCIFERS                                       10000                      *
VICKI & MARK                            SCIFERS                                        5000                      *
DONNA L                                 SEALY                                        150000                      *
ROBERT RAY                              SEALY                                         90000                      *
WILLIAM W SELLERS TRUST(34)                                                         1160000    1,436,674         *
RICHARD W & HELEN E                     SELTZER                                       20000                      *
ROBERT                                  SENDAR                                         5000                      *
NANCY A                                 SHAHEEN                                       10000                      *
FRED & ROBERTA                          SHANDER                                       20000                      *
EDWARD A                                SHELLY                                        50000                      *
CELIA E                                 SHEVLIN                                        2000                      *
VANGEL S & BARBARA A                    SHOLA                                          5000                      *
RAYMOND K                               SHOTWELL                                     110000                      *
HERMAN                                  SHTERN                                      1000000                      *
JODE                                    SHUPE                                         40000                      *
JOHNNYE F                               SHUPE                                        100000                      *
SHUPE STAFFING SOLUTIONS(35)                                                          20000      121,500         *
JAY                                     SILBERMAN                                    150000                      *
CONCETTA                                SIMEONE                                        5000                      *
DONALD E                                SIMEONE SR                                    30000                      *
JOSEPH                                  SINGER                                        50000                      *
LESLIE & ETHEL                          SINGER                                        13000                      *
KRISHNA K                               SINGH                                         30000                      *
CHRISTINE M                             SLEBODA                                      250000                      *
THOMAS B                                SMITH II                                      30000                      *
GREGG J                                 SMOLENSKI                                    100000                      *
GEORGE H                                SORRELL                                       10000                      *
DANIEL E                                SPEALMAN                                     550000                      *
BB SECURITIES CO FBO DANIEL E           SPEALMAN IRA                                 940000                      *
ELAINE                                  SPIEGEL            MALCOLM        RESNICK     50000                      *
BRUCE M                                 STACHENFELD                                  500000                      *
TERRY W                                 STANGLEIN                                     70000                      *
AUSTIN H                                STEDMAN                                       12500                      *
ELINOR M                                STEINHILBER                                   50000                      *

                                       62

MICHAEL  & ELLEN                        STEIR                                        170000                      *
SHAI                                    STERN(36)                                      1000       51,000         *
GERTRUDE T                              STEVENS                                      930000                      *
MICHAEL A                               STEWART                                       10000                      *
PRISCILLA                               STITT                                        150000                      *
JAY                                     STOLTZFUS                                     20000                      *
CLARK D & CAROLYN STULL JR JTWROS                                                     25000                      *
BARRY C & NICHOLE C                     SUMMERS                                       10000                      *
CHARLES D & CAROLE H                    SUMMERS                                      100000                      *
RODERICK M                              SUMMERS                                      125000                      *
ALLEN P                                 SUTTON                                        20000                      *
EDWARD F & MARIE ANN                    SWEENEY                                        5000                      *
CONSTANTINE TEOFIL                      SZYMBORSKI         JUANITA        WEBSTER     10000                      *
BARBARA                                 TAUBER                                        10000                      *
MICHAEL R                               TAYLOR                                        50000                      *
DONALD R JONES SR~     TD WATERHOUSE INC                                              69500                      *
EDWARD A SHELLY IRA~   TD WATERHOUSE INC                                              34000                      *
FBO BETTY A HARRIS IRA~TD WATERHOUSE INC                                              20000                      *
FBO KENNETH R HARRIS ROLLOVER IRA~TD WATERHOUSE INC                                  180000                      *
FRANK J MARCHETTI IRA ROTH~       TD WATERHOUSE INC                                   30000                      *
JOAN F JONES~                     TD WATERHOUSE INC                                   69500                      *
PHILLIP S KROMBOLZ IRA~           TD WATERHOUSE INC                                  360000                      *
RAYMOND K SHOTWELL~ C/O~          TD WATERHOUSE INC                                  328740                      *
RICHARD SCHONWALD IRA~            TD WATERHOUSE INC                                  190000                      *
STEPHEN SCHWARTZ IRA~             TD WATERHOUSE INC                                  733315                      *
THOMAS KATCHUR C/O~               TD WATERHOUSE INC                                 2000000                      *
ALFRED HUNTER & SUSAN MARY              THOMPSON                                      31500                      *
ANDREW A & MARY LYNN                    THOMPSON                                      20000                      *
SAMUEL R                                THOMPSON                                      40000                      *
PRISCILLA                               THOROUGHGOOD                                  10000                      *
WILLIAM                                 THOROUGHGOOD                                 145000                      *
ALFRED NEIL                             TODD                                          50000                      *
GUILLERMO M                             TORRES                                       163000                      *
JOAN E & GUILLERMO                      TORRES                                       300000                      *
HOWARD A TRAUGER FBO WILLIAM V TRAUGER                                                15000                      *
JACK                                    TRUFFA                                        90000                      *
STEPHEN S                               TURESKY                                      120000                      *
JAMES                                   TURNER(37)                                   199400      329,867          *
CYNTHIA L                               TYBOR                                        100000                       *
GEORGE                                  TZOULAFIS                                    100000                       *
RICHARD                                 UTAS                                         100000                       *
WILLIAM L VAN ALEN, JR(38)                                                           900000    1,009,868          *
JOHN S                                  VODANTIS                                      35000                       *
STEPHEN J                               VODANTIS                                      25000                       *

                                       63

THOMAS P                                WADDELL                                       10000                       *
LOIS M                                  WAGNER                                         3750                       *
ROBERT E                                WAGNER                                        30000                       *
Wall Street Communications Group Inc(39)                                             140000      140,000          *
JOHN D                                  WALLACE                                      100000                       *
WEC ASSET MANAGEMENT LLC(40)                                                        1000000                       *
JOHN W                                  WEIR               DAVID F        FREDERICK  100000                       *
MICHAEL H                               WEISS                                       1000000                       *
BERNARD                                 WIENER                                        10000                       *
DR J EDWARD                             WILLARD                                      650000                       *
MARGARET S                              WILLIAMS                                     375000                       *
ROBERT H WILLIAMS DDS ASSOCIATES PROFIT SHARING PLAN                                 575000                       *
WILLIAM R                               WING                                         101000                       *
JON PETER & PEGGY L                     WOLCKEN                                      100000                       *
CLAUDINE W                              WOLFE                                         10000                       *
MARION & RICHARD                        WURZEL                                         5000                       *
MICHAEL                                 WUSINICH                                     250000                       *
LEONARD F                               YABLON                                        50000                       *
YABLON ENERPRISES INC(41)                                                            250000      300,000          *
ELIZABETH T                             YOUNG                                        100000                       *
FRANCES                                 YOUNG(25)                                   1000000    1,000,000          *
MATTHEW T                               YOUNG                                         25000                       *
WILLIAM J                               YOUNG                                         20000                       *
DONALD J                                ZAMACONA                                      40000                       *
DONALD J                                ZELENKA                                      260000                       *
JOSEPH R                                ZIRBES                                         5000                       *
RUTH                                    ZWEIGBAUM                                     20237                       *
THOMAS                                  MURN                                        2000000                       *

                                        TOTAL                                      85601130(42)

------------
* Less than 1%


(1) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity AHP Holdings, is Alex H. Petro.
(2) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, B.B. Securities Co., is Joseph A. Meyers.
(3) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Bachich Family Trust, is John Bachich.
(4) Mr. Berk is the principal of Brill Ventures, Inc. an investment banker to USA.
(5)  Mr. Beyer is a consultant to USA.
(6) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cape Mackinnon, Inc., is Steve Frye.
(7) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Carlson Investments, is Jim Carlson.
(8) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Columbia Marketing, is Conrad Meyer.
(9) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cong. Sharit Hapleta, is Leiby Solomon.

(10) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Damar Investment Trust DTD 7-1-03 Trust, is David L. Weaver.
(11) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Dan Roc Ltd Partnership, is Michael Sonnenberg.
(12) Mr. Hamilton is an employee of USA.
(13) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hauptfuhrer Family Partnership, is Robert Hauptfuhrer.
(14) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Heald Family Trust, is Jack Heald.
(15) Ms. Hepburn is the Director of Public Relations of USA.
(16) Mr. Hepburn is the spouse of Adele Hepburn, Director of Public Relations of USA.
(17) Ms. Herbert is the spouse of Stephen Herbert, President of USA.
(18) Mr.  Herbert is the President of USA.
(19) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hrubala Associates, A partnership, is David R Molumphy.
(20) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, ISKA Capital Partners LLC, is Daniel Myers.
(21) Son of George R. Jensen, Jr., Chairman and CEO of USA.
(22) Mr. Jensen is Chairman and CEO of USA.
(23) Mr. Kolls is an employee of USA.
(24) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, KRW Partners, is Lawrence Wald.
(25) Former employee of USA.
(26) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, LSP Partners, is Aaron Lehman.
(27) Mr. Lurio is a director and his law firm, Lurio & Associates, P.C., is general counsel to USA.
(28) Mr. McCarty is an employee of USA.
(29) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Neinken Scholarship Foundation, is Charles Apple.
(30) Mr. Oakland is a consultant of USA.
(31) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, OMNI Capital Corporation, is Dan Forigo.

(32) Mr. Padrick is a consultant to USA.
(33) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entities, Ryan & Co., LP and S.W. Ryan & Co., Inc. is Scott Ryan.
(34) Mr. Sellers is a director of USA.
(35) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Shupe Staffing Solutions, is Johnnye Shupe.
(36) Mr. Stern is the principal of Vintage Filings, a provider of printing services to USA.
(37) Mr. Turner is an employee of the Company.
(38) Mr. Van Alen, Jr is a director of USA.
(39) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Wall Street Communications Group, Inc., is Michael Scalfoni.
(40) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, WEC Asset Management, LLC, is Daniel Saks.
(41) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Yablon Enterprises Inc., is Leonard F. Yablon.
(42) Represents shares issued by us at $.10 per share pursuant to the 2003-A private placement offering. We have agreed to register these shares for resale under the Act at our cost and expense for a period of one year.
(43) Mr. McGarrah is a consultant of USA.

(44) Mr. Illes acted as our consultant from April through July 2003.

                             MARKET FOR COMMON STOCK

The Common Stock is currently traded on the OTC Electronic Bulletin Board under the symbol USTT.

The high and low bid prices on the OTC Electronic Bulletin Board for the Common Stock were as follows:


Fiscal

2002                                               High           Low
----                                               ----           ---
First Quarter (through September 30, 2001)        $ 1.05         $ 0.60
Second Quarter (through December 31, 2001)        $ 0.74         $ 0.34
Third Quarter (through March 31, 2002)            $ 0.80         $ 0.39
Fourth Quarter (through June 30, 2002)            $ 0.41         $ 0.20

2003
----
First Quarter (through September 30, 2002)        $ 0.39         $ 0.14
Second Quarter (through December 31, 2002)        $ 0.23         $ 0.13
Third Quarter (through March 31, 2003)            $ 0.22         $ 0.16
Fourth Quarter (through June 30, 2003)            $ 0.64         $ 0.17

Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

At June 30, 2003, there are 2,907,485 shares of Common Stock issuable upon exercise of outstanding options. The following table shows the number of options outstanding and their exercise price:

                                                      Option
                          Options Outstanding     Exercise Price
                          -------------------     --------------
                              2,475,318               $0.165
                                150,000               $ 0.70
                                125,000               $ 1.00
                                 42,000               $ 1.50
                                 41,167               $ 2.00
                                 74,000               $ 2.50
                           ------------------
                       Total  2,907,485
                           ==================


All of the aforesaid options have been issued to our employees, former Stitch option holders or consultants.

As of June 30, 2003, a total of 62,127,724 warrants were outstanding with exercise prices ranging from $.07 per share to $4.00 per share. See Footnote 13 to the Consolidated Financial Statements.

As of June 30, 2003, there were 524,492 shares of Common Stock issuable upon conversion of the outstanding Preferred Stock and 591,311 shares issuable upon the conversion of cumulative preferred dividends.

As of June 30, 2003 there are $12,546,818 face value of Senior Notes outstanding, which are convertible into 53,295,128 shares of Common Stock.

On June 30, 2003 there were 1,519 record holders of the Common Stock and 565 record holders of the Preferred Stock.

The holders of the Common Stock are entitled to receive such dividends as the Board of Directors of the Company may from time to time declare out of funds legally available for payment of dividends. Through the date hereof, no cash dividends have been declared on the Company's securities. No dividend may be paid on the Common Stock until all accumulated and unpaid dividends on the Preferred Stock have been paid. As of June 30, 2003, such accumulated unpaid dividends amount to $5,913,107.

During fiscal year 2003, certain holders of the Company's Preferred Stock converted 4,790 shares into 4,790 shares of Common Stock. Certain of these shareholders also converted cumulative preferred dividends of $56,050 into 5,605 shares of Common Stock.

                            DESCRIPTION OF SECURITIES

General

We are  authorized to issue up to  400,000,000  shares of common  stock,  no par value, and 1,800,000 shares of undesignated preferred stock. As of the date hereof, 900,000 preferred shares have been designated as series A convertible preferred stock, no par value. As of June 30, 2003, there were 218,741,042 shares of common stock issued and outstanding and 524,492 shares of series A preferred stock issued and outstanding which are convertible into 524,492 shares of common stock. Through June 30, 2003, a total of 586,658 shares of preferred stock have been converted into 663,102 shares of common stock and $2,662,004 of accrued and unpaid dividends thereon have been converted into 286,377 shares of common stock.

La Jolla Debenture and Warrants

During  August  2001,  the  Company  issued to La Jolla a  $225,000  Convertible
Debenture (increased by $100,000 on June 18, 2002) bearing 9 3/4 percent interest with a maturity date of August 2, 2003 (extended to August 2, 2004). Interest is payable by the Company monthly in arrears. The Debenture is convertible at the lower of $1.00 per share or 80% (later reduced to 72%) of the lowest closing bid price of the Common Stock during the 20 days (changed to 270 calendar days) preceding exercise. If on the date of conversion the closing bid price of the shares is $.40 or below, the Company shall have the right to prepay the portion being converted at 150% of the principal amount being converted. In such event, La Jolla shall have the right to withdraw its conversion notice. At the time of conversion of the Debenture, the Company has agreed to issue to La Jolla warrants to purchase an amount of Common Stock equal to ten times the number of shares actually issued upon conversion of the Debenture (conversion warrants). The warrants are exercisable at any time for two years following issuance and at the related conversion price of the Debenture. The Company has agreed to prepare and file at its expense a registration statement covering the resale of the shares of Common Stock underlying the Debenture as well as the related warrants issuable upon conversion of the Debenture. From inception through June 30, 2003, La Jolla converted the entire debenture for which the Company issued 2,800,903 shares of Common Stock, and exercised 10,543,673 conversion warrants to purchase Common Stock.

In March 2003, we issued to La Jolla a warrant to purchase up to 9,000,000 of our shares at $.10 per share. We had agreed to register all of the shares underlying these warrants for resale by La Jolla for a one year period. In October 2003, the parties agreed to rescind and cancel this warrant.

As of the date of this prospectus, La Jolla is the holder of conversion warrants to purchase up to 17,465,370 shares at $.10 per share. These warrants were issued at the time of conversion of the debenture in April and June 2003. La Jolla is also the holder of 2,252,683 shares issued upon exercise of conversion warrants at $.07 per share in May 2003. This prospectus does not cover the resale of any of these shares by La Jolla.


Common Stock

The holder of each share of common stock:

o is entitled to one vote on all matters submitted to a vote of the shareholders of USA, including the election of directors. There is no cumulative voting for directors;

o does not have any preemptive rights to subscribe for or purchase shares, obligations, warrants, or other securities of USA; and

o is entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for payment of dividends.

No dividend may be paid on the common stock until all accumulated and unpaid dividends on the series A preferred stock have been paid. Upon any liquidation, dissolution or winding up of USA, holders of shares of common stock are entitled to receive pro rata all of the assets of USA available for distribution, subject to the liquidation preference of the series A preferred stock of $10.00 per share and any unpaid and accumulated dividends on the series A preferred stock.

Series A Convertible Preferred Stock

The holders of shares of Series A preferred stock:

o have the number of votes per share equal to the number of shares of common stock into which each such share is convertible (i.e., 1 share of series A preferred stock equals 1 vote);

o are entitled to vote on all matters submitted to the vote of the shareholders of USA, including the election of directors; and

o are entitled to an annual cumulative cash dividend of $1.50 per annum, payable when, as and if declared by the Board of Directors.

The record dates for payment of dividends on the Series A Preferred Stock are February 1 and August 1 of each year. Any and all accumulated and unpaid cash dividends on the Series A Preferred Stock must be declared and paid prior to the declaration and payment of any dividends on the Common Stock. Any unpaid and accumulated dividends will not bear interest. As of June 30, 2003 the accumulated and unpaid dividends were $5,913,107.


Each share of Series A Preferred Stock is convertible at any time into 1 share of fully issued and non-assessable Common Stock. Accrued and unpaid dividends earned on shares of Series A Preferred Stock being converted into Common Stock are also convertible into Common Stock at the rate $10.00 per share of Common Stock at the time of conversion and whether or not such dividends have then been declared by USA. As of June 30, 2003 a total of 586,658 shares of series A Preferred Stock have been converted into common stock and accrued and unpaid dividends thereon have been converted into 286,377 shares of Common Stock. The conversion rate of the Series A Preferred Stock (and any accrued and unpaid dividends thereon) will be equitably adjusted for stock splits, stock combinations, recapitalizations, and in connection with certain other issuances of common stock by USA. Upon any liquidation, dissolution, or winding-up of USA, the holders of Series A Preferred Stock are entitled to receive a distribution in preference to the Common Stock in the amount of $10.00 per share plus any accumulated and unpaid dividends.


We have the right, at any time, to redeem all or any part of the issued and outstanding series A preferred stock for the sum of $11.00 per share plus any and all unpaid and accumulated dividends thereon. Upon notice by USA of such call, the holders of the series A preferred stock so called will have the opportunity to convert their shares and any unpaid and accumulated dividends thereon into shares of common stock. The $11.00 per share figure was the redemption price approved by the Directors and shareholders of USA at the time the series A preferred stock was created and first issued. We currently have no plans to redeem the preferred stock.

12% Senior Notes

As of September 30, 2003, we had outstanding $3,523,492 of Senior Notes due December 31, 2007, $3,156,000 of Senior Notes due December 31, 2006, $3,426,150
of Senior Notes due December 31, 2005, $571,009 of Senior Notes due December 31, 2004, and $370,000 of Senior Notes due December 31, 2003. The principal amount of each senior note which is not voluntarily converted shall be payable on the maturity date thereof, at which time any unpaid and accrued interest shall also become due. Interest shall accrue at the rate of 12% per annum from and after the date of issuance and shall be payable quarterly in arrears on December 31, March 31, June 30, and September 30 of each year until maturity. The senior notes are senior to all existing equity securities of USA, including the series A preferred stock.

Of the Senior Notes due December 31, 2003, a total of $3,823,000 were purchased through the exchange of $3,823,000 of the old senior notes previously due December 31, 2001. The holders of these notes are not selling shareholders in this prospectus. The principal amount of these notes is convertible at any time into shares of common stock at the rate of $1.25 per share. The interest paid on these notes is also convertible into shares of common stock at the rate of $1.00 per share. For the quarters ended September 31, 2001 and December 31, 2001, the conversion rate relating to the interest payments was reduced to $.50 per share and for the quarter ended March 31, 2002 to $.40 per share and for the quarters ended June 30, 2002, September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003, to $.20 per share together with one warrant at $.20 per share for each share issued with an exercise termination date of June 30, 2004. We have agreed to use our best efforts to register these shares as well as the shares underlying the warrants for resale under the Act. These shares issued at the rate of $.20 per share and shares underlying the warrants are included in this prospectus. In March 2003, each holder of these senior notes was granted the right to have the conversion rate reduced to $.20 in exchange for extending the maturity date for three additional years or until December 31, 2006. The noteholder was required to make the election on or prior to March 31, 2003 (later extended until October 31, 2003). A total of $4,664,000 of these notes have been extended to December 31, 2006. In connection with any extensions other than the reduction of the conversion rate, there were no other payments or benefits exchanged between USA and the noteholders. None of the shares underlying the 2006 Notes are covered by this prospectus.

The principal amount of each Senior Note due December 31, 2004 is convertible at any time into shares of Common Stock at the rate of $.40 per share. The holders of these notes are not selling shareholders in this prospectus. In January 2002, the Company agreed to provide the option to each holder of these senior notes to elect to accept shares in lieu of receiving cash in satisfaction of the interest payments otherwise due to them on account of the last three quarters of fiscal 2002. The conversion rate for this interest payment due for the quarter ended March 31, 2002 was $.40 per share. The Company continued this option at $.20 per share for the quarters ended June 30, 2002, September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003, together with one warrant at $.20 for each share issued with an exercise termination date of June 30, 2004. We have agreed to register these shares as well as the shares underlying the warrants for resale under the Act. These shares issued at the rate of $.20 per share and shares underlying the warrants are included in this prospectus. In March 2003, each holder of these senior notes was granted the right to have the conversion rate reduced to $.20 in exchange for extending the maturity date for three additional years or until December 31, 2007. The noteholder was required to make the election on or prior to March 31, 2003 (later extended until September 30, 2003). A total of $4,071,493 of these notes have been extended to December 31, 2007 and are convertible at $.20 per share. In connection with any extensions other than the reduction of the conversion rate, there were no other payments or benefits exchanged between USA and the noteholders. None of the shares underlying the 2007 Notes are covered by this prospectus.

The principal amount of each Senior Note due December 31, 2005 is convertible at any time into shares of Common Stock at the rate of $.20 per share. The holders of these notes are not selling shareholders in this prospectus. The Company agreed to provide the option to each holder of these senior notes to elect to accept shares in lieu of receiving cash in satisfaction of the interest payments otherwise due to them on account of the last quarter of fiscal 2002 at the rate of $.20 per share. The Company continued this option at $.20 per share for the quarters ended September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003 together with one warrant at $.20 for each share issued with an exercise termination date of June 30, 2004. We have agreed to register these shares as well as the shares underlying the warrants for resale under the Act. These shares are included in this prospectus.

The indebtedness evidenced in the Senior Note is subordinated to the prior payment when due of the principal of, premium, if any, and interest on all
"Senior Indebtedness", as defined herein, of USA as follows: Upon any distribution of its assets in a liquidation or dissolution of USA, or in bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to USA, the Lender shall not be entitled to receive payment until the holders of Senior Indebtedness are paid in full. Until a payment default occurs with respect to any Senior Indebtedness, all payments of principal and interest due to Lender under the senior note shall be made in accordance with this senior note. Upon the occurrence of any payment default with respect to any Senior Indebtedness then, upon written notice thereof to USA and Lender by any holder of such Senior Indebtedness or its representative, no payments of principal or interest on the senior note shall be made by USA until such payment default has been cured to the satisfaction of the holder of such Senior Indebtedness or waived by such holder, provided, however, that if during the 180 day period following such default, the holder of Senior Indebtedness has not accelerated its loan, commenced foreclosure proceedings or otherwise undertaken to act on such default, then USA shall be required to continue making payments under the senior note, including any which had not been paid during such 180 day period. In the event that any institutional lender to USA at any time so requires, the Lender shall execute, upon request of USA, any intercreditor or subordination agreement(s) with any such institutional lender on terms not materially more adverse to the Lender then the subordination terms contained in this senior note.

The term "Senior Indebtedness" shall mean (a) all direct or indirect, contingent or certain indebtedness of any type, kind or nature (present or future) created, incurred or assumed by USA with respect to any future bank or other financial institutional indebtedness of USA or (b) any indebtedness created, incurred, or assumed, by USA secured by a lien on any of our assets.

Notwithstanding anything herein to the contrary, Senior Indebtedness does not include:

o unsecured accounts payable to trade creditors of USA incurred in the ordinary course of business;

o    any debt owed by USA to any officer, director or stockholder of USA;

o any obligation of Borrower issued or contracted for as payment in consideration of the purchase by USA of the capital stock or substantially all of the assets of another person or in consideration for the merger or consolidation with respect to which USA was a party; o any operating lease obligations of USA;

o any other indebtedness which by its terms is subordinated to the senior note; or

o any "other indebtedness" which is subordinated to all indebtedness to which the senior note is subordinated in substantially like terms as the senior note; which such "other indebtedness" shall be treated as equal with the indebtedness evidenced by the senior note.

Common Stock Purchase Warrants

As of the date hereof, there are outstanding warrants to purchase 14,285,716 shares at $.07 per share, warrants to purchase 26,465,376 shares at $.10 per share, warrants to purchase 750,000 shares at $.0665, warrants to purchase 2,618,831 shares at $.20 per share, warrants to purchase 650,000 shares at $.70 per share, warrants to purchase 1,200,000 shares at $.91 per share, warrants to purchase 377,927 shares at $1.00 per share, warrants to purchase 2,901 shares at $1.03 per share and warrants to purchase 75,000 shares at $1.25 per share.

The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. Upon the merger, consolidation, sale of substantially all the assets of USA, or other similar transaction, the warrant holders shall, at the option of USA, be required to exercise the warrants immediately prior to the closing of the transaction, or such warrants shall automatically expire. Upon such exercise, the warrant holders shall participate on the same basis as the holders of common stock in connection with the transaction.

The warrants do not confer upon the holder any voting or any other rights of a shareholder of USA. Upon notice to the warrant holders, USA has the right, at any time and from time to time, to reduce the exercise price or to extend the warrant termination date.

Shares Eligible for Future Sale



Of the 218,741,042 shares of common stock issued and outstanding on June 30, 2003, a total of 135,130,801 are restricted securities of which 19,161,770 are currently eligible for sale under Rule 144 promulgated under the Act. Of these restricted securities, we have agreed to use our best efforts to register all of these shares for resale under the Act (of which 84,519,706 shares are covered by this prospectus). As of the date hereof, there were 524,492 shares of preferred stock issued and outstanding, all of which are freely transferable without further registration under the Act (other than shares held by "affiliates" of USA).


The shares of preferred stock issued and outstanding as of the date hereof, are convertible into 524,492 shares of common stock all of which would be fully transferable without further registration under the Act (other than shares held by "affiliates" of USA).

Shares of our common stock which are not freely tradeable under the Act are known as "restricted securities" and cannot be resold without registration under the Act or pursuant to Rule 144 promulgated thereunder.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including any affiliate of USA, who beneficially owns "restricted securities" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of (i) 1% of the then outstanding shares of the same class of shares, or
(ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the SEC. The seller must also comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about USA. In addition, any person (or persons whose shares must be aggregated) who is not, at the time of sale, nor during the preceding three months, an affiliate of the USA, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to the notice, manner of sale, public information or the volume limitations described above.

Limitation of Liability; Indemnification

As permitted by the Pennsylvania Business Corporation Law of 1988 ("BCL"), our By-laws provide that Directors will not be personally liable, as such, for monetary damages for any action taken unless the Director has breached or failed to perform the duties of a Director under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation of personal liability does not apply to any responsibility or liability pursuant to any criminal statute, or any liability for the payment of taxes pursuant to Federal, State or local law. The By-laws also include provisions for indemnification of our Directors and officers to the fullest extent permitted by the BCL. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of USA pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our stock and warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                              PLAN OF DISTRIBUTION

The selling shareholders are free to offer and sell the common shares at such times, in such manner and at such prices as the selling shareholders may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers.

The selling shareholders may effect such transactions by selling common stock directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and profit on the resale of the shares purchased by them may be deemed to be underwriting discounts under the Act.

The selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided they meet the criteria and conform to the requirements of such Rule. We have agreed to bear all the expenses (other than selling commissions) in connection with the registration and sale of the common stock covered by this prospectus. In some circumstances, we have agreed to indemnify the selling shareholders against certain losses and liabilities, including liabilities under the Act.

We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

                                  LEGAL MATTERS

The validity of the common stock has been passed upon for us by Lurio & Associates, P.C., Philadelphia, Pennsylvania 19103.

                                     EXPERTS

The consolidated financial statements of USA Technologies, Inc. at June 30, 2003 and 2002, and for each of the two years in the period ended June 30, 2003 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.


The financial statements of Bayview Technology Group, LLC as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 included in this Prospectus and in the Registration Statement have been audited by Anton Collins Mitchell, LLP, independent certified public accountants, as set forth in their report thereon (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and are included upon the authority of said firms as experts in auditing and accounting.

                             USA Technologies, Inc.

                        Consolidated Financial Statements

                       Years ended June 30, 2003 and 2002




                                    Contents


Report of Independent Auditors..............................................F-1

Consolidated Financial Statements

Consolidated Balance Sheets.................................................F-2
Consolidated Statements of Operations.......................................F-3
Consolidated Statements of Shareholders' Equity ............................F-4
Consolidated Statements of Cash Flows.......................................F-6
Notes to Consolidated Financial Statements..................................F-7

                         Report of Independent Auditors



USA Technologies, Inc.
Board of Directors and Shareholders

We have audited the accompanying consolidated balance sheets of USA Technologies, Inc. as of June 30, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of USA Technologies, Inc. at June 30, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the two years in the period ended June 30, 2003, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming USA Technologies, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring operating losses and has a working capital deficiency at June 30, 2003. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

                                        /s/ Ernst & Young LLP

Philadelphia,  Pennsylvania
September 12, 2003,
except for Note 17, as to which
the date is September 30, 2003

                             USA Technologies, Inc.

                           Consolidated Balance Sheets


                                                                                   June 30
                                                                            2003               2002
                                                                     ---------------------------------------
Assets                                                                                      (Restated)
Current assets:
   Cash and cash equivalents                                         $       2,384,455   $        557,970
   Accounts receivable, less allowance for uncollectible accounts
     of $65,000 and $37,000 in 2003 and 2002, respectively                     414,796            340,293
   Inventory                                                                   457,900            877,814
   Prepaid expenses and other current assets                                   201,383            124,865
   Subscriptions receivable                                                  1,013,400             35,000
   Investment                                                                  904,049                  -
                                                                     ---------------------------------------
Total current assets                                                         5,375,983          1,935,942

Property and equipment, net                                                    943,784          1,932,427
Software development costs, at cost, less accumulated amortization
   of $4,327,526 and $2,995,979 in 2003 and 2002, respectively                 998,660          2,330,207
Goodwill                                                                     7,945,580          7,945,580
Intangibles, net                                                             2,591,500          2,883,500
Other assets                                                                    37,174             29,117
                                                                     ---------------------------------------
Total assets                                                         $      17,892,681  $      17,056,773
                                                                     =======================================

Liabilities and shareholders' equity
Current liabilities:
   Accounts payable                                                  $       2,266,156   $      3,081,495
   Accrued expenses                                                          2,720,743          2,131,289
   Current obligations under long-term debt                                    830,674            850,644
   Convertible Senior Notes                                                    349,942                  -
   Deposits                                                                          -            480,000
                                                                     ---------------------------------------
Total current liabilities                                                    6,167,515          6,543,428

Convertible Senior Notes, less current portion                               7,808,469          6,289,825
Long-term debt, less current portion                                           224,614            762,085
Convertible debenture                                                                -             65,543
                                                                     ---------------------------------------
Total liabilities                                                           14,200,598         13,660,881

Shareholders' equity:
   Preferred Stock, no par value:
     Authorized shares--1,800,000
     Series A  Convertible  Preferred--Authorized  shares - 900,000
     Issued and  outstanding  shares--  524,492 and 529,282 at
       June 30, 2003 and 2002, respectively (liquidation preference of
       $11,158,027 at June 30, 2003)                                         3,715,246          3,749,158
   Common Stock, no par value:
     Authorized shares--400,000,000 and 150,000,000 at
       June 30, 2003 and 2002, respectively
     Issued and outstanding shares--218,741,042 and 65,339,188 at
       June 30, 2003 and 2002, respectively                                 78,790,405         56,588,503
   Subscriptions receivable                                                          -           (149,750)
   Accumulated deficit                                                     (78,813,568)       (56,792,019)
                                                                     ---------------------------------------
Total shareholders' equity                                                   3,692,083          3,395,892
                                                                     ---------------------------------------
Total liabilities and shareholders' equity                           $      17,892,681   $     17,056,773
                                                                     =======================================


See accompanying notes.

                             USA Technologies, Inc.

                      Consolidated Statements of Operations


                                                                                   Year ended June 30
                                                                                2003               2002
                                                                     ---------------------------------------
Revenues:
   Equipment sales                                                   $        1,034,427  $         795,938
   License and transaction fees                                               1,373,573            778,906
   Product sales                                                                445,068            107,857
                                                                     ---------------------------------------
Total revenues                                                                2,853,068          1,682,701

Operating expenses:
   Cost of sales (including amortization of software
     development costs)                                                       2,971,443          4,062,901
   General and administrative                                                 7,194,684          7,868,064
   Compensation                                                               4,973,210          4,654,662
   Depreciation and amortization                                              1,251,716            440,238
   Loss on debt modification                                                  1,521,654                  -
                                                                     ---------------------------------------
Total operating expenses                                                     17,912,707         17,025,865
                                                                     ---------------------------------------
                                                                            (15,059,639)       (15,343,164)
Other income (expense):
   Interest income                                                               18,691             15,791
   Loss on investment                                                        (1,945,951)                 -
   Interest expense:
     Coupon or stated rate                                                   (1,163,192)          (966,974)
     Non-cash interest and amortization of debt discount                     (3,815,408)        (1,513,118)
     Less: amount capitalized                                                         -            492,658
                                                                     ---------------------------------------
   Total interest expense                                                    (4,978,600)        (1,987,434)
Total other income (expense)                                                 (6,905,860)        (1,971,643)
                                                                     ---------------------------------------
Net loss                                                                    (21,965,499)       (17,314,807)
Cumulative preferred dividends                                                 (793,586)          (822,561)
                                                                     ---------------------------------------
Loss applicable to common shares                                     $      (22,759,085) $     (18,137,368)
                                                                     =======================================

Loss per common share (basic and diluted)                            $            (0.20) $           (0.50)
                                                                     =======================================

Weighted average number of common shares outstanding (basic and
   diluted)                                                                 111,790,358         35,994,157
                                                                     =======================================

See accompanying notes.

                             USA Technologies, Inc.

                 Consolidated Statements of Shareholders' Equity
                                   (Restated)


                                             Series A
                                            Convertible                        Deferred   Subscriptions  Accumulated
                                          Preferred Stock   Common Stock     Compensation   Receivable     Deficit        Total
                                         -----------------------------------------------------------------------------------------
Balance, June 30, 2001                      $ 3,933,253      $32,977,922      $(103,000)          -   $ (39,209,072)  $(2,400,897)
Conversion of 26,002 shares of Preferred
   Stock to 26,002 shares of Common Stock      (184,095)         184,095              -           -               -             -
Conversion of $268,140 of cumulative
   preferred dividends into 26,814
   shares of Common Stock at $10.00 per
   share                                              -          268,140              -           -        (268,140)            -
Issuance of 2,784,134 shares of Common
   Stock for professional services                    -        1,330,944              -           -               -      1,330,944
Issuance of 500,000 Common Stock
   Warrants for professional services                 -          115,000              -           -               -        115,000
Issuance of 2,340,000 shares of Common
   Stock for Officer compensation                     -          981,000              -           -               -        981,000
Issuance of 200,000 Common Stock Options
   for professional services                          -           66,000              -           -               -         66,000
Issuance of 498,000 shares of Common
   Stock from the conversion of $622,500
   of the 2000 12% Senior Notes at $1.25
   per share                                          -          622,500              -           -               -        622,500
Exercise of 2,333,529 Common Stock
   Warrants at exercise prices  ranging from
   $0.10 to $0.50 per share, net of
   offering costs                                     -          336,921              -           -               -        336,921
Issuance of 333,678 shares of Common Stock from the
   conversion of $82,000 of a 9-3/4% Convertible
   Debenture, and the related exercise of Common
   Stock Warrants at varying prices per share to
   purchase 3,336,780 shares of Common Stock, net
   of offering costs                                  -          886,250              -           -               -        886,250
Issuance of 8,772,724 shares of Common
   Stock in connection with Private
   Placement Offerings at varying
   offering prices, net of offering
   costs of $343,944                                  -        4,747,223              -    (149,750)              -      4,597,473
Issuance of 674,431 shares of Common
   Stock in lieu of cash payments for
   interest on the Convertible Senior
   Notes and the related issuance of
   303,829 Common Stock Warrants                      -          301,856              -           -               -        301,856
Debt discount relating to beneficial
   conversion feature on the 2001 12%
   Senior Notes and on the $325,000
   9-3/4% Convertible Debenture                       -        4,067,813              -           -               -      4,067,813
Issuance of Common Stock in connection
   with Stitch acquisition                            -        8,710,816              -           -               -      8,710,816
Issuance of Common Stock Options and
   Common Stock Warrants in connection
   with Stitch acquisition                            -          963,583              -           -               -        963,583
Compensation expense related to deferred
   stock awards                                       -                -        103,000           -               -        103,000
Other                                                 -           28,440              -           -               -         28,440
Net loss                                              -                -              -           -     (17,314,807)   (17,314,807)

                                           ----------------------------------------------------------------------------------------
Balance, June 30, 2002                        3,749,158       56,588,503              -    (149,750)    (56,792,019)     3,395,892
                                           ----------------------------------------------------------------------------------------

                             USA Technologies, Inc.

                 Consolidated Statements of Shareholders' Equity

                                                Series A
                                               Convertible                    Subscriptions    Accumulated
                                             Preferred Stock   Common Stock     Receivable       Deficit           Total

--------------------------------------------------------------------------------------------------------------------------------
Conversion of 4,790 shares of Preferred
   Stock to 4,790 shares of Common Stock         (33,912)              33,912              -               -                -
Conversion of $56,050 of cumulative
   preferred dividends into 5,605 shares
   of Common Stock at $10.00 per share                 -               56,050              -         (56,050)               -
Issuance of 5,749,442 shares of Common
   Stock for professional services                     -            1,245,631        149,750               -        1,395,381
Exercise of 17,686,489 Common Stock
   Warrants at $0.10 per share                         -            1,768,650              -               -        1,768,650
Issuance of 5,727,383 shares of Common
   Stock from the conversion of 12%
   Senior Notes                                        -            1,145,442              -               -        1,145,442
Issuance off 2,467,225 shares of Common Stock
   from the conversion of $243,000 of 9-3/4%
   debentures, and the related exercise of
   Common Stock Warrants at varying prices per
   share to purchase 7,206,893 shares of Common
   Stock, net of offering costs                        -              873,000              -               -          873,000
Issuance of 89,207,511 shares of Common
   Stock in connection with various
   Private Placement Offerings at varying
   prices per share                                    -            8,750,058              -               -        8,750,058
Issuance of  2,315,000  shares  of  Common
   Stock in lieu of cash payments for
   interest on the Convertible Senior Notes
   and the issuance of 2,315,000 Common
   Stock Warrants                                      -              860,250              -               -          860,250
Debt Discount relating to beneficial
   conversion feature on the various 12%
   Senior Notes                                        -            2,947,130              -               -        2,947,130
Issuance of 8,031,516 shares of Common
   Stock in connection with the issuance
   of 12% Senior Notes                                 -            1,664,819              -               -        1,664,819
Issuance of 15,000,000 shares of Common
   Stock for the investment in Jubilee                 -            2,850,000              -               -        2,850,000
Other                                                  -                6,960              -               -            6,960
Net loss                                               -                    -              -     (21,965,499)     (21,965,499)

                                           -------------------------------------------------------------------------------------
Balance, June 30, 2003                     $   3,715,246          $78,790,405     $        -   $ (78,813,568)  $    3,692,083
                                           =====================================================================================

See accompanying notes.

                             USA Technologies, Inc.

                      Consolidated Statements of Cash Flows

                                                                                            Year ended June 30
                                                                                        2003                 2002
                                                                                --------------------------------------
                                                                                                           (Restated)
Operating activities:
Net loss                                                                            $(21,965,499)         $(17,314,807)
Adjustments to reconcile net loss to net cash used in operating activities:
     Charges incurred in connection with the issuance of Common Stock,
       Common Stock Warrants and Senior Notes                                          2,573,301             5,532,037
     Interest expense on the Senior Notes paid through the issuance of
       Common Stock                                                                      860,250               301,856
     Interest amortization related to Senior Notes and Convertible
       Debentures                                                                      2,955,158             1,513,699
     Depreciation                                                                      1,119,536               403,738
     Amortization                                                                      1,623,547             3,032,479
     Loss on investment                                                                1,945,951                    --
     Loss on debt modification                                                         1,521,654                    --
     Loss on property and equipment                                                           --               195,722
     Changes in operating assets and liabilities:
       Accounts receivable                                                               (74,503)             (232,653)
       Inventory                                                                         419,914               (36,642)
       Prepaid expenses, deposits and other assets                                       (38,325)              774,845
       Accounts payable                                                                 (759,337)             (259,627)
       Accrued expenses                                                                  589,454               (44,413)
                                                                                --------------------------------------
Net cash used in operating activities                                                 (9,228,899)           (6,133,766)
Investing activities:
Purchase of property and equipment                                                      (186,895)             (102,917)
Cash acquired in connection with Stitch Acquisition, net of financing costs                   --             2,278,229
Increase in software development costs                                                        --            (2,238,771)
                                                                                --------------------------------------
Net cash used in investing activities                                                   (186,895)              (63,459)

Financing activities:
Net proceeds from the issuance of Common Stock and the exercise of Common
   Stock Purchase Warrants and Options                                                 9,930,879             3,912,765
Net proceeds from issuance of Senior Notes and Convertible Debenture                   1,833,841             4,269,223
Net repayment of long-term debt                                                         (510,314)           (2,472,324)
Collection of subscriptions receivable                                                    35,000                29,000
Repayment of principal on capital lease obligations                                      (47,127)              (61,039)
Proceeds received from deposits for future financings                                         --               500,000
Repayment of the Senior Notes                                                                 --              (240,000)
                                                                                --------------------------------------
Net cash provided by financing activities                                             11,242,279             5,937,625
                                                                                --------------------------------------

Net increase (decrease) in cash and cash equivalents                                   1,826,485              (259,600)
Cash and cash equivalents at beginning of year                                           557,970               817,570
                                                                                --------------------------------------
Cash and cash equivalents at end of year                                            $  2,384,455          $    557,970
                                                                                ======================================

Supplemental disclosures of cash flow information:
Cash paid for interest                                                              $  1,479,984          $    603,312
                                                                                ======================================
Conversion of Convertible Preferred Stock to Common Stock                           $     33,912          $    184,095
                                                                                ======================================
Conversion of Cumulative Preferred Dividends to Common Stock                        $     56,050          $    268,140
                                                                                ======================================
Subscriptions receivable                                                            $  1,013,400          $     35,000
                                                                                ======================================
Conversion of Senior Notes and Debenture to Common Stock                            $  1,388,442          $    622,500
                                                                                ======================================
Purchase of investment in Jubilee through the issuance of Common Stock              $  2,850,000          $         --
                                                                                ======================================
Beneficial conversion feature related to Senior Notes and Convertible
   Debenture                                                                        $  2,947,130          $  4,067,813
                                                                                ======================================

Issuance of Common Stock in connection with Senior Note Conversions                 $  1,664,819          $         --
                                                                                ======================================
Issuance of Common Stock, Common Stock Options and Warrants in connection
   with Stitch acquisition                                                          $         --          $  9,674,399
                                                                                ======================================
Capital lease obligations incurred                                                  $         --          $     62,984
                                                                                ======================================

See accompanying notes.               F-6

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2003

1. Business

USA Technologies, Inc., a Pennsylvania corporation (the Company), was incorporated on January 16, 1992. The Company provides unattended cashless payment/control systems and associated network and services for the copy, fax, debit card, smart card personal computer, laundry, and vending industries. The Company's devices make available credit and debit card and other payment methods in connection with the sale of a variety of products and services. The Company's customers are principally located in the United States and are comprised of hotels, chains, consumer package goods companies, information technology and vending operators.

The Company offers the Business Express(R) and Business Express(R) Limited Service (LSS) principally to the hospitality industry. The Business Express(R) and Business Express(R) Limited Service (LSS) combines the Company's business applications for computers, copiers and facsimile machines into a business center unit. The Company has developed its next generation of cashless control/payment systems (e-Port(TM)), which includes capabilities for interactive multimedia and e-commerce, acceptance of other forms of electronic payments and remote monitoring of host machine data and is being marketed and sold to operators, distributors and original equipment manufacturers (OEM) primarily in the vending industry.

2. Accounting Policies

Basis of Financial Statement Presentation

The financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments to recorded asset values that might be necessary should the Company be unable to continue in existence. The Company has incurred recurring operating losses of $22 million and $17.3 million during each of the fiscal years ended June 30, 2003 and 2002, respectively, recorded cumulative losses from its inception through June 30, 2003 amounting to approximately $75.2 million and has a working capital deficiency at June 30, 2003. Losses have continued through September 2003 and are expected to continue during fiscal year 2004. The Company's ability to meet its future obligations is dependent upon the success of its products in the marketplace. Until the Company's products can generate sufficient operating revenues, the Company will be required to raise capital to meet its cash flow requirements. These factors raise substantial doubt about the Company's ability

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

2. Accounting Policies (continued)

to continue as a going concern. Management believes that actions presently being taken will allow for the Company to continue as a going concern. Such actions include the generation of revenues from operations, additional private placement offerings (Note 17) and continued efforts to reduce costs.

Restatement


The Company restated the June 30, 2002 balance sheet, statement of shareholders' equity and statement of cash flows to correct the valuation of the marketable equity securities issued in connection with the Company's May 2002 acquisition of Stitch Corporation (Note 4) in accordance with EITF 99-12: "Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination". The Company originally valued the marketable securities issued in connection with this acquisition at the market price a few days before and a few days after May 14, 2002, which was the date the Company's shareholders approved the increase in the Company's Common Stock to allow for this transaction to close. The restated June 30, 2002 balance sheet, statement of shareholders' equity and statement of cash flows reflect the marketable securities issued in connection with this transaction at the market price a few days before and a few days after April 10, 2002, the date the definitive agreement was signed. The restated June 30, 2002 consolidated financial statements reflect an increase in Goodwill from $6,800,827 to $7,945,580 and an increase in Common Stock from $55,443,750 to $56,588,503. The restatement did not impact the net loss or loss per common share reported during 2002 or 2003.

Reclassification

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Consolidation

The accompanying consolidated financial statements include the accounts of Stitch. All significant intercompany accounts and transactions have been eliminated in consolidation.

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements


2.  Accounting Policies (continued)

Cash Equivalents

Cash  equivalents   represent  all  highly  liquid   investments  with  original
maturities of three months or less. Cash equivalents are comprised of a money market fund and certificates of deposit.

Inventory

Inventory, which principally consists of finished goods, components, and packaging materials, is stated at the lower of cost (first-in, first-out basis) or market.

Property and Equipment

Property and equipment is recorded at cost. Property and equipment is depreciated on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the lesser of the estimated useful life of the asset or the respective lease term.

Goodwill and Intangible Assets

Goodwill represents the excess of cost over fair value of the net assets acquired from Stitch. The Company adopted Statement of Financial Accounting Standards No. 142 (SFAS No. 142), "Goodwill and Other Intangible Assets," on July 1, 2002. Under SFAS No. 142, Goodwill is no longer permitted to be amortized to earnings, but instead is subject to periodic testing for impairment. The Company tests goodwill for impairment using the two-step process prescribed by SFAS No. 142. The first step screens for potential impairment, while the second step measures the amount of impairment, if any. The Company uses a discounted cash flow analysis to complete the first step in this process. The Company completed the transitional test of goodwill as of July 1, 2002, as prescribed in SFAS No. 142, during the quarter ended December 31, 2002. The Company concluded that there were no goodwill impairment indicators as a result of the transitional test. The Company also performed an annual impairment test of goodwill as of April 1, 2003 and concluded there was no goodwill impairment.

Intangible assets include patents and trademarks acquired in the Stitch acquisition. The aggregate amortization expense was $292,000 and $36,500 during the years ended June 30, 2003 and 2002, respectively. The intangible asset balance and related accumulated amortization consists of the following:

                                                                        June 30, 2003
                                          ---------------------------------------------------------------------------
                                             Gross Carrying               Accumulated              Net Carrying
                                                    Amount               Amortization                 Value
                                          ------------------------ -------------------------- -----------------------
Amortized intangible assets
     Trademark                               $        1,050,000         $       (118,125)       $         931,875
     Patents                                          1,870,000                 (210,375)               1,659,625
                                           --------------------      --------------------               ---------
Total                                        $        2,920,000         $       (328,500)            $  2,591,500
                                           ====================       ===================            ============


                                                                        June 30, 2002
                                          ---------------------------------------------------------------------------
                                             Gross Carrying               Accumulated              Net Carrying
                                                    Amount               Amortization                 Value
                                          ------------------------ -------------------------- -----------------------
Amortized intangible assets
     Trademark                               $       1,050,000           $       (13,125)            $  1,036,875
     Patents                                         1,870,000                   (23,375)               1,846,625
                                           -------------------         ------------------            ------------
Total                                        $       2,920,000           $       (36,500)            $  2,883,500
                                           ===================         ==================            ============


At June 30, 2003, the expected amortization of the intangible assets is as follows: $292,000 per year in fiscal year 2004 through fiscal year 2011, and $255,500 in fiscal year 2012. The weighted average useful life of these intangibles is 10 years.

Concentration of Credit Risk

Financial instruments that subject the Company to a concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with various financial institutions. The Company performs periodic evaluations of the relative credit standing of those financial institutions, and the Company's policy is designed to limit exposure to any one institution. The Company's accounts receivable is net of an allowance for uncollectible accounts. The Company does not require collateral or other security to support credit sales, but provides an allowance for uncollectible accounts based on historical experience and specifically identified risks. Accounts receivable are determined to be carried at fair value and charged off against the allowance for uncollectible accounts when management determines that recovery is unlikely and the company ceases collection efforts. Approximately 57% and 41% of the Company's accounts receivable at June 30, 2003 and 2002, and 35% and 12% of the Company's revenues for the years ended June 30, 2003 and 2003, respectively are concentrated with two customers.

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

2.  Accounting Policies (continued)

Revenue Recognition


Revenue from the sale of equipment is recognized on the terms of freight-on-board shipping point, or upon installation and acceptance of the equipment if installation services are purchased for the related equipment. Transaction processing revenue is recognized upon the usage of the Company's cashless payment and control network. Service fees for access to the Company's equipment and network services are recognized on a monthly basis. Product revenues are recognized from the sale of products from Company owned vending machines when there is purchase and acceptance of product by the vending customer. Customers have the ability to return vending products for a full refund. The Company estimates an allowance of product returns at the date of sale.


Investment

The Company accounts for investments in debt and equity securities under the provisions of Statement of Financial Accounting Standards No. 115, (SFAS No.
115), "Accounting for Certain Investments in Debt and Equity Securities". Management determines the appropriate classifications of securities at the time of purchase and reevaluates such designation as of each balance sheet date. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported in a separate component of shareholders' equity in other comprehensive income (loss). If the investment sustains an other than temporary decline in fair value, the investment is written down to its fair value by a charge to earnings.

Software Development Costs

The Company capitalizes software development costs pursuant to Statement of Financial Accounting Standards No. 86 (SFAS No. 86), "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", after technological feasibility of the software is established and through the product's availability for general release to the Company's customers. All costs incurred in the research and development of new software and costs incurred prior to the establishment of technological feasibility are expensed as incurred. Amortization of software development costs commences when the product becomes available for general release to customers. Amortization of software development costs is calculated as the greater of the amount computed using (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues of that product or (ii) the straight-line method over the remaining estimated economic life of the product. The Company reviews the unamortized software development costs at each balance sheet date and, if necessary, will write down the balance to net realizable value if the unamortized costs exceed the net realizable value of the asset. During May 2000, the Company reached technological feasibility for the development of the multi-media e-Port client product and related enhanced network and, accordingly, the Company commenced capitalization of software development costs related to

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements


2.  Accounting Policies (continued)

Software Development Costs (continued)

this product and network. Costs capitalized through 2002 were $5.1 million, which included capitalized interest of approximately $493,000, pursuant to SFAS No. 34, "Capitalization of Interest Costs".


During the fourth quarter of fiscal 2002, the multi-media e-Port(TM) client product and enhanced network became available for general release to the Company's customers. The multimedia e-port(TM) client product is equipped with both the audit and cashless payment features, but also includes the capability of displaying interactive advertising and content via a LCD screen. During this quarter, Management performed an evaluation of the commercial success and preliminary market acceptance of the multi-media e-Port(TM) client product and enhanced network and as a result of this evaluation the Company determined that the estimated future revenues less costs to complete and dispose of the multi-media e-Port client product was zero. Therefore, the Company wrote down $2,663,000 of software development costs related to the multi-media e-Port client product. The unamortized balance of the software development costs after the impairment charge is being amortized over an estimated useful life of two years. Amortization expense was approximately $1,331,000 during the year ended June 30, 2003 and $2,996,000 during the year ended June 30, 2002 (including the above impairment adjustment of $2,663,000). Such amortization is reflected in cost of sales in the accompanying consolidated statements of operations.


Fair  Value  of  Financial  Instruments

The carrying  value of cash and cash  equivalents,  accounts  receivable,  other current assets, accounts payable and accrued expenses reported in the consolidated balance sheets equal or approximate fair value due to their short maturities. The fair value of the Company's Senior Notes, Debenture, and other Long-Term Debt approximates book value as such notes are at market rates currently available to the Company.

Impairment of Long Lived Assets

The Company adopted Statement of Financial Accounting Standards No. 144 (SFAS No. 144), "Accounting for the Impairment or Disposal of Long-Lived Assets" on July 1, 2002. In accordance with SFAS No. 144, the Company reviews its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. During the fourth quarter of fiscal year 2003, the Company reviewed certain long-lived assets (vending machines) and determined that such assets were impaired. These vending machines were used and intended for use in connection with the Company's Kodak Program to sell disposable cameras and film. Management determined that it was more likely than not that these vending machines would be disposed of before the end of their previously estimated useful lives. The estimated undiscounted cash flows for this group of assets was less than the carrying value of the related assets. As a result, the Company recorded a charge of approximately $321,000 representing the difference between the fair value as determined from a quoted market price and the carrying value of the group of assets. Such amount is reflected in depreciation expense in the 2003 consolidated statement of operations.

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

2. Accounting Policies (continued)

Advertising Expenses

Advertising   expenses  for  the  years  ended  June  30,  2003  and  2002  were approximately $72,000 and $429,000, respectively and were expensed as incurred.

Research and Development Expenses

Research and development expenses are expensed as incurred. Research and development expenses, which are included in general and administrative and compensation expense in the consolidated statements of operations, were $1,505,000 and $1,187,000 for the years ended June 30, 2003 and 2002, respectively.

Accounting for Stock Options

Statement of Financial Accounting Standards No. 123 (SFAS No.123), "Accounting for Stock-Based Compensation", provides companies with a choice to follow the provisions of SFAS No. 123 in determination of stock-based compensation expense or to continue with the provisions of APB No. 25, "Accounting for Stock Issued to Employees and Related Interpretations in Accounting for Stock-Compensation Plans" and the related FASB Interpretation No. 44. The Company has elected to follow the provisions of APB 25. Under APB 25, if the exercise price of the Company's stock options equals or exceeds the market price of the underlying Common Stock on the date of grant, no compensation expense is recognized.

The effect of applying SFAS No. 123 to the Company's stock-based awards results in the same net loss and net loss per common share for the year ended June 30, 2003 on a pro-forma basis under SFAS No. 123 and under APB 25. The effect of applying SFAS No. 123 to the Company's stock-based awards resulted in a net loss and net loss per common share for the year ended June 30, 2002 as follows:

Net loss applicable to common shares as reported
    under APB 25                                         $(18,137,368)
Stock option expense per SFAS 123                            (985,046)
                                                         ------------
Pro forma net loss                                       $(19,122,414)
                                                         ============

Loss per common share as reported                        $      (0.50)
                                                         ============
Pro forma net loss per common share                      $      (0.53)
                                                         ============

The fair value for the Company's stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for fiscal year 2002: an expected life of 2 years; no expected cash dividend payments on Common Stock, and a risk-free interest rate of 4.5% to 5.5%, and volatility factors of the expected market price of the Company's Common Stock, based on historical volatility of .85 to .95 for fiscal 2002.

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements


2.  Accounting Policies (continued)

Accounting for Stock Options (continued)

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. As noted above, the Company's stock options are vested over an extended period. In addition, option models require the input of highly subjective assumptions including future stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimates, in management's opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company's stock options. The Company's pro forma information reflects the impact of the reduction in price of certain stock options. The pro forma results above are not necessarily reflective of the effects of applying SFAS 123 in future periods.

Loss  Per Common  Share

Basic earnings per share is calculated by dividing income (loss) applicable to common shares by the weighted average common shares outstanding for the period. Diluted earnings per share is calculated by dividing income (loss) applicable to common shares by the weighted average common shares outstanding for the period plus the dilutive effect (unless such effect is anti-dilutive) of equity instruments. No exercise of stock options, purchase rights, stock purchase warrants, or the conversion of preferred stock, cumulative preferred dividends or Senior Notes was assumed during fiscal year 2003 or 2002 because the assumed exercise of these securities would be antidilutive.

New   Accounting Pronouncements

In December 2002,  Statement of Financial Accounting Standards No. 148 (SFAS No.
148), "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123" (SFAS No. 123) was issued. SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provided alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has provided the prescribed disclosure format required by SFAS No. 148 during the year ended June 30, 2003.

3. Investment in Jubilee  Investment  Trust

During February 2003, the Company issued 15,000,000 shares of its Common Stock ($2,850,000) for an investment of 1,870,091 shares in the Jubilee Investment Trust, PLC (`Jubilee"), a United Kingdom Investment Trust whose shares trade on the London Stock

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements


3. Investment in Jubilee Investment Trust (continued)


Exchange. The Company agreed not to sell the Jubilee shares for a period of 90 days from January 24, 2003 and to sell a maximum of 10% of the Jubilee shares during each month thereafter. Jubilee has agreed not to sell the Company's shares of Common Stock for a period of two years from the date of issuance unless agreed to by the Company. As the investment declined in value below its cost basis for a period of six months or more, the Company determined that the decline in the market value of this available for sale investment was "other than temporary" and, accordingly, the Company wrote down the investment to its fair value as of June 30, 2003 realizing an impairment loss of $1,945,951.


4. Acquisition of Stitch Networks Corporation

On May 14, 2002, USA Acquisition Corp., a wholly owned subsidiary of the Company acquired Stitch pursuant to an Agreement and Plan of Merger by and among the Company, USA Acquisition Corp., Stitch and the stockholders of Stitch. Additionally, on May 14, 2002, the Company's shareholders voted to increase the number of authorized shares of Common Stock to 150,000,000. The Company acquired Stitch to strengthen its position as a leading provider of wireless remote monitoring and cashless and mobile commerce solutions and to increase the Company's revenue base. These revenues would include product revenues and monthly service and transaction fees. Additionally, the acquisition of the Stitch technology enhanced the Company's existing technology and complemented the revenue and transaction processing revenue of the Company's existing products. Certain Stitch personnel were believed to possess some key strengths in several disciplines that the Company believed to be of great value in its plans for growth.

Stitch became a wholly-owned subsidiary of the Company effective May 14, 2002. The acquisition was accounted for using the purchase method and, accordingly, the results of the operations of Stitch have been included in the accompanying consolidated statements of operations since the acquisition date. The purchase price consisted of the issuance of 22,762,341 shares of the Company's Common Stock in exchange for the outstanding shares of Stitch, and the issuance of warrants to purchase up to 7,587,447 shares of the Company's Common Stock at $.40 per share at any time through June 30, 2002. The purchase price also included the assumption of outstanding Stitch stock options that were converted into options to purchase an aggregate of 2,475,318 shares of the Company's Common Stock at $.165 per share at any time prior to May 14, 2007, warrants to purchase up to 412,553 shares of the Company's Common Stock at $.40 per share at any time through June 30, 2002 and other acquisition related expenses. None of the warrants issued in connection with the acquisition were exercised as of June 30, 2003. A total of 4,800,000 shares of the Common Stock issued to the former stockholders of Stitch are held in escrow to secure the former stockholder's indemnification obligations under the Agreement and Plan of Merger. Such shares are subject to cancellation if there is a breach of the indemnification (as defined). The value of the marketable equity securities issued in connection with this acquisition was determined based on the average market price of the Company's Common Stock over a two-day period before and after April 10, 2002, the date the definitive agreement to acquire Stitch was entered into. Such valuation was in accordance with

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements


4. Acquisition of Stitch Networks Corporation (continued)

EITF 99-12: "Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination".

During June 2002, the Company determined that it would vacate the office space previously occupied by Stitch. Accordingly, the Company accrued the remaining lease exit costs relating to this property in the amount of approximately $354,000 as part of the cost of Stitch. While the Company is attempting to sublease this space, no provision for recovery was estimated.

The following table summarizes the final purchase price allocation of the fair value of the assets and liabilities assumed at the date of acquisition:

Current assets                  $ 2,710,000
Property and equipment            1,700,000
Goodwill                          7,946,000
Intangibles                       2,920,000
Current liabilities              (1,554,000)
Long-term debt (Note 9)          (3,976,000)
                                -----------
                                $ 9,746,000
                                ===========

Unaudited pro-forma combined results of the Company as if the Company acquired Stitch on July 1, 2001 is as follows:

                                                           Year ended June 30
                                                                 2002
                                                             ------------
Revenues                                                     $  2,869,466
                                                             ============
Net loss                                                      (19,583,216)
Cumulative preferred dividends
                                                                 (822,561)
                                                             ------------
Loss applicable to common shares                             $(20,405,777)
                                                             ============
Loss per common share (basic and diluted)                    $      (0.36)
                                                             ============
Weighted average number of common shares outstanding
   (basic and diluted)                                         56,676,823
                                                             ============

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

5. Property and Equipment

Property and equipment consist of the following:

                                                Useful                        June 30
                                                Lives                 2003                2002
                                        ----------------------------------------------------------
Computer equipment and purchased
   software                                     3 years        $    1,931,912      $    1,855,459
Vending machines and related components         7 years               688,284           1,050,220
Control systems                                 3 years               980,759             982,371
Furniture and equipment                       5-7 years               532,570             503,110
Leasehold improvements                       Lease term                16,140              94,031
Vehicles                                        5 years                10,258              10,258
                                                           ---------------------------------------
                                                                    4,159,923           4,495,449
Less accumulated depreciation                                      (3,216,139)         (2,563,022)
                                                           ---------------------------------------
                                                              $       943,784    $      1,932,427
                                                           =======================================

6. Accrued Expenses

Accrued expenses consist of the following:

                                                                              June 30
                                                                      2003               2002
                                                               ---------------------------------------
Accrued professional fees                                       $       650,974      $     628,372
Accrued consulting fees                                                 662,010             62,480
Accrued lease termination payments, net                                 344,934            344,934
Accrued compensation and related sales commissions                      250,808            225,917
Accrued interest                                                        291,315            209,885
Accrued software license and support costs                              125,385            144,755
Accrued product warranty costs                                          104,406             85,827
Accrued taxes and filing fees                                            94,529            134,411
Advanced customer billings                                               62,540             30,190
Accrued other                                                           133,842            264,518
                                                               ---------------------------------------
                                                                $     2,720,743      $   2,131,289
                                                               =======================================

7. Related Party  Transactions

During the years ended June 30, 2003 and 2002, the Company incurred approximately $305,000 and $213,000, respectively, in connection with legal services provided by a member of the Company's Board of Directors. At June 30, 2003 and 2002, approximately $22,000 and $30,000,

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

7. Related Party Transactions (continued)

respectively, of the Company's accounts payable and accrued expenses were due to this Board member. During the years ended June 30, 2003 and 2002, certain Board members participated in various debt or equity offerings of the Company for a total investment of approximately $661,500 and $277,500 respectively.Stitch currently purchases parts and services from Dixie-Narco, Inc. (Dixie), an affiliate of a shareholder (Maytag Holdings, a subsidiary of Maytag Inc.) of the Company. There were purchases from Dixie of $201,000 and $8,000, for the fiscal year ended June 30, 2003 and for the period May 14, 2002 to June 30, 2002, respectively. Amounts payable to Dixie included in accounts payable in the accompanying June 30, 2003 and 2002 consolidated balance sheets were approximately $130,000 and $124,000, respectively.

8. Commitments


o During July 2003, in connection with an amendment to the Company's Chief Executive Officer's employment agreement (expiring June 2005) the Company issued an aggregate of 10,500,000 shares of its Common Stock to the Company's Chief Executive Officer. In connection with this amendment, the Chief Executive Officer also entered into a lock-up agreement pursuant to which he shall not sell 2,500,000 of these shares of Common Stock for a one-year period and 8,000,000 of these shares for a two-year period. The agreement also grants the Chief Executive Officer an aggregate of 14,000,000 shares of Common Stock subject to adjustment for stock splits or combinations in the event a "USA Transaction" (as defined) occurs, which among other events includes a change in control of the Company. Prior to this amendment the Chief Executive Officer would have been granted seven percent of all the then issued and outstanding shares of the Company's Common Stock. The Chief Executive Officer will not be required to pay any additional consideration for these shares of Common Stock. At the time of a USA Transaction, all of the shares issued to the Chief Executive Officer in connection with this amendment are automatically deemed to be issued and outstanding, and will be entitled to be treated as any other issued and outstanding shares of Common Stock. These shares will be irrevocable and fully vested, have no expiration date, and will not be affected by the termination of the Chief Executive Officer with the Company for any reason whatsoever.


o The Company conducts its operations from various facilities under operating leases. During March 2003, the Company entered into a lease agreement for its new corporate headquarters. The lease provides for escalating rent payments and a period of free rent prior to the commencement of the lease payments in January 2004. The Company has provided for deferred rent expense for the difference between the rent payments to be made and the straight line allocation of total rent payments to be made over the lease term. In connection with this lease agreement, the Company has provided the landlord with a security deposit comprised of shares in the Jubilee Investment Trust valued at $100,000.

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements


8. Commitments (continued)

Rent expense under such arrangements was approximately $292,000 and $220,000 during the years ended June 30, 2003 and 2002, respectively. The Company has $180,000 of equipment under capital lease agreements. Capital lease amortization of approximately $46,000 and $54,000 is included in depreciation expense for the years ended June 30, 2003 and 2002, respectively. Future minimum lease payments subsequent to June 30, 2003 under capital and noncancelable operating leases are as follows:

                                                               Capital Leases    Operating Leases
                                                             ---------------------------------------
2004                                                         $          15,960  $         244,000
2005                                                                     1,779            346,000
2006                                                                         -            343,000
2007                                                                         -            313,000
2008 and thereafter                                                          -            480,000
                                                             ---------------------------------------
Total minimum lease payments                                             17,739 $       1,726,000
                                                                                ====================
Less amount representing interest                                         1,882
                                                             -------------------
Present value of net minimum lease payments                              15,857
Less current obligations under capital leases                            14,161
                                                             -------------------
Obligations under capital leases, less current portion        $           1,696
                                                             ===================


9. Long-Term Debt

Long-term debt consists of the following:

                                                                            June 30
                                                                    2003              2002
                                                               ---------------- -----------------
        Bank facility                                          $       828,466    $   1,255,113
        Working capital loans                                          166,765          275,000
        Other, including capital lease obligations                      60,057           62,984
        IBM inventory financing                                              -           19,632
                                                               ---------------- -----------------
                                                                     1,055,288        1,612,729
        Less current portion                                           830,674          850,644
                                                               ---------------- -----------------
                                                               $       224,614    $     762,085
                                                               ================ =================


In connection with the Stitch acquisition (Note 4), the Company assumed long-term debt of $3,976,000, which included a vending equipment borrowing facility and working capital loans. The Company repaid $2,165,000 of the working capital loans in June 2002 leaving an outstanding balance of $275,000 at June 30, 2002. These loans are secured by certain assets of Stitch. At June 30, 2003, $166,765 of the working capital loans are outstanding which bear interest at 6.75% per annum. Such loans were payable on July 8, 2002. During fiscal year

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

9. Long-Term Debt (continued)

2003 the bank extended the due date on these loans on several occasions under forbearance agreements. At June 30, 2003, the Company is in default under this working capital loan agreement.

The bank facility (the Facility) was utilized by Stitch to fund the purchase of vending machines placed at locations where Kodak film products are sold. Borrowings were made from time to time under the Facility, with repayment schedules set at the time of each borrowing, including equal monthly payments over 36 months and an interest rate based upon 495 basis points over the three year U.S. Treasury Notes. The Company granted the bank a security interest in the film products vending machines. Repayment of principal is also insured by a Surety Bond issued by a third-party insurer in exchange for an initial fee paid by the Company.

10. Income Taxes

At June 30, 2003 and 2002, the Company had net operating loss carryforwards of approximately $76,211,000 and $54,769,000, respectively, to offset future taxable income expiring through approximately 2023. At June 30, 2003 and 2002, the Company recorded a net deferred tax asset of approximately $29,771,000 and $20,546,000, respectively, which was reduced by a valuation allowance of the same amount as the realization of the deferred tax asset is not certain, principally due to the lack of earnings history.

The timing and extent in which the Company can utilize future tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations. Stitch had net operating loss carryforwards of approximately $10,985,000 at the acquisition date. Such net operating loss carryforwards are limited under these provisions as to the amount available to offset future taxable income.

The deferred tax assets arose primarily from the use of different accounting methods for financial statement and income tax reporting purposes as follows:

                                                          June 30
                                                 2003                  2002
                                             ------------          ------------
Deferred tax assets:
Net operating loss carryforwards             $ 28,431,000          $ 19,837,000
Deferred research and development costs           730,000               480,000
Software development costs                      1,324,000             1,008,000
Other                                             338,000               392,000
                                             ------------          ------------
                                               30,823,000            21,717,000
Deferred tax liabilities:
Intangibles                                    (1,052,000)           (1,171,000)
                                             ------------          ------------
                                               29,771,000            20,546,000
Valuation allowance                           (29,771,000)          (20,546,000)
                                             ------------          ------------
Deferred tax asset, net                      $         --          $         --
                                             ============          ============

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

10. Income Tax (continued)

Amounts assigned to intangibles acquired in the Stitch acquisition exceeded the tax basis. Such excess will increase taxable income as the intangibles are amortized. The net operating loss carryforwards will be used to offset the increase in taxable income. Accordingly, the Company recorded a deferred tax liability of $1,171,000 and a deferred tax asset in the same amount related to these intangibles at the acquisition date.

11. Senior Notes and Debenture

During June 2002, the Company commenced a $2,500,000 2002-A private placement offering (subsequently increased to 430 units or $4,300,000), consisting of 12% Convertible Senior Notes due December 31, 2005 ("2002 Senior Notes"). Each $10,000 Senior Note is convertible into Common Stock at $.20 per share and interest is payable quarterly. Each Note holder initially received 20,000 Common Stock warrants, however subsequent to June 30, 2002, the Board of Directors amended the offering to replace the warrants with 20,000 shares of the Company's Common Stock. The fair value of the Common Stock issued and the intrinsic value of the beneficial conversion feature aggregating $2,881,847 have been allocated to equity. This resulting debt discount is being amortized to interest expense through December 31, 2005. Through June 30, 2003, the Company issued a total of
401.5 units in this offering, of which 7.5 units are reflected in subscriptions receivable at June 30, 2003. During the year ended June 30, 2003, $489,608 of the 2002 Senior Notes were converted into 2,448,215 shares of the Company's Common Stock.

During fiscal year 2002, the Company commenced a $2,500,000 2001-D private placement offering (subsequently increased to 650 units or $6,500,000), consisting of 12% Convertible Senior Notes due December 31, 2004 ("2001 Senior Notes"). Each $10,000 Senior Note is convertible into Common Stock at $.40 per share and interest is payable quarterly. Certain shareholders of the Company, who held warrants to purchase Common Stock of the Company as part of an earlier private placement at $.50 per share, were offered the opportunity to cancel a portion of such warrants and to receive an equivalent number of new Common Stock warrants at $.10 expiring on December 31, 2002 (subsequently extended to August 31, 2003), if they invested in the 2001-D offering. The original warrants were scheduled to expire on December 31, 2001 or March 31, 2002 (according to their original terms) (Note 13). The estimated fair value of the new warrants was determined to be $1,787,084 (using the Black-Scholes method) and the intrinsic value of the beneficial conversion feature of $1,623,352 have been allocated to equity. This resulting debt discount is being amortized to interest expense through December 31, 2004. During fiscal year 2002, the Company issued a total of 481.4 units, resulting in the issuance of $4,814,000 of 2001 Senior Notes.

During fiscal year 2001, the Company authorized a $6,700,000 private placement offering ("2000 Senior Notes") of 670 units at $10,000 per unit. Each unit consisted of a $10,000 12% Convertible Senior Note, maturing December 31, 2003, and 2,000 shares of Restricted Common Stock. Each Note is convertible

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

11. Senior Notes and Debentures (continued)

into Common Stock at $1.25 per share anytime through December 31, 2003. The Company issued 1,136,300 shares of Common Stock in connection with this Offering. The fair value of the Common Stock on the date such shares were granted of $1,215,843 and the intrinsic value of the beneficial conversion feature in the 2000 Senior Notes of $409,104 was allocated to equity. This resulting debt discount is being amortized to interest expense through December 31, 2003. Through June 30, 2003, $647,500 of such Notes were converted into 518,000 shares of Common Stock.

In March 2003, the Company granted to the holders of the 2000 Senior Notes and 2001 Senior Notes the right to extend the maturity date of these Senior Notes to December 31, 2006 and December 31, 2007, respectively, in exchange for reducing the conversion rates from $1.25 to $0.20 per share for the 2000 Senior Notes and from $0.40 to $0.20 per share for the 2001 Senior Notes. This offer has been extended by the Company's Board of Directors until October 31, 2003. Through June 30, 2003, $3,548,000 of the 2000 Senior Note holders and $3,363,397 of the 2001 Senior Note holders agreed to this offer and exchanged their Notes. Subsequent to June 30, 2003 and through September 12, 2003, an additional $456,000 of the 2000 Senior Notes and $276,701 of the 2001 Senior Notes have been exchanged for the 2006 Senior Notes and 2007 Senior Notes, respectively. For all 2000 Senior Note holders who agreed to exchange their Notes, such amounts have been reflected as long-term in the accompanying June 30, 2003 consolidated balance sheet. The exchange of the 2000 Senior Notes and 2001 Senior Notes to the 2006 Senior Notes and 2007 Senior Notes was deemed a significant modification of the terms of the Senior Notes and, accordingly the 2000 and 2001 Senior Notes have been extinguished. Accordingly, at June 30, 2003 the Company expensed $1,521,654 of unamortized debt discount and other issuance costs remaining on the 2000 Senior Notes and 2001 Senior Notes. Such amount has been reported as a loss on debt modification in the 2003 statement of operations.

As the share price was greater than the conversion rate in the fourth quarter of fiscal year 2003, the Company recorded the intrinsic value of this beneficial conversion feature of $1,318,500 and $590,710 for the Senior Notes due in 2006 and 2007, respectively. Such amount has been allocated to equity and the resulting debt discount is being amortized to interest expense through the Notes maturity dates. During fiscal year 2003, $332,500 and $323,334 of the Senior Notes maturing in 2006 and 2007, respectively, were converted into 1,662,500 and 1,616,668, shares of the Company's Common Stock.

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

11. Senior Notes and Debentures (continued)

A summary of the various Senior Note activities is as follows:

                                                               Senior Notes Maturing December 31,
                                      -----------------------------------------------------------------------------------
                                          2003              2004               2005              2006             2007
                                      -----------------------------------------------------------------------------------
                                      (2000 Senior      (2001 Senior       (2002 Senior      (2006 Senior     (2007 Senior
                                          Notes)            Notes)             Notes)            Notes)           Notes)
Outstanding at June 30, 2001          $ 5,656,500                $-                $-                $-                $-
Issued for cash and services                   --         4,814,593           444,083                --                --
Converted into Common Stock              (622,500)               --                --                --                --
Repaid at maturity                             --                --                --                --                --
Less:  Unamortized debt discount
   and other issuance costs              (750,295)       (2,928,567)         (323,989)               --                --
                                      -----------------------------------------------------------------------------------
Balance at June 30, 2002                4,283,705         1,886,026           120,094                --                --
Issued for cash and services/
   (rescinded)                                 --          (172,091)        3,571,675                --                --
Exchange of 2000 and 2001 Senior
   Notes for 2006 and 2007
   Senior Notes                        (3,548,000)       (3,363,397)               --         3,548,000         3,363,397
Converted into Common Stock                    --                --          (489,608)         (332,500)         (323,334)
Less: Unamortized debt discount
   and other issuance costs, net
   of accretion                           670,062         2,474,637        (1,829,234)       (1,104,169)         (596,852)
                                      -----------------------------------------------------------------------------------
Balance at June 30, 2003              $ 1,405,767       $   825,175       $ 1,372,927       $ 2,111,331       $ 2,443,211
                                      ===================================================================================


The unamortized debt discount and other issuance costs represents fees paid in connection with these financings, the estimated fair value of the detachable equity instruments issued in connection with these financings, and any beneficial conversion embedded in the debt at the commitment date. Such amounts are being amortized over the remaining life of the respective debt instruments. Debt discount amortization for the Senior Notes, which has been reflected as interest expense in the consolidated statements of operations, was approximately $2,690,000 and $1,513,000 for the years ended June 30, 2003 and 2002, respectively.

During October 2002, the Company's Board of Directors approved that for the quarterly interest payment payable by the Company on its 12% Convertible Senior Notes (for all quarters in fiscal year 2003), at the option of the note holder, the interest payment due can be used to purchase shares of the Company's Common Stock at a rate of $.20 per share. Additionally, for each share purchased, the note holder also received a warrant to purchase one share of the Company's Common Stock at $.20 per share exercisable at any time prior to June 30, 2004. During the years ended June 30, 2003 and 2002, 2,315,000 and 674,431 shares respectively, were issued for the payment of the quarterly interest. A total of 2,315,000 and 303,831 warrants were also issued during the years ended June 30, 2003 and 2002, respectively. The estimated fair value of the

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements


11. Senior Notes and Debenture (continued)

warrants issued of approximately $279,000 and $43,000 was determined using a Black-Scholes method and has been recorded as interest expense.

The Company executed a Securities Purchase Agreement with an investment company for the purchase of $325,000 (as amended) of a 9.75% Convertible Debenture (the Debenture) due August 2004. Interest on the Debenture was payable monthly in arrears and the Debenture was convertible at a price equal to the lesser of $1.00 or 72% (80% prior to June 18, 2002) of the lowest closing bid price of the Company's Common Stock during the 20 day period prior to the conversion. The Company reserved the right to prepay the portion of the Debenture that the investment company elected to convert, plus interest, at 150% of such amount, if the price of Common Stock is less than $0.40 per share. At the time of conversion, the Company issued to the Debenture holder warrants to purchase an amount of Common Stock equal to ten times the number of shares issued upon the conversion of the Debenture. The warrants are exercisable at the same conversion price as the Debenture. Due to the significance of the beneficial conversion feature associated with this instrument, the entire $325,000 of proceeds was allocated to the warrants and has been allocated to equity. This debt discount is being amortized to interest expense over the term of the Debenture. During the fiscal years ending June 30, 2003 and 2002, the investment company converted $243,000 and $82,000, respectively of the Debenture, resulting in the issuance of 2,467,225 and 333,678 shares, respectively of Common Stock. The investment company also exercised warrants resulting in the issuance of 7,206,893 and 3,336,780 shares of Common Stock and generating net cash proceeds of $630,000 and $804,250 during the years ended June 30, 2003 and 2002, respectively. At June 30, 2002, $280,000 of deposits represented funds advanced to the Company by the investment company for future warrant exercises. Such funds were utilized for this purpose during fiscal year 2003.

12. Series A Preferred Stock

The authorized Preferred Stock may be issued from time to time in one or more series, each series with such rights, preferences or restrictions as determined by the Board of Directors. Each share of Series A Preferred Stock shall have the right to one vote and is convertible at any time into one share of Common Stock. Each share of Common Stock entitles the holder to one voting right. Series A Preferred Stock provides for an annual cumulative dividend of $1.50 per share payable to the shareholders of record in equal parts on February 1 and August 1 of each year. Cumulative unpaid dividends at June 30, 2003 and 2002 amounted to $5,913,107 and $5,175,571, respectively. Cumulative unpaid dividends are convertible into common shares at $10.00 per common share at the option of the shareholder. During the years ended June 30, 2003 and 2002, certain holders of the Preferred Stock converted 4,790 and 26,002 shares, respectively, into 4,790 and 26,002 shares of Common Stock, respectively. Certain of these shareholders also converted cumulative preferred dividends of $56,050 and $268,140, respectively, into 5,605 and 26,814 shares of Common Stock during the years ended June 30, 2003 and 2002, respectively. The Series A Preferred Stock may be called for redemption at the option of the Board of Directors at any time on and after January 1, 1998 for a price of $11.00 per share plus payment

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements


12. Series A Preferred Stock (continued)

of all accrued and unpaid dividends. No such redemption has occurred as of June 30, 2003. In the event of any liquidation, the holders of shares of Series A Preferred Stock issued shall be entitled to receive $10.00 for each outstanding share plus all cumulative unpaid dividends. If funds are insufficient for this distribution, the assets available will be distributed ratably among the preferred shareholders.

13. Common Stock Transactions

During the years ended June 30, 2003 and 2002, the Company's Board of Directors authorized various Common Stock private placement offerings as follows:

    o 2003-A Private Placement Offering to sell up to 15,000,000 restricted shares of Common Stock (subsequently amended to 86,000,000 shares in August 2003). Through June 30, 2003, the Company issued 78,636,082 shares of its Common Stock generating net proceeds of $7,792,133 ($7,863,082 less offering costs of $71,475). Included in this amount are subscriptions receivable totaling $937,830. Such subscriptions are reflected in current assets in the 2003 balance sheet as such amounts were collected by the Company as of September 12, 2003. The Company also issued 1,854,390 shares from this offering for services rendered by consultants in the amount of $397,889. Subsequent to June 30, 2003 and through September 12, 2003, the Company issued an additional 2,228,390 shares of Common Stock in this offering generating gross cash proceeds of $222,839.

    o Five private placement offerings during fiscal year 2003 to individual investors aggregating 10,571,429 shares of Common Stock generating net proceeds of $957,925 as follows:

                  i.) 2,500,000 million shares to an accredited investor at $0.10 per share generating proceeds of $250,000;

                  ii.) 1,000,000 shares to an accredited investor at $0.10 per share generating proceeds of $100,000, plus warrants to purchase up to 4,000,000 shares of the Company's Common Stock at $0.10 per share at any time through November 28, 2003;

                  iii.) 1,500,000 shares to an accredited  investor at $0.10 per share generating proceeds of $50,000, plus warrants to purchase 750,000 shares of Common Stock at $0.15 per share through October 2007. This investor has also agreed to purchase an additional 1,500,000 shares of Common Stock at $0.10 per share and receive an additional 750,000 warrants upon the effectiveness of a registration statement to register the initial 1,500,000 million shares purchased;

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

13. Common Stock Transactions (continued)


                  iv.) 3,571,429 shares to an accredited investor at $.07 per share generating net proceeds of $244,925 ($250,000 less offering costs of $5075). This investor also received a warrant to purchase 7,142,858 shares of the Company's Common Stock at $.07 per share at any time before October 26, 2007, and an additional warrant to purchase 5,000,000 shares at $0.10 per share expiring October 2003; and

                  v.) 2,000,000 shares to an accredited investor at $0.12 per share generating proceeds of $240,000. The investor also received a warrant to purchase 2,000,000 shares of Common Stock at $.10 per share through May 31, 2003. No warrants were exercised during fiscal year 2003.

o 2001-C Private Placement Offering for the issuance of 4,500,000 shares of Common Stock at $.50 per share. For each share purchased the holder received a warrant to purchase one share of Common Stock at $.50 per share expiring in May 2002. During fiscal year 2002, the Company issued 4,046,684 shares of Common Stock generating net proceeds of $1,992,852 ($2,077,124 less offering costs of $84,272).

o 2001-B Private Placement Offering for the issuance of 8,400,000 shares of Common Stock at $.60 per share. For each dollar invested in this offering the Company also issued a Common Stock Warrant to the investor at $.50 per share (subsequently reduced to $.10 if the shareholder invested in the 2001 D Senior Note Offering). Through June 30, 2001, the Company issued 2,669,400 shares of Common Stock generating net proceeds of $1,546,885 ($1,601,640 less offering costs of $54,755).
         During fiscal year 2002, the Company issued an additional 4,726,040 shares of Common Stock generating net proceeds of $2,754,371 ($3,014,043 less offering costs of $259,672).

Participants in the 2001-B offering exercised 3,375,761 and 1,684,504 warrants during the years ending June 30, 2003 and 2002, respectively, generating proceeds of $337,577 and $168,451, respectively. Participants in the 2001-C offering exercised 284,934 and 122,358 warrants at $0.10 per share during the years ending June 30, 2003 and 2002, respectively, generating proceeds of $28,494 and $12,236, respectively.

The Company  also issued  2,855,042  and  2,784,134  shares of Common  Stock for professional services during the years ended June 30, 2003 and 2002, respectively. Such shares were valued based on the fair value of the Company's Common Stock on the date the shares were granted. During the year ended June 30, 2003 and 2002, the Company also issued 1,040,000 and 2,340,000 shares of Common Stock to certain employees and officers for services. These shares were fully vested on the date of grant; accordingly, the Company recorded compensation expense of $166,400 and $981,000 during the years ended June 30, 2003 and 2002, respectively, based on the fair value of the Company's Common Stock on the date the shares were granted.

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

13. Common Stock Transactions (continued)

During October 2002, the Company's Board of Directors authorized granting to all of the holders of the 12% Convertible Senior Notes (hereinafter referred to as Investors), 10,306,026 Common Stock warrants to purchase the Company's Common Stock at $0.10 per share. The total number of the warrants issued was equal to 75% of the dollar amount of the Senior Notes held by the then Investors. These warrants were exercisable through November 30, 2002 (subsequently extended through October 31, 2003). Upon the exercise of the warrant by the Investor, the Company granted an identical number of warrants to that Investor with an exercise price of $0.10 per share exercisable through October 31, 2003. Through June 30, 2003, the Investors exercised a total of 7,127,508 Common Stock warrants, generating gross proceeds to the Company of $712,751. At June 30, 2003, an additional 7,127,508 warrants were granted upon the exercise of the initial warrant to these Investors. Of the additional warrants, 6,898,296 were exercised as of June 30, 2003, generating gross proceeds to the Company of $689,830.

During the year ended June 30, 2003, the Company's shareholders approved the increase in the Company's authorized Common Stock on several occasions. At June 30, 2003, the Company's shareholders approved an increase in the authorized shares of Common Stock to 400,000,000.

A summary of Common Stock Warrant activity for the years ended June 30, 2003 and 2002 is as follows:

                                                         Warrants
                                                    -------------------
Outstanding at June 30, 2001                               8,233,028
    Issued                                                22,602,593
    Exercised                                             (1,833,529)
    Cancelled                                            (22,162,272)
                                                    -------------------
Outstanding at June 30, 2002                               6,839,820
    Issued                                                76,286,145
    Exercised                                            (18,894,241)
    Cancelled                                             (2,104,000)
                                                    -------------------
Outstanding at June 30, 2003                              62,127,724
                                                    ===================

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

13. Common Stock Transactions (continued)

The exercise price and exercise dates of outstanding and exercisable warrants outstanding at June 30, 2003 are as follows:

                 Outstanding and
                   Exercisable       Exercise Price         Expiration Date
           ---------------------------------------------------------------------
                      5,796,973         $ 0.10              September 30, 2003
                      7,142,858           0.07              October 26, 2007
                      7,142,858           0.07              To Be Determined
                      5,000,000           0.10              To Be Determined
                      4,000,000           0.10              November 28, 2003
                      2,480,150           0.10              April 18, 2005
                      3,472,220           0.10              April 24, 2005
                     11,513,006           0.10              June 2, 2005
                      1,500,000           0.15              November 15, 2007
                      2,618,831           0.20              June 30, 2004
                        150,000           0.70              August 2, 2003
                        650,000           0.70              November 23, 2003
                      1,200,000           0.91              August 29, 2010
                        377,927           1.00              April 24, 2011
                          2,901           1.03              April 30, 2011
                         75,000           1.25              June 30, 2006
                          5,000           4.00              August 17, 2003
                      9,000,000           0.10              To Be Determined
           --------------------
                     62,127,724
           ====================

During the years ended June 30, 2003 and 2002, the Company's Board of Directors amended the terms of certain outstanding Common Stock Warrants whereby the exercise price was reduced and the expiration dates were extended. The above table reflects the status of the warrants as of June 30, 2003. Certain of the warrant expiration dates will be determined upon the registration of the shares of Common Stock underlying such warrants.

14. Stock Options

The Company's Board of Directors has granted options to employees and its Board members to purchase shares of Common Stock at or above fair market value. The option term and vesting schedule are established by the contract that granted the option.

The following table summarizes all stock option activity during the years ended June 30, 2003 and 2002:

                                    Common Shares Under   Exercise Price Per
                                      Options Granted            Share
                                 -----------------------------------------------
Balance at June 30, 2001                4,886,667          $    0.50-$5.00
Granted                                 4,505,318          $    0.165-$.70
Canceled or expired                    (4,101,500)         $    0.40-$5.00
                                 -----------------------------------------------
Balance at June 30, 2002                5,290,485          $   0.165-$5.00
Canceled or expired                    (2,383,000)         $    0.40-$5.00
                                 -----------------------------------------------
Balance at June 30, 2003                2,907,485          $   0.165-$2.50
                                 ===============================================

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

14. Stock Options (continued)

The price range of the outstanding Common Stock options at June 30, 2003 is as follows:

                                                            Weighted Average
          Option             Options Outstanding and    Remaining Contract Life
      Exercise Prices              Exercisable                   (Yrs.)
--------------------------------------------------------------------------------
      $   .165                       2,475,318                   3.87
      $    .70                         150,000                   0.09
      $   1.00                         125,000                   2.85
      $   1.50                          42,000                   0.10
      $   2.00                          41,167                   1.25
      $   2.50                          74,000                   0.04
                            ---------------------------
                                     2,907,485
                            ===========================

As of June 30, 2003, the Company has reserved shares of Common Stock for the following:

Exercise of Common Stock options                                              2,907,485
Exercise of Common Stock warrants                                            62,127,724
Conversions of Preferred Stock and cumulative Preferred Stock dividends       1,115,803
Conversions of Senior Notes                                                  53,295,128
                                                                           ------------
                                                                            119,446,140
                                                                           ============

15. Retirement Plan

The Company's Savings and Retirement Plan (the Plan) allows employees who have attained the age of 21 and have completed six months of service to make voluntary contributions up to a maximum of 15% of their annual compensation, as defined in the Plan. Through June 30, 2000, the Plan did not provide for any matching contribution by the Company, however, starting at the beginning of fiscal year 2001, the Company has amended the Plan to include a Company matching contribution up to 10% of an employee's compensation. Effective January 1, 2003, the matching contribution changed to a dollar-for-dollar matching contribution on salary deferrals up to 3% of the employee's compensation then a fifty-cents on the dollar matching contribution on salary deferrals from 3% to 5%. The Company contribution for the years ended June 30, 2003 and 2002 was approximately $67,000 and $48,000, respectively.

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

16.  Contingencies

In the normal course of business, various legal actions and claims are pending or may be instituted or asserted in the future against the Company. The Company does not believe that the resolution of these matters will have a material effect on the financial position or results of operations of the Company.

17. Subsequent Events

Bayview Technology Group, LLC

On July 11, 2003, the Company entered into a definitive agreement to acquire substantially all of the assets of Bayview Technology Group, LLC (Bayview). Under the terms of the asset purchase agreement the Company issued to Bayview 20,000,000 shares of its restricted Common Stock and cash of $631,000 to settle an obligation of Bayview. The definitive agreement also provides for the Company to assume certain obligations under a royalty agreement expiring May 31, 2006. In connection with this transaction the Company also agreed to issue 170,000 shares of its restricted Common Stock to a consultant who provided certain services to the Company in connection with this acquisition.

Bayview is engaged in the sale and distribution of energy saving devices, which includes plug load controllers. Bayview's energy control products reduce energy consumption in vending machines and glass front coolers throughout the United States. As a result of the acquisition, the Company believes it will be the leading provider of end-to-end networked solutions that includes wireless and internet connections, cashless transaction and security/ ID capability and interactive media functionality, to remote inventory and auditing control and a provider or energy cost reductions and environmental emissions reductions. The Company also expects to reduce costs through economies of scale.

The aggregate purchase price of Bayview was $10,099,000, which principally was due to the issuance of 20,000,000 shares of restricted common stock valued at $9,200,000 and a cash payment of $631,000. The value of the 20,000,000 shares of Common Stock was determined based on the average market price of the Company's Common Stock over the two-day period before and after the definitive agreement date of July 11, 2003. The purchase price also included other acquisition related costs of approximately $268,000.

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

17. Subsequent Events (continued)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The Company is in the process of obtaining third-party valuations of certain intangible assets; thus, the allocation of the purchase price is subject to refinement.

Current assets                 $    57,000
Property and equipment             237,000
Intangible assets                9,500,000
Goodwill                           305,000
                               -----------
Total assets acquired          $10,099,000
                               ===========

Of the $9,500,000 of acquired intangible assets, $7,500,000 was assigned to patents that are subject to amortization over a 10-year period, $1,000,000 was assigned to non-compete agreements that are subject to amortization over a 5-year period and $1,000,000 was assigned to trademarks and trade names that are not subject to amortization.

Other Subsequent Events

On September 26, 2003, the Company completed a sale of 20,000,000 shares of Common Stock to accredited investors at $0.25 per share generating gross proceeds of $5,000,000. Of these shares, Wellington Management Company, LLP purchased 18,000,000 on behalf of their clients, and the balance of the shares were purchased by other investors.

During September 2003, the Company issued 500,000 shares of Common Stock to an existing investor in connection with provision from a fiscal year 2003 equity transaction. The Company also reduced the exercise price on 750,000 Common Stock Warrants previously issued to this investor from $0.10 per share to $0.0665 per share.

On September 16, 2003 and September 24, 2003, the Company sold an aggregate of 700,000 shares of its investment in Jubilee realizing net cash proceeds of approximately $395,000.

During September 2003, the Company's Board of Directors authorized the establishment of the 2003-A Stock Compensation Plan whereby 500,000 shares of the Company's Common Stock shall be available for future issuance to Company employees, directors or consultants as compensation.

During the period from September 15, 2003 through September 30, 2003, an additional $660,000 of the 2000 Senior Notes and $430,390 of the 2001 Senior Notes have been exchanged for the 2006 and 2007 Senior Notes, respectively. For the 2000 Senior Noteholders who agreed to exchange their notes, such amounts have been reflected as long-term in the accompanying June 30, 2003 consolidated balance sheet.

                              USA Technologies Inc.

                   Notes to Consolidated Financial Statements

17. Subsequent Events (continued)

Other Subsequent Events (continued)

The following condensed consolidated pro forma balance sheet reflects the effects of these subsequent events as if they have occurred as of June 30, 2003:

                                                      As Reported                             Proforma
Condensed Consolidated Proforma Balance Sheet        June 30, 2003         Adjustments      June 30, 2003
                                                    -----------------------------------------------------
Total current assets                                  $ 5,375,983         $ 4,426,000         $ 9,801,983

Property and equipment                                    943,784             237,000           1,180,784

Intangibles, including goodwill                        11,535,740           9,805,000          21,340,740

Other assets                                               37,174                  --              37,174
                                                    -----------------------------------------------------
Total assets                                          $17,892,681         $14,468,000         $32,360,681
                                                    =====================================================

Current liabilities                                   $ 6,215,108         $   190,000         $ 6,405,108

Long-term liabilities                                   7,985,490                  --           7,985,490

Total shareholders' equity                              3,692,083          14,278,000          17,970,083
                                                    -----------------------------------------------------
Total liabilities and shareholders' equity            $17,892,681         $14,468,000         $32,360,681
                                                    =====================================================


The adjustment column reflects the recording of the operating assets of Bayview. The purchase price is comprised of the issuance of 20,000,000 shares of the Company's Common Stock valued at $9,200,000, a cash payment of $631,000, the assumption of $40,000 of liabilities and the payment of acquisition related expenses of $228,000. The adjustment column also reflects the issuance of 20,000,000 shares of the Company's Common Stock at $0.25 per share generating gross proceeds of $5,000,000.


Table of Contents

            Independent Auditors' Report.                                                  F-33

            Balance Sheets as of December 31, 2002 and 2001.                               F-34

            Statements   of  Operations   for  year  ended   December  31,  2002
            (Successor),  period from June 1, 2001  (Commencement of Operations)
            through  December  31, 2001  (Successor)  and period from January 1,
            2001 through May 31, 2001 (Predecessor)                                        F-35

            Statements  of Members'  Equity/Stockholders'  Equity for year ended
            December   31,   2002   (Successor),   period   from  June  1,  2001
            (Commencement of Operations)  through December 31, 2001 (Successor),
            and period from January 1, 2001 through May 31, 2001 (Predecessor).            F-36

            Statements   of  Cash  Flows  for  year  ended   December  31,  2002
            (Successor),  period from June 1, 2001  (Commencement of Operations)
            through  December  31, 2001  (Successor)  and period from January 1,
            2001 through May 31, 2001 (Predecessor).                                       F-37

            Summary of Accounting Policies.                                                F-38

            Notes to Financial Statements.                                                 F-44

            Unaudited Financial Statements:

            Balance Sheet as of June 30, 2003 (Unaudited).                                 F-51

            Statements of Operations for the six months ended June 30, 2003
            and 2002 (Unaudited).                                                          F-52

            Statements of Member's Equity (Deficit) for the six months
            ended June 30, 2003 and 2002 (Unaudited).                                      F-53

            Statements of Cash Flows for the six months ended June 30, 2003
            and 2002 (Unaudited).                                                          F-54

            Summary of Significant Accounting Policies for the six months
            ended June 30, 2003 and 2002 (Unaudited).                                      F-55

            Selected Notes to Financial Statements for the six months
            ended June 30, 2003 and 2002 (Unaudited).                                      F-58

(b) Pro Forma Financial Information (Unaudited):

    Pro Forma Consolidated Balance Sheet as of June 30, 2003 (Unaudited).                  F-63

    Pro Forma Consolidated Statement of Operations for the year ended
    June 30, 2003 (Unaudited).                                                             F-64

    Pro Forma Consolidated Statement of Operations for the year ended
    June 30, 2002 (Unaudited).                                                             F-65

    Notes to Pro Forma Consolidated Financial Statements (Unaudited)                       F-66

                          INDEPENDENT AUDITORS' REPORT

Members
Bayview Technology Group, LLC
Denver, Colorado

We have audited the accompanying balance sheets of Bayview Technology Group, LLC (the "Company" and "Successor") as of December 31, 2002 and 2001, and the related statements of operations, members' equity and cash flows for the year ended December 31, 2002 and for the period from June 1, 2001 (commencement of operations) through December 31, 2001, and the statements of operations, stockholders' equity and cash flows of Bayview Technology Group, Inc. ("Predecessor") as described in Summary of Accounting Policies - Organization, Description of Business and Basis of Presentation for the period from January 1, 2001 to May 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Successor financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and 2001, and the results of its operations and cash flows for the year ended December 31, 2002 and for the period from June 1, 2001 (commencement of operations) through December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the Predecessor financial statements referred to above present fairly, in all material respects the results of operations and cash flows of the Predecessor for the period January 1, 2001 to May 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Summary of Accounting Policies - Organization, Description of Business and Basis of Presentation, the Successor purchased certain assets and assumed certain liabilities of the Predecessor on May 31, 2001, in a business combination accounted for as a purchase. As a result, the financial statements of the Sucessor are presented on a new basis of accounting from the financial statements of Predecessor and, therefore, are not comparable.

As discussed in Summary of Accounting Policies, the Company changed its method of accounting for goodwill in 2002.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in the Summary of Accounting Policies - Going Concern and Management's Plans, the Company sold substantially all of its revenue producing assets in 2003 and is dependent on funding from its members for its continuing operations. These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. Management's Plans are also described in the Summary of Accounting Policies, Going Concern and Management's Plans. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                /s/ Anton Collins Mitchell LLP

Denver, Colorado
September 4, 2003

                          BAYVIEW TECHNOLOGY GROUP, LLC

                                 BALANCE SHEETS



                                                                                        December 31
                                                                                2002                 2001
                                                                         ---------------------------------------
Assets (Notes 3 and 4)
Current Assets:
  Cash                                                                     $         54,604    $        3,242
  Accounts receivable (Note 10)                                                     858,397           970,478
  Inventories                                                                       317,202           437,840
  Prepaid expenses and other current assets                                          37,138            13,468
                                                                         ---------------------------------------
Total current assets                                                              1,267,341         1,425,028

Goodwill (Note 1)                                                                 1,820,758         1,820,758
Deposits                                                                             27,577            42,672
Property and equipment, net (Note 2 and 13)                                         253,748           229,398
Patents and trademarks, net of $79,779 and $29,167 of accumulated
    amortization (Notes 1 and 13)                                                   701,758           720,833
                                                                         ---------------------------------------
Total assets                                                               $      4,071,182    $    4,238,689
                                                                         =======================================

Liabilities and Members' Equity
Current Liabilities:
  Accounts payable and accrued expenses (Notes 4 and 8)                    $        458,473    $      483,447
  Line of credit (Note 3)                                                                 -           320,578
  Line of credit - related party (Note 3)                                           245,000                 -
  Commissions and royalties payable (Note 7)                                        224,164           231,779
  Current maturities of long-term debt - related party (Note 4)                     591,568           553,983
                                                                         ---------------------------------------
Total current liabilities                                                         1,519,205         1,589,787

Long-Term Debt - related party, less current maturities (Note 4)                    621,257         1,216,017
                                                                         ---------------------------------------
Total liabilities                                                                 2,140,462         2,805,804

Commitments and Contingencies (Notes 5, 7, 8 and 11)

Members' Equity (Note 6 and 13)                                                   1,930,720         1,432,885
                                                                         ---------------------------------------
Total liabilities and members' equity                                      $      4,071,182    $    4,238,689
                                                                         =======================================



See accompanying independent auditors' report, summary of accounting policies and notes to financial statements.

                                               BAYVIEW TECHNOLOGY GROUP, LLC

                                                 STATEMENTS OF OPERATIONS



                                                                                Period from
                                                                                June 1, 2001       Period from
                                                                             (Commencement of    January 1, 2001
                                                             Year Ended     Operations) through      through
                                                          December 31, 2002  December 31, 2001     May 31, 2001
                                                             (Successor)        (Successor)       (Predecessor)
                                                          --------------------------------------------------------
Revenues (Note 10)                                          $   5,793,029      $   2,364,787        $  785,836

Cost of Sales (Note 8)                                          2,500,803          1,288,412           223,017
                                                          --------------------------------------------------------
Gross Profit                                                    3,292,226          1,076,375           562,819

Operating Expenses:
   Selling (Note 7)                                             1,228,465            456,512           170,596
   General and administrative                                   1,323,979            709,652           336,821
   Depreciation and amortization                                  118,407            116,919             6,900
                                                          --------------------------------------------------------
Total operating expenses                                        2,670,851          1,283,083           514,317
                                                          --------------------------------------------------------
Income (loss) from operations                                     621,375           (206,708)           48,502

Other (expense):
   Interest expense                                              (123,540)           (73,685)           (6,911)
                                                          --------------------------------------------------------

Net income (loss)                                          $      497,835      $    (280,393)       $   41,591
                                                          ========================================================



See accompanying independent auditors' report, summary of accounting policies and notes to financial statements.

                          BAYVIEW TECHNOLOGY GROUP, LLC

               STATEMENTS OF MEMBERS' EQUITY/STOCKHOLDER'S EQUITY

PERIOD FROM JANUARY 1, 2001 THROUGH MAY 31, 2001 (PREDECESSOR)



                                 Common Stock
                             ---------------------
                                                      Retained    Stockholders'
                              Shares     Amount       Earnings       Equity
                             ---------------------------------------------------
Balance, January 1, 2001      250,000   $ 25,000      $  93,602    $  118,602
Net income for the period           -         -          41,591        41,591
                             ---------------------------------------------------
Balance, May 31, 2001         250,000   $ 25,000      $ 135,193    $  160,193
                             ===================================================



PERIOD FROM JUNE 1, 2001 (COMMENCEMENT OF OPERATIONS) THROUGH DECEMBER 31, 2002 (SUCCESSOR)


                                                             Total
                                                            Members'
                                                            Equity
                                                        --------------
Balance, June 1, 2001 (Commencement of Operations)       $          -
Cash received for 60,000 membership units issued
  to founders (Note 6)                                          1,000
Issuance of 35,000 membership units, net of issuance
  costs of $37,722 (Note 6)                                 1,712,278
Net loss for the period                                      (280,393)
                                                        --------------
Balance, December 31, 2001                               $  1,432,885
Net income for the period                                     497,835
                                                        --------------
Balance, December 31, 2002                               $  1,930,720
                                                        ==============



See accompanying independent auditors' report, summary of accounting policies and notes to financial statements.

                                               BAYVIEW TECHNOLOGY GROUP, LLC

                                                 STATEMENTS OF CASH FLOWS



                                                                                Period from
                                                                                June 1, 2001       Period from
                                                                             (Commencement of    January 1, 2001
                                                             Year Ended     Operations) through      through
                                                          December 31, 2002  December 31, 2001     May 31, 2001
                                                             (Successor)        (Successor)       (Predecessor)
                                                         --------------------------------------------------------
Cash flows from Operating Activities
Net income (loss) for the period                            $     497,835      $    (280,393)      $     41,591
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
  Depreciation and amortization                                   118,407            116,919              6,900
  Decrease (increase) in current assets:
     Accounts receivable                                          112,081           (954,592)           166,534
     Inventories                                                  120,638           (247,134)           (25,463)
     Prepaid expenses and other current assets                    (23,670)           (13,468)            (3,948)
  Increase (decrease) in current liabilities:
     Accounts payable and accrued expenses                        (24,974)           347,000             64,173
     Commissions and royalties payable                             (7,615)           231,779            (47,875)
                                                          -------------------------------------------------------
Net cash provided by (used in) operating activities               792,702           (799,889)           201,912

Cash flows from Investing Activities
Purchases of property and equipment                               (92,145)          (168,478)              (812)
Acquisition of the assets of
  Bayview Technology Group, Inc (Note 2)                                -         (1,023,959)                 -
Investment in patents and trademarks                              (31,537)                 -                  -
Other deposits                                                     15,095            (38,288)                 -
                                                          -------------------------------------------------------
Net cash used in investing activities                            (108,587)        (1,230,725)              (812)

Cash flows from Financing Activities
Borrowings of bank revolving line of credit                       795,000            520,578                  -
Payments on bank revolving line of credit                      (1,115,578)          (200,000)          (148,387)
Proceeds from issuance of membership units                              -          1,751,000                  -
Payment of issuance costs                                               -            (37,722)                 -
Payments on long-term debt                                       (557,175)                 -            (79,657)
Borrowings on line of credit - related party                      470,000                  -                  -
Payments on line of credit - related party                       (225,000)                 -                  -
                                                          -------------------------------------------------------
Net cash provided by (used in) financing activities              (632,753)         2,033,856           (228,044)
                                                          -------------------------------------------------------
Net (decrease) increase in cash                                    51,362              3,242            (26,944)

Cash, beginning of period                                           3,242                  -             26,944
                                                          -------------------------------------------------------
Cash, end of period                                         $      54,604      $       3,242        $         -
                                                          =======================================================



See accompanying independent auditors' report, summary of accounting policies and notes to financial statements.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                         SUMMARY OF ACCOUNTING POLICIES

ORGANIZATION, DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Bayview Technology Group LLC (the "Company" or "Successor") was organized as a Limited Liability Company ("LLC") under the laws of the State of Colorado in December 2000. In July 2003, The Company changed its name to BT LLC. The Company acquired Bayview Technology Group, Inc. (the "Predecessor," subsequently changing its name to Bayview Ventures, Inc.) on May 31, 2001 (effectively June 1, 2001) and began operations on June 1, 2001. The Company is engaged in the sale and distribution of energy saving devices, more particularly, plug load controllers. The accompanying financial statements reflect the results of operations and cash flows of the Predecessor for the period January 1, 2001 through May 31, 2001.

GOING CONCERN AND MANAGEMENT'S PLANS

As more fully described in Note 13, the Company sold substantially all of its long-lived assets in July 2003 and does not currently anticipate continuing its operations. Based on projections, management currently estimates that the Company will not have the ability to meet all of its obligations as they come due. The Company is attempting to raise additional funds from its members to meet this budgeted shortfall but has not received a firm commitment from any of its members to provide the necessary funding. These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. In response to this condition, management is actively trying to secure the necessary additional funds from its members, reduce or eliminate all non-essential costs, and negotiate extensions and reductions in the Company's obligations with various creditors. No assurances can be provided that the Company will be successful in executing its plans.

The financial statements do not include any adjustments relating to the recoverability or classification of asset carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

INVENTORIES

Inventories are stated at the lower of cost (using the first in, first out method) or market, and consist primarily of saleable finished goods including electronic components and devices.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Provisions for depreciation are computed using the straight-line method over estimated useful lives ranging from 3 to 7 years. Maintenance and repairs are charged to expense as incurred.

INCOME TAXES

There is no provision for income taxes because, as a limited liability company, the Company's taxable income is passed through to its members who pay income taxes on their proportionate share of the taxable income.

STATEMENTS OF CASH FLOWS

The Company considers all short-term investments purchased with maturity of three months or less and money market accounts to be cash equivalents.

PATENTS AND TRADEMARKS

Patents and trademarks were recorded at cost less accumulated amortization, and were amortized using the straight-line method over their estimated life of fifteen years.

Amortization expense on patents and trademarks was $50,612 for the year ended December 31, 2002 and $29,167 for the period from June 1, 2001 (Commencement of Operations) through December 31, 2001.

GOODWILL

Goodwill represents the excess of the cost over the fair value of net assets acquired at the date of acquisition (Note 1) and was being amortized on the straight-line method over fifteen years through December 31, 2001. (See Summary of Account Policies - Recent Accounting Pronouncements for treatment of goodwill as of January 1, 2002). Goodwill amortization was $73,672 for the period ended December 31, 2001.

LONG-LIVED ASSETS AND LONG-LIVED ASSETS FOR SALE

Long-lived assets, including property and equipment and patents and trademarks are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected future cash flow from the use of the assets and its eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized and measured using the asset's fair value.

In the period when the plan of sale criteria of Statement of Financial Accounting Standards ("SFAS") No. 144 are met, long-lived assets are reported as held for sale, depreciation and amortization cease, and the assets are reported at the lower of carrying value or fair value less costs to sell.

USE OF ESTIMATES

The preparation of the Company's financial statements, in conformity with accounting principles generally accepted in the United States of America, requires the Company's management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

The Company's financial instruments that are exposed to concentrations of credit risk consist of cash and cash equivalent balances in excess of the insurance provided by governmental insurance authorities. The Company's cash and cash equivalents are placed with financial institutions and are primarily in demand deposit accounts.

Concentrations of credit risk with respect to accounts receivable are associated with many customers dispersed across geographic areas. The Company reviews a customer's credit history before extending credit and establishes an allowance for doubtful accounts based upon the credit risk of specific customers, historical trends and other information. No allowance for doubtful accounts was established at December 31, 2002 and 2001.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. Advertising costs amounted to $54,525 for the year ended December 31, 2002 and $13,080 for the period from June 1, 2001 (Commencement of Operations) through December 31, 2001.

REVENUE RECOGNITION

The Company recognizes revenue when its products are shipped to its customers, at which time title passes to the customer and the risks and rewards of ownership are transferred. Revenue from certain sales programs with utility organizations are not recognized until the product has been installed at designated locations and the Company has no remaining performance obligation.

RESEARCH AND DEVELOPMENT

Research and development expenditures are expensed in the period in which incurred. For the period from June 1, 2001 (Commencement of Operations) through December 31, 2001, research and development expenses were $9,432 and for the year ended December 31, 2002 they were $32,676.

STOCK OPTION PLAN

The Company has a stock-based employee compensation plan, which is described more fully in Note 6. The Company accounts for this plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25,
Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation is reflected in the Company's net income
(loss), as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant. Had the Company employed the fair value method of accounting prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, the pro forma net income (loss) of the Company would not be materially different than the reported net income (loss) for any period presented.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial  Accounting  Standards Board (the "FASB")  finalized
SFAS No.  141,  Business  Combinations,  and SFAS No.  142,  Goodwill  and Other
Intangible Assets. SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that companies recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria and, upon adoption of SFAS No. 142, that companies reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS No. 141. SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that companies identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS No. 142.

Effective January 1, 2002 the Company adopted SFAS No. 142. As of December 31, 2001 the Company had $1,820,758 in unamortized goodwill. Upon the adoption of SFAS No. 142, goodwill is no longer amortizable and will be subject to impairment testing. As a result, the Company has not amortized goodwill for the year ended December 31, 2002. Had the Company not amortized goodwill during the period ended December 31, 2001, amortization expense would have decreased by $73,672 and net loss would have decreased by $73,672 to ($206,721).

In accordance with SFAS No. 142, the Company completed a transitional impairment test and an annual impairment test of goodwill and has determined goodwill and other intangible assets were not impaired. Goodwill will be tested annually and whenever events and circumstances occur indicating that the asset may be impaired.

Upon the adoption of SFAS No. 142, the Company evaluated the useful lives of existing intangible assets and determined that the existing useful lives are appropriate.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for the Company for fiscal years beginning after June 15, 2002. The Company's adoption of this statement had no material impact on the Company's financial statements.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value, less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, is to be applied prospectively.

In April 2002, the FASB issued SFAS No. 145, Rescissions of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections. SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that Statement, SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred that at the date of commitment to an exit or disposal plan. Examples of such costs covered by the standard include lease termination costs and certain employee severance costs associated with a restructuring, discontinued operation, plant closing or other exit or disposal activity. SFAS No. 146 is effective prospectively for exit and disposal activities initiated after December 31, 2002. As the provisions of SFAS No. 146 are to be applied prospectively after its adoption date, the Company cannot determine the potential effects that adoption of SFAS No. 146 will have on its future results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure-an Amendment of FASB Statement No. 123. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company adopted the disclosure requirements effective December 31, 2002 in its financial statements.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                          NOTES TO FINANCIAL STATEMENTS

1. BUSINESS COMBINATIONS

On May 31, 2001 the Company acquired substantially all of the assets of Bayview Ventures, Inc., a California corporation, for a purchase price of $2,906,447. The acquisition has been accounted for using the purchase method and the results of operations are reflected in the financial statements from the date of acquisition. Pursuant to the purchase agreement, the Company paid $1,000,000 in cash, assumed liabilities of $136,447 and executed a note to the seller in the amount of $1,770,000 (see Note 4). The Company incurred costs of $23,959 in connection with the acquisition. Amounts in excess of the fair market value of the assets acquired are accounted for as goodwill. The following represents the allocation of the purchase price:



                                      Amount
                                  ---------------

Accounts receivable                $     15,886
Inventory                               190,706
Deposits                                  4,384
Fixed assets                             75,000
Patents and trademarks                  750,000
Goodwill                              1,894,430
                                  ---------------
                                   $  2,930,406
                                  ===============

2. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:



                                                       December 31
                                                 2002               2001
                                           -----------------------------------
Equipment                                    $    237,425        $   147,846
Furniture and fixtures                             98,198             95,632
                                           -----------------------------------
                                                  335,623            243,478
Less accumulated depreciation                      81,875             14,080
                                           -----------------------------------
                                             $    253,748        $   229,398
                                           ===================================



Depreciation expense for the year ended December 31, 2002 and for the period from June 1, 2001 (Commencement of Operations) through December 31, 2001 was $67,795 and $14,080.

3. LINE OF CREDIT AND LINE OF CREDIT - RELATED PARTY

The Company had a $500,000 revolving line of credit with a bank. The line of credit was entered into on August 3, 2001 and expired on August 3, 2002. The line of credit bore interest at a variable rate that was calculated based on an index, which is the Bank Base Rate plus 1.5%. During the period August 3, 2001 through December 31, 2001 the rates ranged from 6.5% to 8.5% per annum. The Line of Credit had an outstanding balance of $320,578 at December 31, 2001 and was secured by substantially all of the assets of the Company. In addition, two of the Company's members (who were also executive officers of the Company) guaranteed the line of credit and pledged personal assets as additional security.

Effective September 30, 2002, the Company entered into a new $500,000 line of credit agreement with Bayview Ventures, Inc. (Note 1). The line of credit expired on June 1, 2003. The line of credit bears interest at the prime rate as published in the Wall Street Journal, plus 1.75%. The line of credit is secured by substantially all of the assets of the Company. In addition, one of the Company's members (who is also an executive officer) has guaranteed the line of credit and pledged personal assets as additional security. The balance of the line of credit at December 31, 2002 was $245,000 and the interest rate was 6.259%.

Effective June 1, 2003, Bayview Ventures, Inc. agreed to extend the repayment date of the Line of Credit Agreement to November 8, 2003.

Interest expense recognized in connection with the line of credit - related party, was $6,493 for the year ended December 31, 2002. Accrued interest payable in connection with the line of credit - related party was $1,282 at December 31, 2002.

4. LONG-TERM DEBT - RELATED PARTY

Long-term debt consists of a note payable to Bayview Ventures, Inc. (see Note
1). The sole stockholder of Bayview Ventures, Inc. is an employee of the Company. The note was in the original amount of $1,770,000 and bears interest at the rate of 6.9% per annum and was originally payable in three annual installments plus accrued interest beginning on June 1, 2002. The note is secured, subject to certain subordination, by all inventories, accounts receivable, and substantially all of the assets acquired in the business combination (Note 1).

Effective April 30, 2002, the terms of the note payable were amended. An initial payment of $250,000 was made June 30, 2002. Subsequent payments are to be made based on 50% of excess cash flow defined as earnings before interest, taxes, depreciation and amortization less fixed charges (interest expense for the period of determination plus minimum rent payments under operating leases) and total capital expenditures. The calculation is to be completed by the tenth day of the subsequent month and reviewed and agreed to by the note holder. Payments will be made immediately thereafter. During the year ended December 31, 2002, the Company made principal payments of $557,175. Included in accounts payable and accrued interest at December 31, 2002 and 2001 is $43,807 and $65,730 of accrued interest due on the note.

The term of the note agreement was modified in both May and June 2003, pursuant to which the maturity date of the note payable was extended to July 14, 2003.

Bayview Ventures, Inc. agreed to modify the repayment terms of the principal and accrued interest on the note payable in connection with the acquisition of certain assets of the Company by USA Technologies, Inc. ("USAT").(See Note 13)

In accordance with the modified terms, in July 2003, the Company paid Bayview Ventures, Inc. approximately $631,000 and 1,200,000 shares of USAT common stock having an agreed upon value of $333,333. The remaining balance owed to Bayview Ventures, Inc. (including both principal and accrued interest) of $333,333 is to be repaid no later than November 8, 2003.

5. LEASE OBLIGATIONS

The Company leases office space under three operating lease agreements. The lease agreements generally require the Company to pay certain operating expenses, maintenance, and property taxes. The lease agreements are noncancellable. Two agreements expire in June 2005 and one agreement expires in October 2003.

Rent expense was $48,324 for the period from June 1, 2001 (Commencement of Operations) through December 31, 2001 and $111,633 for the year ended December 31, 2002.

Future minimum lease payments under the noncancellable operating leases are as follows:

Years Ending


  December 31,                 Amount
-----------------------------------------

  2003                     $   121,560
  2004                         101,172
  2005                          51,864
                          --------------
                           $   274,596
                          ==============



6. MEMBERS' EQUITY

The Company issued 60,000 units to its founding members, for $1,000 at the formation of the Company.

Pursuant to the terms of a private placement memorandum ("PPM") in 2001, the Company issued 35,000 membership units at a per unit price of $50 for total proceeds of $1,750,000. Issuance expenses in connection with the offering were $37,722. Under terms of the PPM, the Company guaranteed the investors that the value of their units would appreciate at no less than a 20% cumulative return over the three-year period following the issuance of the units. In the event that the overall value (as determined by a calculation defined in the PPM) of the Company in June 2004 or the value received by the Company upon the sale of its assets prior to that time does not provide for the minimum return, the investors are to receive additional units as determined by a calculation contained in the PPM. The PPM also granted the investors the right, after the payment of amounts due to Bayview Ventures, Inc. (see Note 4), to an annual preferential right to distributions of $200,000. No such distributions have been paid through 2002.

Option Plan

Effective May 30, 2001, the Company adopted The Bayview Technology Group, LLC 2001 Membership Option Plan (the "Plan"). The purpose of the Plan is to provide a benefit to key employees and management. Participants of the Plan shall be recommended by the President and Chief Executive Officer of the Company, and the issuance of unit options are to be approved by the Personnel and Compensation Committee of the Board of Directors. The membership units, which may be delivered under the Plan, shall not exceed an aggregate of 15,000 units. During 2002, options to purchase 4,750 membership units at a per unit price of $52.63 ware granted. In March 2003, 1,189 of the options vested and 132 options will vest each month thereafter until all 4,750 become vested. The options expire in June 2007. The aggregate fair value of the options granted (determined using the Black-Scholes option pricing model and assuming no dividends or volatility, a discount rate of 4.5% and an expected life of five years) was estimated to be approximately $37,000. Upon a merger of the Company or the sale of substantially all of its assets, any unvested options become immediately vested and exercisable. The options became fully vested in July 2003 upon the closing of the USAT transaction (see Note 13).

Pro forma results of operations, assuming the Company had used the fair value method of accounting for the 2002 option grant, are not presented as they do not differ materially from the Companys historical results.

7. EMPLOYMENT AGREEMENTS

The Company has an employment agreement with the sole stockholder of Bayview Ventures, Inc. (Note 1). Under the terms of the agreement, the Company is required to pay a royalty to Bayview Ventures, Inc., based upon the sale of its devices. The Company is also required to pay the employee an annual base salary of $126,240. During the period ended December 31, 2001, the Company paid Bayview Ventures, Inc. $24,027 in royalties and at December 31, 2001 royalties payable to Bayview Ventures, Inc. were $179,174. During the year ended December 31,
2002, the Company paid Bayview Ventures, Inc. $374,136 in royalties and at December 31, 2002, royalties payable to Bayview Ventures, Inc. totaled $157,271.

Effective May 20, 2002, the Company entered into an employment agreement with an employee. Under the terms of the agreement, the Company is required to pay the employee a base salary of $116,000 during the initial one-year term of the employment period (as defined in the agreement). Employment is to be reviewed annually for renewal and/or renegotiation. The employee also is to receive a commission of 1.25% of certain sales revenue as defined in the agreement.

8. SUPPLIER AGREEMENT

Effective July 1, 2001, the Company entered into an agreement with an unrelated entity for the manufacture of the Company's electronic devices. The agreement's initial term is two years, and the agreement automatically renews for subsequent one-year periods unless either party provides written notification of termination. At June 30, 2003, the agreement is still in effect. In connection with the agreement, the Company is required to provide the entity with thirteen-week production forecasts and the Company is obligated to purchase the manufactured devices and reimburse the entity, under certain terms of the agreement. During the period from June 1, 2001 (Commencement of Operations) through December 31, 2001, the Company purchased $309,775 from the entity, and at December 31, 2001, the Company owed the entity $197,169. During the year ended December 31, 2002, the Company purchased $1,817,383 from the entity and at December 31, 2002, the Company owed the entity $285,656.

9. AGREEMENTS WITH UTILITY ORGANIZATIONS

The Company has an agreement with the Bonneville Power Administration ("BPA") that expired April 30, 2003 to provide and install BPA's electronic devices. Under the terms of this agreement, the Company is to receive a negotiated price per unit and installation fee per unit, for each device installed. The Bonneville Power Administration contract provides for total purchase price and fees of $3,000,000. The agreement was not renewed.

10. SIGNIFICANT CONTRACTS

The Company has received greater than 10% of its revenues from certain customers. A summary of significant customers is as follows:



                                         December 31
Revenues:                             2002        2001
                                  -------------------------
Customer A                            36%         33%
Customer B                            12%         11%
Customer C                             -%         13%
Customer D                             -%         16%
                                  -------------------------


                                         December 31
Accounts Receivable:                  2002        2001
                                  -------------------------
Customer A                             2%         79%
Customer B                            44%          4%
Customer C                             -%          9%
Customer D                             -%          7%
                                  -------------------------



11. CONTINGENCIES

In February 2003, a fire occurred in a facility in Idaho, in which the Company's product was installed days before the fire. The insurance company representing the company that occupied the facility is investigating the cause of the fire. The Company has informed their insurance carrier of the incident and the Company is currently in the process of investigating the matter and to what extent, if any, the Company may be held responsible. The outcome of this contingency is currently unknown. Any potential liability may be covered by the Company's insurance carrier. No liability for the outcome of this contingency has been recorded in the accompanying financial statements.

The Company occupied premises in California through June 1, 2002, at which time the premises were vacated. The landlord is seeking rent from the Company for the period from June 2002 through October 2003 (lease termination date), in the aggregate amount of approximately $62,000. The Company does not believe it is responsible for this amount, as it never formally assumed the lease. Bayview Ventures, Inc. was the original lessee. At December 31, 2002, the Company has accrued $26,000, which represents the Company's best estimate of its expected liability to settle the matter.

12. SUPPLEMENTAL CASH FLOW INFORMATION



                                                  Period from
                                                  June 1, 2001
                                              (Commencement of
                               Year ended      Operations) through
                           December 31, 2002    December 31, 2001
                           --------------------------------------
Cash paid for interest       $   142,928         $  5,744
                           ======================================



13. SALE OF OPERATIONS

On July 11, 2003, the Company sold substantially all of its fixed assets and intellectual property (including patents and trademarks), as well as other various assets, to USAT in exchange for 20,000,000 shares of USAT common stock. Additionally, USAT paid approximately $631,000 to Bayview Ventures, Inc., representing the amount currently due to Bayview Ventures, Inc. pursuant to its note payable from the Company (see Note 4). Pursuant to the sale agreement, the shares of USAT common stock received by the Company cannot be sold for a one-year period, after which time a monthly limitation will be placed on the maximum number of shares, that may be sold.

In connection with the sale, the Company issued an additional 9,534 units to investors in the Company's 2001 PPM pursuant to guaranteed return provisions contained in the PPM (see Note 6). Additionally, the Company granted 10,250 units to two employees.

Management determined that the plan of sale criteria in SFAS No. 144 was met in April 2003, at which time depreciation and amortization of these assets ceased and the assets began to be reported at the lower of their carrying amount or fair value less cost to sell.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                                  BALANCE SHEET
                                   (Unaudited)



                                                                           June 30,
                                                                             2003
                                                                         -------------
Assets
Current assets:
  Cash                                                                   $     54,201
  Accounts receivable                                                       1,295,947
  Inventories                                                                 381,486
  Prepaid expenses and other current assets                                    16,324
                                                                         -------------
Total current assets                                                        1,747,958

Goodwill                                                                    1,820,758
Deposits                                                                       16,977
Long-Lived Assets Held for Sale
  Property and equipment, net                                                 223,820
  Patents and trademarks, net of $106,689 of accumulated amortization         689,641
                                                                         -------------
Total assets                                                             $  4,499,154
                                                                         =============

Liabilities and Members' Equity
Current liabilities:
  Accounts payable and accrued expenses                                  $    737,569
  Line of credit - related party                                              438,000
  Commissions and royalties payable                                           259,401
  Current maturities of long-term debt - related party                        591,568
                                                                         -------------
Total current liabilities                                                   2,026,538

Long-term debt - related party, less current maturities                       621,257
                                                                         -------------
Total Liabilities                                                           2,647,795

Members' Equity                                                             1,851,359
                                                                         -------------
Total liabilities and members' equity                                    $  4,499,154
                                                                         =============



See accompanying notes.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                 Six months ended June 30
                                                  2003              2002
                                         -------------------------------------
Revenues                                     $   2,514,735     $   2,673,642

Cost of Sales                                    1,143,397         1,237,622
                                         -------------------------------------
Gross Profit                                     1,371,338         1,436,020

Operating expenses:
   Selling                                         692,049           490,518
   General and administrative                      642,755           688,373
   Depreciation and amortization                    69,932            53,388
                                         -------------------------------------
Total operating expenses                         1,404,736         1,232,279
                                         -------------------------------------
Income (loss) from operations                      (33,398)          203,741

Other expense:
   Interest expense                                (45,963)          (54,959)
                                         -------------------------------------

Net income (loss)                            $     (79,361)    $     148,782
                                         =====================================



See accompanying notes.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                          STATEMENTS OF MEMBERS' EQUITY
                                   (Unaudited)



                                                 Six months ended June 30,
                                                   2003              2002
                                              -------------------------------
Balance, beginning of period                   $  1,930,720     $  1,432,885
Net income (loss) for period                        (79,361)         148,782
                                              -------------------------------
Balance, end of period                         $  1,851,359     $  1,581,667
                                              ===============================


See accompanying notes.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                             Six months ended June 30
                                                                             2003                2002
                                                                       ------------------------------------
Cash flows from operating activities
Net income (loss)                                                      $        (79,361)     $     148,782
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization                                                  69,932             53,388
  Decrease (increase) in current assets:
     Accounts receivable                                                       (437,550)           183,617
     Inventories                                                                (64,284)           (65,856)
     Prepaid expenses and other current assets                                   20,814            (23,209)
  Increase in current liabilities:
     Accounts payable and accrued expenses                                      279,095            105,510
     Commissions and royalties payable                                           35,237              3,052
                                                                       ------------------------------------
Net cash provided by (used in) operating activities                            (176,117)           405,284

Cash flows from investing activities
Purchase of property and equipment                                               (2,493)            (9,640)
Investment in patents and trademarks                                            (14,793)                 -
Deposit on software under development                                                 -            (11,066)
                                                                       ------------------------------------
Net cash used in investing activities                                           (17,286)           (20,706)

Cash flows from financing activities
Borrowings of bank revolving line of credit                                           -            415,000
Payments on bank revolving line of credit                                             -           (650,000)
Payments on long-term debt                                                            -           (137,320)
Borrowings on Line of Credit-Related Party                                      693,000                  -
Payments on Line of Credit-Related Party                                       (500,000)                 -
                                                                       ------------------------------------
Net cash provided by (used in) financing activities                             193,000           (372,320)
                                                                       ------------------------------------
Net increase (decrease) in cash                                                    (403)            12,258

Cash, beginning of period                                                        54,604              3,242
                                                                       ------------------------------------
Cash, end of period                                                    $         54,201      $      15,500
                                                                       ====================================

Supplemental disclosures of cash flow information:
   Interest paid                                                       $          9,492      $     121,141
                                                                       ====================================



See accompanying notes.

                          BAYVIEW TECHNOLOGY GROUP, LLC

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                     SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                   (Unaudited)

ORGANIZATION, DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Bayview Technology Group, LLC (the "Company" was organized as a Limited Liability Company ("LLC") under the laws of the State of Colorado in December 2000. The Company is engaged in the sale and distribution of energy saving devices, more particularly, plug load controllers.

GOING CONCERN AND MANAGEMENT'S PLANS

As more fully described in Note 8, the Company sold substantially all of its long-lived assets in July 2003 and does not currently anticipate continuing its operations. Based on projections, management currently estimates that the Company will not have the ability to meet all of its obligations as they come due. The Company is attempting to raise additional funds from its members to meet this budgeted shortfall but has not received a firm commitment from any of its members to provide the necessary funding. These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. In response to this condition, management is actively trying to secure the necessary additional funds from its members, reduce or eliminate all non-essential costs, and negotiate extensions and reductions in the Company's obligations with various creditors. No assurances can be provided that the Company will be successful in executing its plans.

The financial statements do not include any adjustments relating to the recoverability or classification of asset carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

INTERIM FINANCIAL INFORMATION


The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.


INVENTORIES

Inventories are stated at the lower of cost (using the first in, first out method) or market, and consist primarily of saleable finished goods including electronic components and devices.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Provisions for depreciation are computed using the straight-line method over estimated useful lives ranging from 3 to 7 years. Maintenance and repairs are charged to expense as incurred.

Effective in April 2003, property and equipment was reflected as held for sale and reported at the lower of carrying value or fair value, less cost to sell.

INCOME TAXES

There is no provision for income taxes because, as a limited liability company, the Company's taxable income is passed through to its members who pay income taxes on their proportionate share of the taxable income.

STATEMENTS OF CASH FLOWS

The Company considers all short-term investments purchased with maturity of three months or less and money market accounts to be cash equivalents.

PATENTS AND TRADEMARKS

Patents and trademarks were recorded at cost less accumulated amortization, and were amortized using the straight-line method over fifteen years.


Amortization expense on patents and trademarks was $26,911 and $25,000 for the six months ended June 30, 2003 and 2002, respectively. Commencing in April 2003, patents and trademarks are considered to be held for sale and carried at the lower of carrying value or fair value less costs to sell.


GOODWILL

Goodwill represents the excess of the cost over the fair value of net assets acquired at the date of acquisition. Goodwill is not amortized but is tested annually to determine whether there is any impairment to its carrying value. Impairment testing is also done if events or circumstances arise indicating that impairment may have occurred.

LONG-LIVED ASSETS AND LONG-LIVED ASSETS FOR SALE

Long-lived assets, including property and equipment and patents and trademarks are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected future cash flow from the use of the assets and its eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized and measured using the asset's fair value.

In the period when the plan of sale criteria of SFAS No. 144 are met, long-lived assets are reported as held for sale, depreciation and amortization cease, and the assets are reported at the lower of carrying value or fair value less costs to sell.

USE OF ESTIMATES

The preparation of the Company's financial statements, in conformity with accounting principles generally accepted in the United States of America, requires the Company's management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting periods. Actual results could differ from those estimates.

ADVERTISING COSTS


The Company expenses advertising costs as incurred. Advertising costs amounted to $53,932 and $15,631 for the six months ended June 30, 2003 and 2002, respectively.


REVENUE RECOGNITION

The Company recognizes revenue when its products are shipped to its customers, at which time title passes to the customer and the risks and rewards of ownership are transferred. Revenue from certain sales programs with utility organizations are not recognized until the product has been installed at designated locations and the Company has no remaining performance obligation.

RESEARCH AND DEVELOPMENT


Research and development expenditures are expensed in the period in which incurred. Research and development expenses were $39,370 and $14,147 for the six months ended June 30, 2003 and 2002, respectively.


STOCK OPTION PLAN


The Company has a stock-based employee compensation plan. The Company accounts for this plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation is reflected in the Company's net income (loss), as all options granted under this plan had an exercise price equal to the market value of the underlying membership units on the date of grant. Had the Company employed the fair value method of accounting prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, the pro forma net income (loss) of the Company for the six months ended June 30, 2003 and 2002 would not have been materially different from the reported net income
(loss).

                          BAYVIEW TECHNOLOGY GROUP, LLC

                     SELECTED NOTES TO FINANCIAL STATEMENTS

                     SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                   (Unaudited)

1. PROPERTY AND EQUIPMENT

Property and equipment as of June 30, 2003 consisted of the following:



Equipment                          $  248,547
Furniture and fixtures                 98,197
                                  -------------
                                      346,744
Less accumulated depreciation         122,924
                                  -------------
                                   $  223,820
                                  =============



Depreciation expense was $43,021 and $28,388 for the six months ended June 30, 2003 and 2002, respectively.

2. LINE OF CREDIT - RELATED PARTY

Effective September 30, 2002, the Company entered into a $500,000 line of credit agreement with Bayview Ventures, Inc. The line of credit expired on June 1, 2003. The line of credit bears interest at the prime rate as published in the Wall Street Journal, plus 1.75%. The line of credit is secured by substantially all of the assets of the Company. In addition, one of the Company's members (who is also an executive officer) has guaranteed the line of credit and pledged personal assets as additional security.


Effective June 1, 2003, Bayview Ventures, Inc. agreed to extend the repayment date of the line of Credit Agreement to November 8, 2003. At June 30, 2003, the balance of the Line of Credit was $438,000 and the interest rate was 5.75%.

Interest expense recognized in connection with the line of credit - related party, was $10,422 for the six months ended June 30, 2003.

3. LONG-TERM DEBT - RELATED PARTY


Long-term debt at June 30, 2003 consists of a note payable to Bayview Ventures, Inc. The sole stockholder of Bayview Ventures, Inc. is an employee of the Company. The note was in the original amount of $1,770,000 and bears interest at the rate of 6.9% per annum and was originally payable in three annual installments plus accrued interest beginning on June 1, 2002. The note is secured, subject to certain subordination, by all inventories, accounts receivable, and substantially all of the assets acquired from Bayview Ventures, Inc.

Effective April 30, 2002, the terms of the note payable were amended. An initial payment of $250,000 was made June 30, 2002. Subsequent payments are to be made based on 50% of excess cash flow defined as earnings before interest, taxes, depreciation and amortization less fixed charges (interest expense for the period of determination plus minimum rent payments under operating leases) and total capital expenditures. The calculation is to be completed by the tenth day of the subsequent month and reviewed and agreed to by the note holder. Payments will be made immediately thereafter. During the six months ended June 30, 2003, the Company made no principal payments on this debt. Included in accounts payable at June 30, 2003 is $81,536 of accrued interest due on the note.


The term of the note agreement was modified in both May and June 2003, pursuant to which the maturity date of the note payable was extended to be July 14, 2003.

Bayview Ventures, Inc. agreed to modify the repayment terms of the principal and accrued interest on the note payable in connection with the acquisition of certain assets of the Company by USA Technologies, Inc. ("USAT").

In accordance with the modified terms, in July 2003, the Company paid Bayview Ventures, Inc. approximately $631,000 and 1,200,000 shares of USAT common stock having an agreed upon value of $333,333. The remaining balance owed to Bayview Ventures, Inc. (including both principal and accrued interest) of $333,333 is to be repaid no later than November 8, 2003.

4. EMPLOYMENT AGREEMENTS


The Company has an employment agreement with the sole stockholder of Bayview Ventures, Inc. Under the terms of the agreement, the Company is required to pay a royalty to Bayview Ventures, Inc., based upon the sale of its devices. The Company is also required to pay the employee an annual base salary of $126,240. During the six months ended June 30, 2003 and 2002, royalties earned by Bayview Ventures, Inc. were $172,107 and $190,123, respectively. Royalties payable to Bayview Ventures, Inc. as of June 30, 2003 totaled $153,462.


5. SUPPLIER AGREEMENT


Effective July 1, 2001, the Company entered into an agreement with an unrelated entity for the manufacture of the Company's electronic devices. The agreement's initial term is two years, and the agreement automatically renews for subsequent one-year periods unless either party provides written notification of termination. In connection with the agreement, the Company is required to provide the entity with thirteen-week production forecasts and the Company is obligated to purchase the manufactured devices and reimburse the entity, under certain terms of the agreement. During the six months ended June 30, 2003 and 2002, the Company purchased $844,068 and $740,864, respectively from the entity.


6. AGREEMENTS WITH UTILITY ORGANIZATIONS

The Company has an agreement with the Bonneville Power Administration ("BPA") that expired April 30, 2003 to provide and install BPA's electronic devices. Under the terms of this agreement, the Company is to receive a negotiated price per unit and installation fee per unit, for each device installed. The Bonneville Power Administration contract provides for total purchase price and fees of $3,000,000. The agreement was not renewed.

7. CONTINGENCIES

In February 2003, a fire occurred in a facility in Idaho, in which the Company's product was installed days before the fire. The insurance company representing the company that occupied the facility is investigating the cause of the fire. The Company has informed their insurance carrier of the incident and the Company is currently in the process of investigating the matter and to what extent, if any, the Company may be held responsible. The outcome of this contingency is currently unknown. Any potential liability may be covered by the Company's insurance carrier. No liability for the outcome of this contingency has been recorded in the accompanying financial statements.


The Company occupied premises in California through June 1, 2002, at which time the premises were vacated. The landlord is seeking rent from the Company for the period from June 2002 through October 2003 (lease termination date), in the aggregate amount of approximately $62,000. The Company does not believe it is responsible for this amount, as it never formally assumed the lease. Bayview Ventures, Inc. was the original lessee. At June 30, 2003, the Company has accrued $26,000, which represents the Company's best estimate of its expected liability to settle the matter.


8. SALE OF OPERATIONS

On July 11, 2003, the Company sold substantially all of its fixed assets and intellectual property (including patents and trademarks), as well as other various assets, to USAT in exchange for 20,000,000 shares of USAT common stock. Additionally, USAT paid approximately $631,000 to Bayview Ventures, Inc., representing the amount currently due to Bayview Ventures, Inc. pursuant to its note payable from the Company. Pursuant to the sale agreement, the shares of USAT common stock received by the Company cannot be sold for a one-year period, after which time a monthly limitation will be placed on the maximum number of shares, that may be sold.

The long-lived assets covered by the sales agreement have been reported in the accompanying balance sheets as assets held for sale. Management determined that the plan of sale criteria in SFAS No. 144 was met in April 2003, at which time depreciation and amortization of these assets ceased and the assets began to be reported at the lower of their carrying amount or fair value less cost to sell.

                              USA TECHNOLOGIES INC.

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION


The Pro Forma Consolidated Balance Sheet as of June 30, 2003 and the Pro Forma Consolidated Statements of Operations for the years ended June 30, 2003 and 2002, are based on the historical financial statements of USA Technologies, Inc.
(USAT) and Bayview Technology Group, LLC (Bayview). The acquisition of the operating assets of Bayview has been accounted for using the purchase method of accounting. The Pro Forma Consolidated Balance Sheet as of June 30, 2003 has been prepared assuming the Bayview acquisition was completed on June 30, 2003.

The Pro Forma Consolidated Statements of Operations for the years ended June 30, 2003 and 2002 have been prepared assuming that the Bayview acquisition was completed on July 1, 2002 and July 1, 2001, respectively.

The Unaudited Pro Forma financial statement information is presented for informational purposes only. The Pro Forma Consolidated Balance Sheet and Consolidated Statements of Operations do not purport to represent what USAT's actual financial position or results of operations would have been had the acquisition of Bayview occurred as of such dates, or to project USAT's financial position or results of operations for any period or date, nor does it give effect to any matters other than those described in the notes thereto. In addition, the allocations of purchase price to the assets and liabilities of Bayview are preliminary and the final allocations may differ from the amounts reflected herein. The Unaudited Pro Forma Consolidated Balance Sheet and Unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with USAT's financial statements and notes thereto, and the historical financial statements of Bayview which are included elsewhere herein.

                             USA Technologies Inc.
                      Pro Forma Consolidated Balance Sheet
                                  June 30, 2003
                                   (Unaudited)


                                                                                               Acquisition
                                                                 Bayview          USAT         Adjustments          Pro Forma
                                                                 -------          ----         -----------          ---------
Assets:
Current assets:
  Cash and cash equivalents                                      $   54,201    $ 2,384,455        $ (833,448)      $ 1,603,208
  Accounts receivable, net                                        1,295,947        414,796        (1,295,947)          414,796
  Inventory                                                         381,486        457,900          (347,486)          497,900
  Subscriptions receivable                                                -      1,013,400                 -         1,013,400
  Prepaid expenses and other current assets                          16,324        201,383               653           218,360
  Investment                                                              -        904,049                 -           904,049
                                                                 -------------------------------------------------------------
Total current assets                                              1,747,958      5,375,983        (2,472,228)        4,651,713

Property and equipment, net                                         223,820        943,784                 -         1,167,604
Software development costs                                                -        998,660                 -           998,660
Goodwill                                                          1,820,758      7,945,580        (1,502,108)        8,264,230
Intangible assets                                                   689,641      2,591,500         8,810,359        12,091,500
Other assets                                                         16,977         37,174           (16,977)           37,174
                                                                 -------------------------------------------------------------
Total assets                                                     $4,499,154    $17,892,681        $4,819,046       $27,210,881
                                                                 =============================================================

Liabilities and shareholder's equity:
   Current liabilities
   Accounts payable                                              $  737,569    $ 2,266,156        $ (697,569)      $ 2,306,156
   Accrued expenses                                                 259,401      2,720,743          (259,401)        2,720,743
   Current portion of long-term debt                              1,029,568        830,674        (1,029,568)          830,674
   Convertible Senior Notes                                               -        349,942                 -           349,942
                                                                 -------------------------------------------------------------
Total current liabilities                                         2,026,538      6,167,515        (1,986,538)        6,207,515

Convertible Senior Notes, less current portion                            -      7,808,469                 -         7,808,469
Long-term debt, less current portion                                621,257        224,614          (621,257)          224,614
                                                                 -------------------------------------------------------------
Total liabilities                                                 2,647,795     14,200,598        (2,607,795)       14,240,598

Shareholders'/Members' equity:
  Series A convertible preferred stock, no par value;
    1,800,000 shares authorized; 524,452 issued and
    outstanding at June 30, 2003                                          -      3,715,246                 -         3,715,246
  Bayview Members' Equity, 95,000 units issued and outstanding at
    June 30, 2003                                                 1,851,359              -        (1,851,359)                -
  USA Common Stock, no par value; 400,000,000 shares
    authorized; 218,741,042 shares issued and outstanding shares at
    June 30, 2003                                                         -     78,790,405         9,278,200        88,068,605
  Accumulated deficit                                                     -    (78,813,568)                -       (78,813,568)
                                                                 -------------------------------------------------------------
Total shareholders'/members' equity                               1,851,359      3,692,083        7,426,841         12,970,283
                                                                 -------------------------------------------------------------
Total liabilities and shareholders'/members' equity              $4,499,154    $17,892,681       $ 4,819,046       $27,210,881
                                                                 =============================================================

       SEE NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                             USA Technologies, Inc.
                 Pro Forma Consolidated Statement of Operations
                        For the year ended June 30, 2003
                                   (Unaudited)



                                                                                         Acquisition
                                                             Bayview           USAT      Adjustments      Pro Forma
                                                             -------           ----      -----------      ---------
Revenue                                                    $ 5,634,122    $ 2,853,068             -    $  8,487,190

Operating expenses:
     Cost of sales                                           2,406,578      2,971,443             -       5,378,021
     General and administrative                              1,407,380      7,194,684             -       9,903,041
     Compensation                                            1,300,977      4,973,210             -       4,973,210
     Depreciation and amortization                             134,951      1,251,716       897,477       2,284,144
     Loss on exchange of debt                                        -      1,521,654             -       1,521,654
                                                           -----------    -----------    ----------    ------------
Total operating expenses                                     5,249,886     17,912,707       897,477      24,060,070
                                                           -----------    -----------    ----------    ------------
                                                               384,236    (15,059,639)     (897,477)    (15,572,880)

Other income (expense):

     Interest income                                                 -         18,691             -          18,691
     Loss on Investment                                              -     (1,945,951)            -      (1,945,951)
     Interest expense                                         (114,544)    (4,978,600)      114,544      (4,978,600)
                                                           -----------    -----------    ----------    ------------
Total other income (expense)                                  (114,544)    (6,905,860)      114,544      (6,905,860)
                                                           -----------    -----------    ----------    ------------
Net income (loss)                                              269,692    (21,965,499)     (782,933)    (22,478,740)
Cumulative preferred dividends                                       -       (793,586)            -        (793,586)
                                                           -----------    -----------    ----------    ------------
(Loss) income applicable to common shares                  $   269,692   $(22,759,085)    $(782,933)   $(23,272,326)
                                                           ===========    ===========    ==========    ============

Loss per common share (basic and diluted)                                      $(0.20)                       $(0.18)
                                                                               ======                        ======
Weighted average number of common shares
  outstanding (basic and diluted)                                         111,790,358     20,170,000    131,960,358
                                                                          ===========     ==========    ===========


                             USA Technologies, Inc.
                 Pro Forma Consolidated Statement of Operations
                        For the year ended June 30, 2002
                                   (Unaudited)

                                                                                        Acquisition
                                                             Bayview          USAT      Adjustments      Pro Forma
                                                             -------          ----      -----------      ---------
Revenues                                                  $  4,900,086   $  1,682,701             -    $  6,582,787


Operating expenses:
      Cost of sales                                          2,459,033      4,062,901             -       6,373,960
      General and administrative                             1,141,883      7,868,064             -       9,131,534
      Compensation                                           1,085,481      4,654,662             -       5,740,143
      Depreciation and amortization                            154,723        440,238(5)    836,852       1,431,813
                                                          ------------   ------------    ----------    ------------
Total operating expenses                                     4,841,120     17,025,865       836,852      22,677,450
                                                          ------------   ------------    ----------    ------------
                                                                58,966    (15,343,164)     (836,852)    (16,094,663)

Other income (expense):
      Interest income                                                -         15,791             -          15,791
      Interest expense                                        (119,254)    (1,987,434)(4)   119,254      (1,987,434)
                                                          ------------   ------------    ----------    ------------
Total other income (expense)                                  (119,254)    (1,971,643)      119,254      (1,998,030)
                                                          ------------   ------------    ----------    ------------

Net loss                                                       (60,288)   (17,314,807)     (717,598)    (18,092,693)
Cumulative preferred dividends                                       -       (822,561)            -        (822,561)
                                                          ------------   ------------    ----------    ------------
Loss applicable to common shares                          $    (60,288)  $(18,137,368)   $ (717,598)   $(18,915,254)
                                                          ============   ============    ==========    ============

Loss per common share (basic and diluted)                                      $(0.50)                       $(0.34)
                                                                               ======                        ======
Weighted average number of common shares
      outstanding (basic and diluted)                                      35,994,157    20,170,000      56,164,157
                                                                          ===========    ==========     ===========


NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


(1) To record the acquisition of the operating assets of Bayview as defined in the asset purchase agreement consisting primarily of the patents and other intellectual property relating to Bayview's energy conservation devices for the vending industry and customer accounts. The purchase price is assumed to be paid by the issuance of 20,000,000 shares of USA Technologies, Inc. Common Stock ($9,200,000) and payment of $631,247 in cash. Costs associated with the acquisition include the issuance of 170,000 shares of USA Technologies, Inc. Common Stock ($78,200) and an estimate of $150,000 for payment of services rendered to USAT in connection with the acquisition. The total estimated investment of $10,059,447 plus an estimated liability of $40,000 assumed is allocated among the assets acquired - property and equipment ($223,820), inventory ($40,000), prepaid expenses ($16,977), intangibles assets ($9,500,000) and goodwill ($318,650).

(2) The cash portion of the purchase price and costs associated with the acquisition are assumed to have been paid from USAT cash as of June 30, 2003.


(3) To eliminate amortization of intangible assets recorded by Bayview and to record amortization of intangible assets acquired in the acquisition as if the acquisition had occurred on July 1, 2002. Acquired intangible assets are comprised of patents, non-compete and consulting agreements and trademark and tradenames and are amortized over five and ten years.


(4) To eliminate interest expense recorded by Bayview as the related debt was not assumed by USAT under the asset purchase agreement.

(5) To eliminate amortization of intangible assets recorded by Bayview and to record amortization of intangible assets acquired in the acquisition as if the acquisition had occurred on July 1, 2001. Also to eliminate amortization of goodwill recorded by Bayview pertaining to periods prior to the adoption of Financial Accounting Standards Board Statement No. 142, Goodwill and other Intangible Assets, as to which goodwill is no longer amortized.

               PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Officers and Directors.

Section 1746 of the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance of such indemnification. Our By-laws substantively provide that we will indemnify our officers, directors, employees and agents to the fullest extent provided by Section 1746 of the BCL.

Section 1713 of the BCL permits a Pennsylvania corporation, by so providing in its By-laws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, state or local law. Our By-laws eliminate the personal liability of the directors to the fullest extent permitted by Section 1713 of the BCL.

Item 25. Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the common stock, other than underwriting discounts and commissions.




Securities and Exchange Commission - Registration Fee .     $ 3,470.63
Printing and Engraving Expenses   . . . . . . . . . . .     $ 6,529.37
Accounting Fees and Expenses      . . . . . . . . . . .     $40,000.00
Legal Fees and Expenses    . . . . . . . . . . . . . . .    $40,000.00
                                                            ----------
             Total   . . . . . . . . . . . . . . . . . .    $50,000.00
                                                            ==========




Item 26. Recent Sales of Unregistered Securities.

During the three years immediately preceding the date of the filing of this registration statement, the following securities were issued by USA without registration under the Securities Act of 1933, as amended ("Act"):

Private Placements.

During early 2001, we sold 568.15 units or a total of $5,681,500 principal amount of 12% Convertible Senior Notes and 1,136,300 shares of common stock. Of this amount, $3,823,000 of the senior notes were purchased through the exchange of $3,823,000 of the old senior notes. Each unit consisted of a $10,000 principal  amount  Senior  Note and  2,000  shares  of  common  stock.  Each 12%

Convertible Senior Note is convertible into Common Stock at $1.25 per share anytime through its maturity date of December 31, 2003. Holders of the existing 12% Senior Notes due in December 2001 had the right in invest in the offering by exchanging their existing Notes instead of paying cash. For each $10,000 face amount existing Senior Note exchanged, the holder would receive one unit. The offering was sold to accredited investors and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

On April 20, 2001 the Company sold 450,000 shares of its Common Stock to 9 accredited investors for $1.00 per share for an aggregate of $450,000. The offering was sold to accredited investors and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

In April 2001, the Company issued shares of common stock to our executives as follows: George R. Jensen, Jr.- 125,000 shares; Stephen P. Herbert - - 120,000 shares; H. Brock Kolls, Jr.- 87,000 shares; Leland P. Maxwell - 39,500 shares; and Michael Lawlor - 34,500 shares. The Company issued the shares pursuant to the exemption from registration set forth in Section 4(2) of the Act. All of these investors are accredited investors and we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act.

During July 2001, the Company issued to La Jolla Cove Investors, Inc. a warrant to purchase up to 500,000 shares of Common Stock. The warrant can be exercised at any time in whole or in part within one year following the effectiveness of the registration statement covering the resale of the shares issuable upon exercise of the warrant. The exercise price of the warrant is the lower of $1.00 or 80% of the lowest closing bid price of the Common Stock during the 20 trading days prior to exercise. The Company has agreed to prepare and file at its cost and expense a registration statement covering the resale of La Jolla of the shares underlying the warrant. At the time of the issuance of the warrant, La Jolla paid to the Company a non-refundable fee of $50,000 to be credited towards the exercise price under the warrant. A broker-dealer received a commission of $3,500 in connection with this warrant. The offering of the warrant and the underlying shares was exempt from registration pursuant to Section 4(2) of the Act. La Jolla is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

During August 2001, the Company issued to La Jolla a $225,000 Convertible Debenture bearing 9 3/4 percent interest with a maturity date of August 2, 2003. Interest is payable by the Company monthly in arrears. The Debenture is convertible at any time after the earlier of the effectiveness of the registration statement referred to below or 90 days following issuance at the lower of $1.00 per share or 80% of the lowest closing bid price of the Common Stock during the 20 days preceding exercise. If on the date of conversion the closing bid price of the shares is $.40 or below, the Company shall have the right to prepay the portion being converted at 150% of the principal amount being converted. In such event, La Jolla shall have the right to withdraw its conversion notice. At the time of conversion of the Debenture, the Company has agreed to issue to La Jolla warrants to purchase an amount of Common Stock equal to ten times the number of shares actually issued upon conversion of the Debenture. The warrants are exercisable at any time for two years following issuance and at the related conversion price of the Debenture. The Company has agreed to prepare and file at its expense a registration statement covering the resale of the shares of Common Stock underlying the Debenture as well as the related warrants issuable upon conversion of the Debenture. La Jolla paid to the Company the sum of $100,000 at the time of the issuance of the Debenture and has agreed to pay $125,000 at the time of the effective date of the registration statement. The convertible debenture was issued pursuant to the exemption from registration set forth in Section 4(2) of the Act. La Jolla is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

During the period from March 2001  through  September  2001,  we sold a total of
739.54 units in the 2001-B Private Placement Offering at a price of $6,000 per unit. Each unit consisted of 10,000 shares of common stock and 20,000 2001-B common stock purchase warrants. The offering was sold to 193 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

During the period from September 2001 through October 19, 2001, we sold for our 2001-C offering an aggregate of 4,212,350 shares of common stock at $.50 per share for a total of $2,106,175. For each share of common stock purchased, each investor also received a 2001-C warrant. The offering was sold to 102 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

During October 2001, the Company issued 200,000 shares to Ratner & Prestia, P.C., an accredited investor. The offering did not involve any general advertising or solicitation, and was therefore exempt from registration under
Section 4(2) of the Act. The proceeds from the sales of the shares will be applied by Ratner & Prestia towards the unpaid professional fees due to them by the Company. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

During the period from November 2001 through June 30, 2002, the Company sold $4,814,593 principal amount of 12% Convertible Senior Notes due December 31, 2004. Each Senior Note is convertible into shares of common stock at $.40 per share anytime through maturity. The notes were sold to 230 accredited investors and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Rule 506 of the Regulation D promulgated under the Act.

In January 2002, the Company issued shares of common stock to the following executive officers as a bonus: George R. Jensen, Jr.- 320,000 shares; Stephen P. Herbert- 300,000 shares; H. Brock Kolls-200,000 shares; Leland Maxwell-130,000 shares; and Michael Lawlor- 130,000 shares. The issuance of the shares was exempt from registration under Section 4(2) of the Act. All of these investors are accredited and we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act.

In May 2002, we acquired Stitch Networks Corporation. Pursuant to the transaction, Stitch become our wholly-owned subsidiary. In exchange for their Stitch stock, the Stitch stockholders received an aggregate of 22,762,341 of our shares of common stock and warrants to purchase up to 8,000,000 of our shares of common stock at $.40 per share at any time through June 30, 2002. We also issued to the former option holders of Stitch options to purchase up to 2,475,318 shares at $.165 per share at any time for five years following closing. The offer and sale of the shares, warrants, and options was exempt from registration under Section 4(2) of the Act.

The Stitch stockholders acquiring our shares and warrants are all accredited investors and we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act. The thirty-three former option holders of Stitch receiving our options consisted of directors, officers or key employees of Stitch, all of whom were sophisticated investors. In connection with the issuance of the options, we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act.

In April 2002, the Company agreed to issue 400,000 shares of Common Stock to Alex Consulting, Inc., a consultant to the Company. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

In April 2002, the Company agreed to issue 90,000 shares of Common Stock to Larry Gershman, a consultant to the Company. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

In April 2002, the Company agreed to issue to Technology Partners (Holdings) LLC, our investment banker, a total of 150,000 shares of Common Stock. The shares are to be issued at the rate of 25,000 per month under the six month extension of their consultant agreement. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

During September 2002, the Company sold 2,000,000 shares of restricted Common Stock at $.12 per share for aggregate proceeds of $240,000 to an investor. In addition, in October 2002, the Company granted to the investor warrants to purchase up to 2,000,000 shares at $.10 per share through November 30, 2002 (later extended to March 31, 2003), and if all of these warrants are exercised, the investor has been granted another identical warrant for 2,000,000 shares exercisable at any time through March 31, 2003. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

Commencing during June 2002 and through October 2002, the Company sold to 186 accredited investors $4,144,008 principal amount of 12% Senior Notes due December 31, 2005 and 8,288,016 shares of Common Stock. For each $10,000 invested, the subscriber received a $10,000 note and 20,000 shares of Common Stock. The Company has received signed subscription documents for the 2002-A Private Placement of Senior Notes for $4,114,008, of which $2,585,000 has been deposited and the remainder for services. The notes were sold to accredited investors and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Rule 506 of the Regulation D promulgated under the Act.

La Jolla Cove Investors converted Debentures and exercised warrants. The investor utilized previously remitted funds to the Company which was reflected as a deposit in the June 30, 2002 consolidated financial statements. Specifically, from inception through June 30, 2003, La Jolla converted $325,000 of 9 3/4 percent Convertible Debentures, for which the Company issued 2,800,903 shares of stock, and exercised 10,543,673 warrants to purchase Common Stock at an average price of $.16 per share. The Company had previously executed a
Securities Purchase Agreement with La Jolla for the purchase of $225,000 (increased by $100,000 on June 18, 2002) of Convertible Debentures bearing 9 3/4 percent interest with a maturity date of August 3, 2003 (extended to August 2, 2004 on June 18, 2002). Interest is payable by the Company monthly in arrears. The Debenture is convertible at any time after the earlier of the effectiveness of the registration statement or 90 days following issuance, at the lower of $1.00 per share or 80% (later lowered to 72%) of the lowest closing bid price of the Common Stock during the 30 days preceding exercise. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act.

In July 2002 the Company agreed to issue an aggregate of 234,600 shares to employees as part of those employees` severance payments at the time of and as part of the employee`s termination of employment. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. All of these eight former employees were sophisticated and were afforded access to all public filings as well as to any other information reasonably obtainable by USA. We received investment representations from all of these investors and all the securities contained appropriate restrictive legends under the Act.

In July 2002, the Company agreed to issue to Karl Mynyk, a former employee, an aggregate of 125,000 shares in settlement of litigation between he and the Company. The shares were valued at $.20 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. Mr. Mynyk is a sophisticated investor, was afforded access to all public filings as well as to any other information reasonably obtainable by USA. We received investment representations from him and the securities contained appropriate restrictive legends under the Act.

In October 2002 and January 2003, the Company issued 529,324 and 593,634 shares, respectively, (valued at $.20 per share) to the holders of the senior notes in lieu of the cash quarterly interest payments due for the quarters ended September 2002 and December 2002, respectively. In addition, for these two quarters the Company granted warrants to purchase up to 1,122,958 shares at $.20 per share at any time prior to December 31, 2004. The offer and sale of the shares and warrants was exempt from registration under Rule 506 promulgated under the Act. All of these securities were sold to accredited investors and the offer and sale did not involve any general advertising or solicitation.

In October 2002, the Company issued to Edwin P. Boynton 50,000 shares in lieu of the 100,000 options granted to him in April 2002. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. Mr. Boyton is an accredited investor and a Director of the Company, we obtained investment representations from him and the securities contained appropriate restrictive legends under the Act.

In October 2002, the Company sold to an investor, Kazi Management VI, Inc. 3,571,429 shares of Common Stock at $.07 per share and issued the following warrants: (1) warrants to purchase up to 7,142,858 shares of Common Stock at $.07 at any time for a five year period; and (2) warrants to purchase up to 7,142,858 shares at $.07 per share and up to 5,000,000 shares at $.10 per share, exercisable over a one year period. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representations from the investor and the securities contained appropriate restrictive legends under the Act.

In October 2002, the Company sold to an investor, Alpha Capital Aktiengesellscharft, 1,500,000 shares at $.10 per share and granted warrants to purchase up to 750,000 shares at $.15 per share at any time for five years.

Within seven days following the effectiveness of the registration statement covering these shares, and provided that a Non-Registration Event (as defined in our agreement with Alpha) has not occured, the Company has agreed to sell to the investor an additional 1,500,000 shares at $.10 per share and grant warrants to purchase up to 750,000 shares at the then closing price per share at any time for five years. The securities were sold to an accredited investor and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Rule 506 of the Regulation D promulgated under the Act.


In October 2002, the Company granted to the holders of the 12% senior notes warrants to purchase that number of shares equal to 75% of the dollar amount of the notes held by such holder. The total number of warrants issued was 10,360,025 and are exercisable at any time prior to October 31, 2003. If the holder exercises all of such holder`s warrants, the holder shall receive another identical warrant exercisable at any time prior to October 31, 2003. From November 2002 through June 30, 2003, 14,025,804 of these warrants were exercised at $.10 per share for a total of $1,402,851. The offer and sale of the warrants and these shares was exempt from registration under Rule 506 promulgated under the Act. All of the noteholders are accredited investors and already the holders of our notes. The warrants and the shares all contained appropriate restrictive legends under the Act.

On October 31, 2002, eight employees of and two consultants to USA entered into subscription agreements with USA to receive an aggregate of 1,480,000 shares for services to be rendered to USA. The shares were valued at $.125 per share and were exempt from registration under Section 4(2) of the Act. All of the employees and consultants were sophisticated investors, made appropriate investment representations, were afforded access to all public filings and all other information that USA could reasonably obtain, and the securities contained appropriate restrictive legends under the Act.


During the 2003 fiscal year and through August 7, 2003, the Company issued an aggregate of 85,601,130 shares to 398 accredited investors at $.10 per share for an aggregate of $8,560,113. Of the $8,560,130, $8,345,674 were for cash proceeds and $214,439 were for services rendered or to be rendered. The offer and sales of the shares was exempt from registration under Rule 506 promulgated under
Section 4(2) of the Act. All of the investors were either pre-existing security holders or business associates. The offer and sale thereof did not involve any general advertising or solicitation and the securities contained appropriate restrictive legends under the Act. In connection with the offering, we paid $64,000 to Sloan Securities, Inc., a broker-dealer, in connection with the 8,000,000 shares sold by Sloan on our behalf. We have agreed to use our best efforts to register all of these shares for resale under the Act for a period of one year.


In February, 2003, Jubilee Investment Trust, PLC ("Jubilee"), a United Kingdom investment trust made an equity investment in USA Technologies at U.S.$0.20 per share. Jubilee is a newly established investment trust set up to invest in securities traded on a range of public markets, primarily in the United Kingdom. USA Technologies issued to Jubilee 15,000,000 shares of Common Stock of USA Technologies at a price per share of U.S.$0.20 with an aggregate value of U.S.$2,850,000. In full payment for the shares of USA Technologies, Jubilee issued to USA Technologies an equivalent of their shares (1,870,091 shares of Jubilee at a price per share valued at One British Pound which was the initial public offering price per share for the Jubilee shares). The exchange rate used by the parties for the transaction was One British Pound equals U.S.$1.6042. The shares to be issued to Jubilee by USA Technologies will not be registered under the Securities Act of 1933, as amended. Jubilee has agreed not to sell USA Technologies` shares for a period of two (2) years from the date of issuance unless USA Technologies agrees otherwise. The shares were issued to Jubilee by USA pursuant to the exemption from registration set forth in Section 4(2) of the Act.

In March 2003, we issued a warrant to La Jolla Cove Investors, Inc. to purchase up to 9,000,000 shares at $.10 per share. The warrants expire as follows:
3,000,000 on the three month anniversary of the date of this prospectus; 3,000,000 on the 6 month anniversary of the date of this prospectus; and 3,000,000 on the 9 month anniversary of the date of this prospectus. The warrants may not be exercised without our consent on any date on which the closing price of our shares is less than $.40. We have agreed to register the shares underlying the warrants for resale under the Act for a period of one year. The warrants were offered and sold to La Jolla pursuant to the exemption from registration set forth in Section 4(2) of the Act. During October 2003, these warrants were rescinded and cancelled by agreement of USA and La Jolla.

In April 2003, we issued 530,818 shares and warrants to purchase up to 530,818 shares to the holders of our senior notes who elected to receive these securities in lieu of the cash interest payment due for the quarter ended March 31, 2003. The shares were purchased at the rate of $.20 per share and the warrants are exercisable at $.20 per share at any time through June 30, 2004. We have agreed to register the shares and the shares underlying the warrants under the Act for resale for a period of 2 years. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and existing security holders of USA and there was no general solicitation or advertising.

During April 2003, we agreed to issue to Steve Illes, an existing shareholder, an aggregate of 1,000,000 shares for $.10 per share and agreed to issue to him warrants to purchase up to 4,000,000 shares at $.10 per share at any time through August 31, 2003. The offer and sale of the shares and warrants was exempt from registration under Section 4(2) of the Act. Mr. Illes is an accredited investor, made appropriate investment representations, was afforded access to all public filings and all other information that USA could reasonably obtain, and the securities contained appropriate restrictive legends under the Act. We have agreed to register the shares and the shares underlying the warrants for resale under the Act for a period of one year.


During May 2003, we issued to Providence Investment Management, an accredited investor, an aggregate of 2,500,000 shares for $.10 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. Providence Investment Management is an accredited investor, made appropriate investment representations, was afforded access to all public filings and all other information that USA could reasonably obtain, and the securities contained appropriate restrictive legends under the Act. Providence approached us about the investment and we did not solicit Providence. We have agreed to register the shares for resale under the Act for a period of one year.


During July 2003, we issued an aggregate of 10,500,000 shares to George R. Jensen, Jr., our Chairman and Chief Executive Officer, as part of the amendment to his employment agreement. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. Mr. Jensen is an accredited investor, made appropriate investment representations, was afforded access to all public filings and all other information that USA could reasonably obtain, and the securities contained appropriate restrictive legends under the Act. Mr. Jensen has entered into a lock up agreement pursuant to which he shall not sell 2,500,000 of the shares for a one year period and 8,000,000 of the shares for a two year period.


In July 2003, we issued 661,224 shares and warrants to purchase up to 661,224 shares to the holders of our senior notes who elected to receive these securities in lieu of the cash interest payment due for the quarter ended June 30, 2003. The shares were purchased at the rate of $.20 per share and the warrants are exercisable at $.20 per share at any time through June 30, 2004. We have agreed to register the shares and the shares underlying the warrants under the Act for resale for a period of 2 years. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and existing security holders of USA, and there was no general solicitation or advertising.

On July 11, 2003, we issued 20,000,000 shares to Bayview Technology Group LLC, as part of our purchase of substantially all of the assets of Bayview. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. Bayview was introduced to us through our consultant Robert McGarrah, and there was no general solicitation or advertising. Bayview has agreed not to sell any of the shares until July 11, 2004, at which time Bayview shall be permitted to sell during each calendar month thereafter (on a non-cumulative basis) the greater of (i) 250,000 shares of the Stock, or (ii) that number of shares of the Stock equal to five percent (5%) of the immediately prior calendar month's trading volume of the shares of Common Stock of USA. USA has agreed to use its best efforts to register all of the shares for resale by Bayview under the Securities Act of 1933, as amended, for a period of one year (from July 11, 2004 through July 11, 2005).

During September 2003, we issued to Wellington Management Company, LLP, on behalf of several of its clients, an aggregate of 18,000,000 shares for $.25 per share. The offer and sale of the shares was exempt from registration under
Section 4(2) of the Act. All of these clients are accredited investors. This investor approached us regarding this investment and we did not solicit this investor. We have agreed to register the shares for resale under the Act for a period of one year.


During September 2003, we issued to George O'Connell, an accredited investor and existing shareholder, an aggregate of 1,000,000 shares for $.25 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. We have agreed to register the shares for resale under the Act for a period of one year.


During September 2003, we issued to Prophecy Asset Management, an accredited investor, an aggregate of 750,000 shares for $.25 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. This investor approached us regarding this investment and we did not solicit this investor. We have agreed to register the shares for resale under the Act for a period of one year.

During September 2003, we issued to Fulcrum Global Partners, LLC, an accredited investor, an aggregate of 260,000 shares for $.25 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. This investor approached us regarding this investment and we did not solicit this investor. We have agreed to register the shares for resale under the Act for a period of one year.


In October 2003, we issued 603,030 shares and 603,030 warrants to purchase up to shares to the holders of our senior notes who elected to receive these securities in lieu of the cash interest payment due for the quarter ended September 30, 2003. The shares were purchased at the rate of $.20 per share and the warrants are exercisable at $.20 per share at any time through June 30, 2004. We have agreed to register the shares and the shares underlying the warrants under the Act for resale for a period of 2 years. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and existing security holders, and there was no general solicitation or advertising.



         In October 2003, we issued to Alpha Capital Atkiengesellschaft, a current shareholder, an aggregate of 500,000 shares due to Alpha as a result of the occurence of a Non-Registration Event as defined under our agreement with Alpha because we failed to register within 120 days of issuance the securities issued to Alpha in November 2002. The securities were sold to an accredited investor and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Section 4(2) under the Act.


During the quarter ended June 30, 2003, the Company issued an aggregate of 8,497,819 shares to 464 holders of warrants at $0.10 per share for an aggregate of $849,783. The offer and sales of the shares was exempt from the registration requirements of the Act under Rule 506 promulgated thereunder. In this regard, the offer and sale thereof did not involve any general advertising or solicitation and the securities contained appropriate restrictive legends under the Act. The Company agreed to use its best efforts to register the shares for resale under the Act.


During the quarter ended June 30, 2003, the Company issued an aggregate of 4,462,918 shares to 13 holders of its Convertible Senior Notes at the rate of $0.20 per share for aggregate conversions of $892,584. The offer and sales of the shares was exempt from the registration requirements of the Act under Rule 506 promulgated thereunder. In this regard, the offer and sale thereof was to existing security holders and did not involve any general advertising or solicitation and the securities contained appropriate restrictive legends under the Act.


During the quarter ended June 30, 2003, 50 holders of $2,196,000 principal amount of the Senior Notes maturing in December 2003 elected to extend these notes until December 31, 2006 and to have the conversion rate reduced from $1.25 per share to $0.20 per share. The note exchange was exempt from the registration requirements of the Act pursuant to Section 3(a)(9) thereof.


During the quarter ended June 30, 2003, 56 holders of $1,296,397 principal amount of the Senior Notes maturing in December 2004 elected to extend these notes until December 31, 2007 and to have the conversion rate reduced from $0.40 per share to $0.20 per share. The shares were issued solely in exchange for our securities and we paid no commissions in connection with the transaction. The note exchange was exempt from the registration requirements of the Act pursuant to Section 3(a)(9) thereof.

During the quarter ended June 30, 2003, the Company issued 3,340 shares of Common Stock upon the conversion of 3,340 shares of Series A Preferred Stock and issued 4,008 shares of Common Stock upon the conversion of $40,080 of cumulative dividends accrued and unpaid on these shares of Preferred Stock. The shares were issued solely in exchange for our securities and we paid no commissions in connection with the transaction. The shares of Common Stock were issued pursuant to the exemption from registration set forth in Section 3(a)(9) of the Act.


II. Stock Options

In October 2000, we issued to George R. Jensen, Jr., options to purchase up to 200,000 shares of our common stock at $1.50 per share. In February 2001, we extended the expiration date of those options until June 30, 2003.

During March 2001, the Company granted to Automated Merchandising Systems, Inc. options to purchase up to 1,000,000 shares at $1.00 per share at any time through June 30, 2001. The expiration date of these options was extended until September 30, 2001. These options have expired.

During March 2001, the Company granted to each of the six Directors who were not executive officers options to purchase up to 50,000 shares of Common Stock for $1.00 at any time within five years of vesting.

During March 2001, the Company granted to employees of the Company who were not executive officers fully vested options to purchase up to 85,000 shares of Common Stock for $1.00 at any time within five years of vesting.

During April 2001, the Company issued options to the following executives:
George R. Jensen, Jr. - 100,000 options; Stephen P. Herbert - 80,000 options; H. Brock Kolls, Jr. - 80,000 options; Leland P. Maxwell - 50,000 options; and Michael Lawlor - 50,000 options. The options are exercisable at any time within five years following vesting at $1.00 per share.

During April 2001, the Company issued to Marconi Online Systems, Inc. an option to purchase up to 6,000,000 shares, of which 3,000,000 are exercisable at $1.00 per share through June 5, 2001, and 3,000,000 are exercisable at $1.25 through September 5, 2001. None of these options were exercised.

During April 2001, the Company issued to Swartz Private Equity, LLC, a warrant to purchase up to 377,927 shares of common stock at $1.00 per share. The exercise price is subject to semi-annual reset provisions.

In August 2001, we issued to Larry Gershman, a marketing and financial consultant, fully vested warrants to purchase an aggregate of 150,000 shares of our common stock at $.70 per share exercisable at any time through August 2, 2003. In September 2001, we issued fully vested options to the following employees or consultants: Adele Hepburn - 200,000 options; Frances Young - 100,000 options; and George O`Connell - 100,000 options. The options are exercisable at $.70 per share at any time through June 30, 2003.

In November 2001, the Company authorized issuance of 1,080,000 fully vested options to purchase its Common Stock to its Executive Officers, provided that they were employed by the Company as of January 2, 2002. The amounts of options authorized were: George R. Jensen, Jr. - 320,000 options; Stephen P. Herbert - 300,000 options; Haven Brock Kolls 200,000 options; Leland Maxwell - 130,000 options; and Michael Lawlor - 130,000 options. Each option is exercisable at $.40 per share at any time and on or before June 30, 2003. These options vested during March, 2002.

In November 2001, the Company issued the following fully vested options to purchase an aggregate of 650,000 shares: Gary Oakland - 100,000 options; Adele Hepburn - 300,000 options; and Frances Young - 250,000 options. These options vested during March, 2002.

In April 2002, the Company granted to H. Brock Kolls an aggregate of fully vested options to purchase up to 50,000 shares exercisable at $.40 per share for a three year period following issuance.

On December 31, 2002, a total of 778,000 options to purchase Common Stock were cancelled by members of the Board of Directors, and reported on Form 4 to the SEC. No new options have been issued.

On December 31, 2002, a total of 1,290,000 options to purchase Common Stock were cancelled by executive officers, and reported on Form 4 to the SEC. No new options have been issued.

The issuance of all of the foregoing options was made in reliance upon the exemption provided by Section 4(2) of the Act as all of the options were issued to officers, directors, employees or consultants of USA, each of such issuances were separate transactions not part of any plan, and none of the issuances involved any general solicitation or advertising.

Item 27. Exhibits.

Exhibit
Number        Description
--------------------------------------------------------------------------------

2.1 Asset Purchase Agreement dated July 11, 2003 by and between USA and Bayview Technology Group LLC (Incorporated by reference to
              Exhibit 2.1 to Form 8-K filed July 14, 2003)

3.1           Articles  of  Incorporation  of USA  filed  on  January  16,  1992
              (Incorporated   by   reference   to  Exhibit   3.1  to  Form  SB-2
              Registration Statement No. 33-70992).

3.1.1 First Amendment to Articles of Incorporation of USA filed on July 17, 1992 (Incorporated by reference to Exhibit 3.1.1 to Form SB-2 Registration Statement No. 33-70992).

3.1.2 Second Amendment to Articles of Incorporation of USA filed on July 27, 1992 (Incorporated by reference to Exhibit 3.1.2 to Form SB-2 Registration Statement No. 33-70992.

3.1.3 Third Amendment to Articles of Incorporation of USA filed on October 5, 1992 (Incorporated by reference to Exhibit 3.1.3 to Form SB-2 Registration Statement No. 33-70992).

3.1.4 Fourth Amendment to Articles of Incorporation of USA filed on October 18, 1993 (Incorporated by reference to Exhibit 3.1.4 to Form SB-2 Registration Statement No. 33-70992).

3.1.5 Fifth Amendment to Articles of Incorporation of USA filed on June 7, 1995 (Incorporated by Reference to Exhibit 3.1 to Form SB-2 Registration Statement No. 33-98808).

3.1.6 Sixth Amendment to Articles of Incorporation of USA filed on May 1, 1996 (Incorporated by Reference to Exhibit 3.1.6 to Form SB-2 Registration Statement No. 333-09465).

3.1.7 Seventh Amendment to Articles of Incorporation of USA filed on March 24, 1997 (Incorporated by reference to Exhibit 3.1.7 to Form SB-2 Registration Statement No. 333-30853).

3.1.8 Eighth Amendment to Articles of Incorporation of USA filed on July 5, 1998 (Incorporated by reference to Exhibit 3.1.8 to Form 10-KSB for the fiscal year ended June 30, 1998).

3.1.9 Ninth Amendment to Articles of Incorporation of USA filed on October 1, 1998 (Incorporated by reference to Exhibit 3.1.9 to Form SB-2 Registration Statement No. 333-81591).

3.1.10 Tenth Amendment to Articles of Incorporation of USA filed on April 2, 1999 (Incorporated by reference to Exhibit 3.1.10 to Form SB-2 Registration Statement No. 333-81591).

3.1.11 Eleventh Amendment to Articles of Incorporation of USA filed on June 7, 1999 (Incorporated by reference to Exhibit 3.1.11 to Form SB-2 Registration Statement No. 333-81591).

3.1.12 Twelfth Amendment to Articles of Incorporation of USA filed on May 1, 2000 (Incorporated by reference to Exhibit 3.1.12 to Form SB-2 Registration Statement No. 333-101032).

3.1.13 Thirteenth Amendment to Articles of Incorporation of USA filed on March 22, 2002 (Incorporated by reference to Exhibit 3.1.13 to Form SB-2 Registration Statement No. 333-101032).

3.1.14 Fourteenth Amendment to Articles of Incorporation of USA filed on May 14, 2002 (Incorporated by reference to Exhibit 3.1.14 to Form SB-2 Registration Statement No. 333-101032).

3.1.15 Fifteenth Amendment to Articles of Incorporation of USA filed on October 31, 2002 (Incorporated by reference to Exhibit 3.1.15 to Form SB-2 Registration Statement No. 333-101032).

3.1.16 Sixteenth Amendment to Articles of Incorporation of USA filed on February 14, 2003 (Incorporated by reference to Exhibit 3.1.16 to Form SB-2 Registration Statement No. 333-101032).

3.1.17 Seventeenth Amendment to Articles of Incorporation of USA filed on June 30, 2003 (Incorporated by reference to Exhibit 3.1.17 to Form SB-2 Registration Statement No. 333-101032).

3.1.18 Eighteenth Amendment to Articles of Incorporation of USA filed on July 11, 2003.(Incorporated by reference to Exhibit 3.1.18 to Form SB-2 Registration Statement No. 333-101032).

3.2 By-Laws of USA (Incorporated by reference to Exhibit 3.2 to Form SB-2 Registration Statement No. 33-70992).

4.1           Warrant  Agreement  dated  as of June  21,  1995  between  USA and
              American Stock Transfer and Trust Company (Incorporated by reference to Exhibit 4.1 to Form SB-2 Registration Statement N. 33-98808, filed October 31, 1995).

4.2           Form of Warrant Certificate  (Incorporated by reference to Exhibit
              4.2 to Form SB-2 Registration Statement, No. 33-98808, filed October 31, 1995).

4.3 1996 Warrant Agreement dated as of May 1, 1996 between USA and American Stock Transfer and Trust Company (Incorporated by reference to Exhibit 4.3 to Form SB-2 Registration Statement No. 333-09465).

4.4           Form of 1996  Warrant  Certificate  (Incorporated  by reference to
              Exhibit 4.4 to Form SB-2 Registration Statement No. 333-09465).

4.5 Form of 1997 Warrant (Incorporated by reference to Exhibit 4.1 to Form SB-2 Registration Statement No. 333-38593, filed February 4,
              1998).

4.6 Form of 12% Senior Note (Incorporated by reference to Exhibit 4.6 to Form SB-2 Registration Statement No. 333-81591).

4.7 Warrant Certificate of I. W. Miller Group, Inc. (Incorporated by reference to Exhibit 4.7 to Form SB-2 Registration Statement No. 84513).

4.8 Warrant Certificate of Harmonic Research, Inc. (Incorporated by reference to Exhibit 4.8 to Form SB-2 Registration Statement No. 333-84513).

4.9 Registration Rights Agreement dated August 3, 2001 by and between the Company and La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.9 to Form 10-KSB filed on October 1, 2001).

4.10 Securities Purchase Agreement dated August 3, 2001 between the Company and La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.10 to Form 10-KSB filed on October 1,
              2001).

4.11 Form of Conversion Warrants to be issued by the Company to La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit
              4.11 to Form 10-KSB filed on October 1, 2001).

4.12 $225,000 principal amount 9 3/4% Convertible Debenture dated August 3, 2001 issued by the Company to La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.12 to Form 10-KSB filed on October 1, 2001).

4.13 Warrant certificate dated July 11, 2001 from the Company to La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit
              4.13 to Form 10-KSB filed on October 1, 2001).

4.14 August 2, 2001 letter from La Jolla Cove Investors, Inc. to the Company (Incorporated by reference to Exhibit 4.14 to Form 10-KSB filed on October 1, 2001).

4.15 Subscription Agreement dated October 26, 2001 by and between the Company and Ratner & Prestia, P.C. (Incorporated by reference to
              Exhibit 4.15 to Form SB-2 Registration Statement No. 333-72302).

4.16 Subscription Agreement dated October 26, 2002 by and between the Company and Ratner & Prestia, P.C. (Incorporated by reference to
              Exhibit 4.16 to Form SB-2 Registration Statement No. 333-101032).

4.17 Stock Purchase Agreement dated October 26, 2002 by and between the Company and Kazi Management VI, Inc. (Incorporated by reference to
              Exhibit 4.17 to Form SB-2 Registration Statement No. 333-101032).

4.18 Warrant Certificate (no. 189) dated October 26, 2002 in favor of Kazi Management VI, Inc. (Incorporated by reference to Exhibit
              4.18 to Form SB-2 Registration Statement No. 333-101032).

4.19 Registration Rights Agreement dated October 26, 2002 by and between the Company and Kazi Management, Inc. (Incorporated by reference to Exhibit 4.19 to Form SB-2 Registration Statement No. 333-101032).

4.20 Warrant Certificate (no. 190) dated October 26, 2002 in favor of Kazi Management VI, Inc. (Incorporated by reference to Exhibit
              4.20 to Form SB-2 Registration Statement No. 333-101032).

4.21 Subscription Agreement dated November 4, 2002 by and between the Company and Alpha Capital Aktiengesellschaft (Incorporated by reference to Exhibit 4.21 to Form SB-2 Registration Statement No. 333-101032).

4.22 Form of Common Stock Purchase Warrant dated November 4, 2002 in favor of Alpha Capital Aktiengesellschaft (Incorporated by reference to Exhibit 4.22 to Form SB-2 Registration Statement No. 333-101032).

4.23 Warrant Certificate (No. 196) dated March 17, 2003 in favor of La Jolla Cove Investors, Inc.(Incorporated by reference to Exhibit
              4.23 to Form SB-2 Registration Statement No. 333-101032).

4.24          Form of 2004 Senior Note  (Incorporated  by  reference  to Exhibit
              4.24 to Form SB-2 Registration Statement No. 333-101032).

4.25 Form of 2005 Senior Note(Incorporated by reference to Exhibit 4.25 to Form SB-2 Registration Statement No. 333-101032).

4.26 Stock Purchase Agreement dated May 2, 2003 by and between USA and Providence Investment Management (Incorporated by reference to
              Exhibit 4.26 to Form SB-2 Registration Statement No. 333-101032).

4.27 Stock Purchase Agreement dated March, 2003 by and between USA and Steve Illes (Incorporated by reference to Exhibit 4.27 to Form SB-2 Registration Statement No. 333-101032).

4.28 Stock Purchase Agreement dated September 23, 2003 by and between USA and Wellington Management Company, LLC. (Incorporated by reference to Exhibit 4.28 to Form 10-KSB filed on October 14,
              2003).

4.29 Stock Purchase Agreement dated September 26, 2003 by and between USA and George O'Connell. (Incorporated by reference to Exhibit
              4.29 to Form 10-KSB filed on October 14, 2003).

4.30 Stock Purchase Agreement dated September 24, 2003 by and between USA and Fulcrum Global Partners, LLC. (Incorporated by reference to Exhibit 4.30 to Form 10-KSB filed on October 14, 2003).

4.31 Stock Purchase Agreement dated September 2003 by and between USA and Prophecy Asset Management, Inc. (Incorporated by reference to
              Exhibit 4.31 to Form 10-KSB filed on October 14, 2003).


4.32 Letter Agreement between USA and La Jolla Cove Investors dated October 9, 2003. (Incorporated by reference to Exhibit 4.32 to Form SB-2 Registration Statement No. 337-101032).

4.33 Letter Agreement between USA and Alpha Capital Atkiengesellschaf dated October 3, 2003. (Incorporated by reference to Exhibit 4.33 to Form SB-2 Registration Statement No. 333-101032).


5.1           Opinion of Lurio & Associates, P.C.

10.1 Employment and Non-Competition Agreement between USA and Adele Hepburn dated as of January 1, 1993 (Incorporated by reference to Exhibit 10.7 to Form SB-2 Registration Statement No. 33-70992).

10.2          Adele  Hepburn  Common  Stock  Options  dated  as of July 1,  1993
              (Incorporated   by  reference  to  Exhibit   10.12  to  Form  SB-2
              Registration Statement No. 33-70992).

10.3 Certificate of Appointment of American Stock Transfer & Trust Company as Transfer Agent and Registrar dated October 8, 1993 (Incorporated by reference to Exhibit 10.23 to Form SB-2 Registration Statement No. 33-70992).

10.4 Employment and Non-Competition Agreement between USA and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.32 to Form SB-2 Registration Statement No. 33-70992).

10.4.1 First Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated as of May 1, 1994
              (Incorporated by reference to Exhibit 10.13.1 to Form SB-2 Registration Statement No. 333-09465).

10.4.2 Third Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated February 22, 2000 (Incorporated by reference to Exhibit 10.3 to Form S-8 Registration Statement No. 333-341006).

10.5          H.  Brock  Kolls  Common  Stock  Options  dated as of May 1,  1994
              (Incorporated   by  reference  to  Exhibit   10.42  to  Form  SB-2
              Registration Statement No. 33-70992).

10.5.1        H. Brock Kolls  Common  Stock  Options  dated as of March 20, 1996
              (Incorporated   by  reference  to  Exhibit   10.19  to  Form  SB-2
              Registration Statement No. 33-70992)

10.6          Barry  Slawter  Common Stock  Options  dated as of August 25, 1994
              (Incorporated   by  reference  to  Exhibit   10.43  to  Form  SB-2
              Registration Statement No. 33-70992).

10.7 Employment and Non-Competition Agreement between USA and Michael Lawlor dated June 7, 1996 (Incorporated by reference to Exhibit
              10.28 to Form SB-2 Registration Statement No. 333-09465).

10.7.1 First Amendment to Employment and Non-Competition Agreement between USA and Michael Lawlor dated February 22, 2000 (Incorporated by reference to Exhibit 10.5 to Form S-8 Registration Statement No. 333-34106).

10.7.2 Separation Agreement between USA and Michael Lawlor dated May 13, 2003. (Incorporated by reference to Exhibit 10.7.2 to Form 10-KSB filed on October 14, 2003).

10.8 Michael Lawlor Common Stock Option Certificate dated as of June 7, 1996 (Incorporated by reference to Exhibit 10.29 to Form SB-2 Registration Statement No.333-09465).

10.9          Employment and  Non-Competition  Agreement between USA and Stephen
              P.  Herbert  dated April 4, 1996  (Incorporated  by  reference  to
              Exhibit 10.30 to Form SB-2 Registration Statement No. 333-09465).

10.9.1        First  Amendment  to  Employment  and  Non-Competition   Agreement
              between  USA and  Stephen  P.  Herbert  dated  February  22,  2000
              (Incorporated by reference to Exhibit 10.2 to Form S-8 Registration Statement No. 333-34106).

10.9.2 Second Amendment to Employment and Non-Competition Agreement between Stephen P. Herbert and the Company dated April 15, 2002 (Incorporated by reference to Exhibit 10.9.2 to Form SB-2 Registration Statement No. 333-101032).

10.9.3        Third  Amendment  to  Employment  and  Non-Competition   Agreement
              between   Stephen  P.   Herbert   and  USA  dated  July  25,  2003
              (Incorporated by reference to Exhibit 10.9.3 to Form SB-2 Registration Statement No. 333-101032).

10.10 Stephen P. Herbert Common Stock Option Certificate dated April 4, 1996 (Incorporated by reference to Exhibit 10.31 to Form SB-2 Registration Statement No. 333-09465).

10.11 RAM Group Common Stock Option Certificate dated as of August 22, 1996 (Incorporated by reference to Exhibit 10.34 to Form SB-2 Registration No. 33-98808).

10.12 RAM Group Common Stock Option Certificate dated as of November 1, 1996 (Incorporated by reference to Exhibit 10.35 to Form SB-2 Registration No. 33-98808).

10.13 Joseph Donahue Common Stock Option Certificate dated as of September 2, 1996 (Incorporated by reference to Exhibit 10.37 to Form SB-2 Registration No. 33-98808).

10.14         Employment and Non-Competition Agreement between USA and Leland P.
              Maxwell  dated  February  24, 1997  (Incorporated  by reference to
              Exhibit 10.39 to Form SB-2 Registration No. 33-98808)

10.14.1       Second  Amendment  to  Employment  and  Non-Competition  Agreement
              between  USA  and  Leland  P.  Maxwell  dated  February  22,  2000
              (Incorporated by reference to Exhibit 10.4 to Form S-8 Registration Statement No.
              333-34106)

10.14.2 Separation Agreement between USA and Leland P. Maxwell dated May 9, 2003. (Incorporated by reference to Exhibit 10.14.2 to Form 10-KSB filed on October 14, 2003).

10.15 Leland P. Maxwell Common Stock Option Certificate dated February 24, 1997 (Incorporated by reference to Exhibit 10.40 to Form SB-2 Registration No. 33-98808).

10.16 Letter between USA and GEM Advisers, Inc. signed May 15, 1997 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 22, 1997).

10.17 H. Brock Kolls Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit 10.43 to Form SB-2 Registration Statement 333-30853).

10.18 Stephen Herbert Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit 10.44 to Form SB-2 Registration Statement No. 333-30853).

10.19 Michael Feeney Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit 10.46 to Form SB-2 Registration Statement No. 333-30853).

10.20 Joint Venture Agreement dated September 24, 1997 between USA and Mail Boxes Etc. (Incorporated by reference to Exhibit 10.47 to Form 10-KSB filed on September 26, 1997).

10.21         Employment and Non-competition Agreement between USA and George R.
              Jensen,  Jr. dated November 20, 1997 (Incorporated by reference to
              Exhibit 10.1 to Form 8-K filed on November 26, 1997).


10.21.1 First Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr., dated as of June 17, 1999. (Incorporated by reference to Exhibit 10.31.1 to Form SB-2 Registration Statement No. 333-94917).


10.21.2 Second Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr. dated February 22, 2000 (Incorporated by reference to Exhibit 10.1 to Form S-8 Registration Statement No. 333-34106).

10.21.3 Third Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr. dated January 16, 2002 (Incorporated by reference to Exhibit 10.21.3 to Form SB-2 Registration Statement No. 333-101032).

10.21.4 Fourth Amendment to Employment and Non-Competiton Agreement between USA and George R. Jensen, Jr., dated April 15, 2002(Incorporated by reference to Exhibit 10.21.4 to Form SB-2 Registration Statement No. 333-101032).

10.21.5 Fifth Amendment to Employment and Non-Competiton Agreement between USA and George R. Jensen, Jr., dated July 16, 2003(Incorporated by reference to Exhibit 10.21.5 to Form SB-2 Registration Statement No. 333-101032).

10.21.6 Lock-Up Agreement dated July 16, 2003 by George R. Jensen, Jr. in favor of USA(Incorporated by reference to Exhibit 10.21.6 to Form SB-2 Registration Statement No. 333-101032).

10.22         Agreement  between USA and Promus  Hotels,  Inc. dated May 8, 1997
              (incorporated   by  reference  to  Exhibit   10.49  to  Form  SB-2
              Registration Statement No. 333-38593, filed on February 4, 1998).

10.23 Agreement between USA and Choice Hotels International, Inc. dated April 24, 1997 (Incorporated by reference to Exhibit 10.50 to Form SB-2 Registration Statement No. 333-38593, filed on February 4,
              1998).

10.24 Agreement between USA and PNC Merchant Services dated July 18, 1997 (Incorporated by reference to Exhibit 10.51 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

10.25 Separation Agreement between USA and Keith L. Sterling dated April 8, 1998 (Incorporated by reference to Exhibit to Exhibit 10.1 to Form 10-QSB filed May 12, 1998).

10.26 Phillip A. Harvey Common Stock Option Certificate dated as of April 22, 1999 (Incorporated by reference to Exhibit 10.35 to Form SB-2 Registration Statement No. 333-81591).

10.27 Consulting Agreement between Ronald Trahan and USA dated November 16, 1998 (incorporated by Reference to Exhibit 28 to Registration Statement No. 333-67503 on Form S-8 filed on November 18, 1998)

10.28 Consulting Agreement between Mason Sexton and USA dated March 10, 1999 (incorporated by reference to Exhibit 28 to Registration Statement No. 333-74807 on Form S-8 filed on March 22, 1999).

10.29 Financial Public Relations Agreement between USA and I. W. Miller Group, Inc. dated August 1, 1999 (Incorporated by reference to
              Exhibit 10.38 to Form SB-2 Registration Statement No. 333-84513).

10.30 Consulting Agreement between Harmonic Research, Inc. and USA dated August 3, 1999 (Incorporated by reference to Exhibit 10.39 to Form SB-2 Registration Statement No. 333-84513).

10.31 Investment Agreement between USA and Swartz Private Equity, LLC dated September 15, 2000 (incorporated by reference to Exhibit
              10.1 to Form 8-K dated September 21, 2000).

10.32 Commitment Warrant issued to Swartz Private Equity LLC dated August 23, 2000 (incorporated by reference to Exhibit 10.2 to Form 8-K dated September 21, 2000).

10.33 Warrant Anti-Dilution Agreement between USA and Swartz Private Equity, LLC dated September 15, 2000 (incorporated by reference to
              Exhibit 10.3 to Form 8-K dated September 21, 2000).

10.34 Registration Rights Agreement between USA and Swartz Private Equity dated September 15, 2000 (incorporated by reference to
              Exhibit 10.4 to Form 8-K dated September 21, 2000).

10.35 Agreement for Wholesale Financing and Addendum for Scheduled Payment Plan with IBM Credit Corporation dated May 6, 1999 (incorporated by reference to Exhibit 10.40 to Form 10-KSB for the fiscal year ended June 30, 1999).

10.36 Agreement and Plan of Merger dated April 10, 2002, by and among the Company, USA Acquisitions, Inc., Stitch Networks Corporation, David H. Goodman, Pennsylvania Early Stage Partners, L.P., and Maytag Holdings, Inc. (Incorporated by reference to Exhibit 2.1 to Form 10-QSB for the quarter ended March 31, 2002).

10.37 Cancellation of subscription Agreement between USA and Ratner & Prestia, P.C. dated March 20, 2003 (Incorporated by reference to
              Exhibit 10.37 to Form SB-2 Registration Statement No. 333-101032).

10.38 Agreement between USA and Mars Electronics, Inc. dated March 8, 2002 (Incorporated by reference to Exhibit 10.38 to Form SB-2 Registration Statement No. 333-101032).

10.39 Strategic Alliance Agreement between USA and ZiLOG Corporation dated October 15, 2002 (Incorporated by reference to Exhibit 10.39 to Form SB-2 Registration Statement No. 333-101032).

10.40 Vending Placement, Supply and Distribution Agreement between Stitch Networks Corporation, Eastman Kodak Company, Maytag Corporation and Dixie-Narco, Inc. dated December 2000
              (Incorporated by reference to Exhibit 10.40 to Form SB-2 Registration Statement No. 333-101032).

10.41 Design and Manufacturing Agreement between USA and RadiSys dated June 27, 2000 (Incorporated by reference to Exhibit 10.41 to Form SB-2 Registration Statement No. 333-101032).

10.42 Loan Agreement between Stitch Networks Corporation and US Bancorp dated May 22, 2001 (Incorporated by reference to Exhibit 10.42 to Form SB-2 Registration Statement No. 333-101032).

**23.1     Consent of Ernst & Young, LLP

**23.2     Consent of Anton Collins Mitchell, LLP

-------------
** Filed Herewith


Item 28. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant`s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Form SB-2 and has duly caused this Amendment No. 1 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on October 31, 2003.


                                    USA TECHNOLOGIES, INC.



                                By: /s/ George R. Jensen, Jr.
                                    ------------------------------------
                                    George R. Jensen, Jr.,
                                    Chairman and Chief Executive Officer




Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been duly signed below by the following persons in the capacities and dates indicated.





Signatures                         Title                         Date
-----------                        -----                         ----

 /s/ George R. Jensen, Jr.     Chairman of the Board,       October 31, 2003
----------------------------   and Chief Executive
    George R. Jensen, Jr.      Officer (Principal and Chief
                               Executive Officer) Director


/s/ David M. DeMedio           Chief Financial Officer      October 31, 2003
----------------------------   (Principal Accounting
David M. DeMedio               Officer)

/s/ Stephen P. Herbert         President, Chief             October 31, 2003
----------------------------   Operating Officer,
 Stephen P. Herbert            Director



/s/ William W. Sellers          Director                    October 31, 2003
-----------------------------
William W. Sellers

                                Director                    October _, 2003
----------------------------
William L. Van Alen, Jr.

                                Director                    October _, 2003
----------------------------
Steven Katz

/s/ Douglas M. Lurio            Director                    October 31, 2003
----------------------------
Douglas M. Lurio

Exhibit Index


Exhibit
Number            Description
--------------------------------------------------------------------------------

23.1           Consent of Ernst & Young, LLP

23.2           Consent of Anton Collins Mitchell, LLP